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                                                                   EXHIBIT 10.14

                                    AGREEMENT
                 BETWEEN THE OWNER AND THE CONSTRUCTION MANAGER

AGREEMENT MADE AS OF THE 9TH DAY OF MAY IN THE YEAR OF 2005

BETWEEN the Owner:            Gaylord National, LLC
(Name and address)            One Gaylord Drive
                              Nashville, TN 37214

and the Construction Manager: Perini Building Company and
                              Turner Construction Company
                              doing business under the name and style
                              Perini/Tompkins Joint Venture,
                              c/o Perini Building Company
                              73 Mt. Wayte Avenue
                              Framingham, MA

The Project is:               Gaylord National Resort
                              Oxon Hill, Maryland

The Architect is:             Gensler Architecture, Design & Planning, P.C
                              2020 K Street, N.W.
                              Suite 200
                              Washington, DC 20006

The Owner and the Construction Manager agree as set forth below.


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                                    ARTICLE 1
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of: (i) this Agreement, (ii) the General Conditions for the Gaylord National Resort Project [the "General Conditions"],
(iii) the requirements of the National Harbor Local and Minority Business Utilization and Local Resident Participation Agreement attached hereto as Exhibit C and all procedures adopted pursuant thereto which are applicable to the construction of the Project [the "MBE/LBE Agreement"] pursuant to which Construction Manager and all Subcontractors and Sub-subcontractors will seek to contract with and report activities with minority and local business enterprises and workers, (iv) the prevailing wage rate law attached hereto as Exhibit F, and all rules, regulations, orders and prevailing building construction wage rate schedules from time to time adopted thereunder by the Prince George's County, Maryland Wage Determination Board, pursuant to which Construction Manager and all Subcontractors and Sub subcontractors will pay workers performing the Work on the convention center [the "Prevailing Wage Requirements"], (v) the terms and conditions of all permits and approvals which may be issued to authorize or regulate the construction of the Work, (vi) all Schedules, Drawings, Specifications, addenda issued by the Architect and Owner's Consultants prior to execution of the GMP Amendment (or, if there is more than one GMP Amendment, the final GMP Amendment), and (vii) other documents listed in, and all exhibits to, this Agreement and modifications issued after execution of this Agreement, including all Separate GMP Amendments and GMP Amendments executed by the Owner and Construction Manager. The Contract Documents form the contractual agreement (the "Contract") between Owner and Construction Manager, and are as fully a part of the Contract as if attached hereto or repeated herein. The Contract represents the entire and integrated agreement between the Owner and Construction Manager and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents in existence as of the date of execution of this Agreement, other than modifications, Separate GMP Amendments, GMP Amendments and Exhibits to be agreed upon after execution of this Agreement, appears in Article 15. In the event of any conflict, inconsistency or ambiguity between or among any of the Contract Documents, the Contract Documents shall take precedence as set forth in Paragraph 3.C of the General Conditions.

                                    ARTICLE 2
                                    THE WORK

2.1 The Work required under this Contract generally consists of the construction of the Gaylord National Resort and Convention Center which includes a 1500 room hotel, spa, swimming pool, restaurants, a convention center generally described (without limiting Construction Manager's obligation) in Exhibit K to this Agreement, surface and structured parking and various other structures and spaces, all as more fully detailed in the drawings and other documents listed in
Article 15 hereof and/or in any applicable Separate GMP Amendments and/or GMP Amendments executed by the Owner and Construction Manager. As used in the Contract Documents, the terms "Work" or "work" shall mean, and the Construction Manager shall be required to furnish and perform, all labor, supervision, construction, materials, equipment, special facilities and "built-ins", construction documentation, construction management services, fixtures, tools, supplies, taxes, permits (including mechanical, electrical, plumbing, fire protection and occupancy permits) and all other property and services necessary to timely and fully perform all work or services set forth in or reasonably inferable from all Contract Documents in a good and workmanlike manner and in accordance with the Contract Documents and all labor, services, equipment and materials necessary to produce fully connected, complete and operational systems and finishes consistent with the requirements of the Contract Documents.

2.1.1 In determining what is reasonably inferable from the Contract Documents, all such documents shall be construed together, and shall not be read by separate trade areas or design divisions. The later description of the Work in further detail by the Architect or the Owner, through the issuance of written specifications, directions or clarifications, the issuance of further and more detailed drawings or otherwise, shall not entitle the Construction Manager to any compensation in addition to the Guaranteed Maximum Price (or any Separate GMP, as applicable), or to any extension of the Completion Date(s) or Milestone Dates, unless and only to the extent that such later description constitutes a "Material Change" in the Work,


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which is defined as any one of the following: (1) a Change Order or Change
Directive issued by the Owner pursuant to Article 17 of the General Conditions that requires work of a substantially different nature, character, scope or quality (other than refinement) than that set forth in and/or reasonably inferable from the Contract Documents identified herein and in the applicable Separate GMP Amendment and/or GMP Amendment executed by the Owner and Construction Manager; or (2) a Change Order or Change Directive issued by the Owner pursuant to Article 17 of the General Conditions that requires work expressly excluded from the Guaranteed Maximum Price (or any Separate GMP, as applicable) in the applicable Separate GMP Amendment or GMP Amendment executed by the Owner and Construction Manager; or (3) an acceleration of the Schedule or election by Owner to pay costs incurred to mitigate an Excused Delay as provided in Paragraph 16(B) of the General Conditions; or (4) (i) an emergency threatening life or property at the Site; or (ii) Differing Site Conditions described in Paragraph 4(E) of the General Conditions; or (iii) later change of Law or Factory Mutual Standard described in Paragraph 6(B) of the General Conditions; in each case, that requires the Construction Manager to take actions not otherwise included in the scope of the Work.

2.1.2 The Construction Manager hereby acknowledges and agrees that it shall not be entitled to any increase in the Guaranteed Maximum Price (or any Separate GMP, as applicable) or any extension of the Completion Date(s) or Milestone Dates as a result of any Material Change, or both, unless: (1) there is an actual, substantiated increase in the Cost of the Work or actual delay in the Substantial Completion of the Work beyond the Completion Date(s) or Milestone Dates, or both, which results from such Material Change and is compensable under the Agreement; (2) the Construction Manager makes a claim for an increase in the Guaranteed Maximum Price (or any Separate GMP, as applicable) and/or extension of the Completion Date(s) or Milestone Dates with respect to such Material Change within the time and in the manner required by the terms of the Contract; and (3) either (a) the Owner authorizes the Construction Manager to proceed with such Work and agrees to increase the GMP (or Separate GMP, as applicable) or to extend the Completion Date(s) or Milestone Dates, or both, in advance and thereafter executes a fully executed Change Order; or (b) the Construction Manager is awarded an increase in the Guaranteed Maximum Price (or any Separate GMP, as applicable) or extension in the Completion Date(s) or Milestone Dates, or both, pursuant to a claim made in the time and manner required by the Contract and litigation thereafter commenced pursuant to the Contract; or (c) in the event of an emergency threatening life or property at the Site the Construction Manager shall be entitled to any reasonable amounts expended to address the emergency.

2.1.3 In the event that a Material Change does occur in the Work (which is not resolved through a Change Order executed by the Owner and Construction Manager), and provided that the Construction Manager makes a claim for an increase in Guaranteed Maximum Price (or any Separate GMP, as applicable) or extension of the Completion Date(s) or Milestone Dates, or both, as a result of such Material Change within the time and in the manner required by the Contract, the Construction Manager shall be entitled, as its sole and complete remedy, to an increase in compensation calculated pursuant to Paragraphs 36(C) of the General Conditions, together with an extension of the Completion Date(s) or Milestone Dates measured by the actual number of days, or portions thereof, if any, that Substantial Completion of the Work is actually delayed as a direct result of the Material Changes (provided, however, that if the required extension is not granted, the Construction Manager shall be entitled to the remedies set forth in Paragraph 16(A) of the General Conditions).

                                    ARTICLE 3
                           RELATIONSHIP OF THE PARTIES

3.1 The Construction Manager accepts the relationship of trust and confidence established by the Contract and covenants with the Owner to cooperate with the Owner, Architect and Owner's Consultants and utilize the Construction Manager's skill, efforts and judgment (consistent with the representations made in Paragraph 5(E) of the General Conditions) in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make reasonable efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the interests of the Owner and as required by the Contract Documents. The Owner agrees to furnish information and render decisions in the manner and time required by the Contract Documents and to


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make payments to the Construction Manager in accordance with the requirements of the Contract Documents.

                                    ARTICLE 4
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement shall be the date fixed in the Owner's notice to proceed or specified in the Separate GMP Amendment or GMP Amendment executed by the Owner and Construction Manager. The Construction Manager shall promptly commence the Work to be performed under the Contract Documents on the date of commencement. The Construction Manager shall thereafter continuously and diligently perform, forward and prosecute such Work to completion on the Completion Date(s) and Milestone Dates, as defined in Section 4.2, subject only to Excused Delays as defined by the terms of this Contract.

4.2 The Construction Manager shall achieve Substantial Completion of the entire Work not later than December 28, 2007 (the "Completion Date"), subject only to Excused Delays as defined in this Contract. In addition to the Completion Date for the entire Work, the Construction Manager shall achieve Substantial Completion of the convention center on or before September 28, 2007 and certain other milestone dates for completion of key portions of the Work that are specified in Exhibit H to this Agreement or specified in any of the GMP Amendments or, as to additional work added by Change Order or Change Directive, in such Change Order or Change Directive, as the case may be ("Milestone Dates"). All Completion Dates and Milestone Dates shall be incorporated by Construction Manager into the schedules prepared pursuant to this Agreement and
Article 14 of the General Conditions.

4.3 Timely completion of the Work, and each portion thereof having a Completion Date or Milestone Date, is of the essence in this Contract. In particular, the Construction Manager acknowledges and recognizes that the Work involves the construction of a hotel, convention center, structured and surface parking, swimming pool, spa, restaurant and accessory facilities and that the Owner must have beneficial occupancy and use of all of the Work within the time established for Substantial Completion and each of the Milestone Dates, subject only to Excused Delays as defined in Section 4.4 below, and that the Owner has entered into, or will hereafter enter into, binding agreements for furnishing of the interior of the building, training employees, leasing rooms, retail areas and convention space based upon the Construction Manager's representation that it can achieve Substantial Completion of the Work and each of the Milestone Dates within the times established herein. The Construction Manager acknowledges and understands that the Owner will incur substantial losses and damages if the Owner is not able to have access to specified portions of the Project by each of the Milestone Dates and have use and occupy the Work for its intended purpose as of the date established herein for Substantial Completion. Among other things, the Construction Manager acknowledges that the Owner, if it is unable to have access to and use and occupy the Work for its intended use by such date(s), will incur additional financing costs, may be required to pay additional fees to the Architect, and other consultants retained by the Owner, and will suffer actual economic loss in the form of increased costs of installation of furnishings, fixtures and equipment, lost rental incomes, rebates, lost event revenue, and related sales income. Accordingly, the Construction Manager agrees that, if the Construction Manager fails to achieve Substantial Completion of the convention center on or before September 28, 2007 or Substantial Completion of all of the Work by December 28, 2007, except and only as they may be extended due to Excused Delays pursuant to this Contract, the Construction Manager shall pay the Owner liquidated damages of (i) $15,000 (Fifteen Thousand Dollars) per day, for each calendar day, or portion thereof, beyond September 28, 2007 that the convention center is not Substantially Complete, plus (ii) $15,000 (Fifteen Thousand Dollars) per day, for each calendar day, or portion thereof, beyond December 28, 2007 that the entire Work is not Substantially Complete; plus (iii) $8,000 (Eight Thousand Dollars) per day, for each calendar day, or portion thereof beyond any of the Milestone Dates that are highlighted in red on Exhibit H, that the Work and access required for such Milestone Date is delayed, except and only to the extent that, in either or both such cases, the reason for such failure is an Excused Delay as defined herein. Liquidated Damages shall be computed separately for each violation and shall not overlap. By way of example, if Construction Manager violates two highlighted Milestone Dates, it would be liable for liquidated damages in the amount of $20,000 (Twenty Thousand Dollars) per day. The


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Construction Manager agrees that the exact amount of the Owner's losses due to the Construction Manager's delay in performance are not readily ascertainable, that the Construction Manager has generally reviewed with the Owner the nature and extent of the actual damages that the Owner will incur should the Construction Manager fail to perform its obligations as set forth in the Contract with respect to the timely completion of the Work, and therefore that the amounts established herein as liquidated damages constitute agreed and reasonable damages and not a penalty. At its option, the Owner may deduct any such damages from the amounts due the Construction Manager under the terms of the Contract. The Owner's exercise of its option under the Contract to use, install furniture, fixtures and equipment in specified portions of the Project by the Milestone Dates, and occupy all or any portion of the Work prior to Substantial Completion shall not toll, waive or diminish in any way the damages for which the Construction Manager is responsible under this Section, except that if such occupancy further delays Substantial Completion of the Work, through no fault of the Construction Manager or its Subcontractors, the Construction Manager shall not be responsible for liquidated damages for failure to meet the Completion Dates or Milestone Dates during the period of such additional delay. The Construction Manager and the Owner agree that, unless Owner elects to terminate this Agreement for such default, the recovery of liquidated damages established herein is the exclusive remedy available to the Owner for the recovery of damages and interest from the Construction Manager for the Construction Manager's failure to complete the Work on or before the Completion Date(s) and the highlighted Milestone Dates, subject to extension as a result of Excused Delays, and that the total amount of liquidated damages payable to the Owner by Construction Manager shall not exceed an amount equal to fifty percent (50%) of Construction Manager's Fee. Such liquidated damages however, do not apply to, nor shall they affect, waive or diminish in any way, any other damages for which the Construction Manager may be responsible or any other remedy as a result of any negligence or breach of contract, including without limitation the violation of Completion Dates or Milestone Dates, if Owner elects to terminate this Agreement rather than await performance by Construction Manager. Specifically in the event of unexcused delay, Owner may elect either: (i) to await performance for the Construction Manager and collect liquidated damages as above specified; or (ii) to terminate this Agreement and pursue unliquidated damages and other remedies as provided in the General Conditions.

4.4 As used in the Contract Documents, an "Excused Delay" shall mean any delay to the completion of the Work (or any acceleration of the schedule for the performance of the Work) that is attributable to causes beyond the reasonable control of and could not reasonably have been mitigated or avoided by the Construction Manager or its Subcontractors or Suppliers at any tier without additional cost to the Construction Manager or its Subcontractors or Suppliers. Excused Delays shall include delays caused by : (i) the act or neglect of the Owner (including the failure to render required decisions or approvals with reasonable promptness, or to obtain permits for the Work as required by the terms of this Contract) or its separate contractors and their respective employees and agents, or (ii) Material Changes in the Work, or (iii) fire, unusual and unavoidable delay in deliveries or unavoidable casualties, and (iv) as to completion of any subsequent Work on the same critical path, the period, if any, between May 28, 2005 and the earlier of the dates when the Owner obtains the foundations permit or authorizes commencement of the foundations of the Project, and (v) as to completion of any subsequent Work on the same critical path, the period, if any, between July 11, 2005 and the earlier of the dates when the Owner obtains a superstructure permit or authorizes commencement of the superstructure of the Project, and (vi) as to the completion of any subsequent Work on the same critical path, the period, if any, between September 19, 2005, and the earlier of the dates when the Owner obtains a core, shell and frame permit or authorizes commencement of the core, shell and frame of the Project. Excused Delays of the type described in categories (i), (ii) (provided the Material Change is of the type described in subsections (1),(2), or (3) of the definition of Material Change in Section 2.1.1), (iv), (v) and (vi) of the preceding sentence are referred to in the General Conditions as "Owner Caused Excused Delay." No delay to the Work will be considered an Excused Delay, however, unless the delay affects the critical path for the performance of the Work and actually delays Substantial Completion of the entire Work (or the designated portion thereof identified in the applicable Separate GMP Amendment). Delays of only certain trades will not be considered an Excused Delay unless they in turn actually delay the Substantial Completion of the entire Work (or the designated portion thereof identified in the applicable Separate GMP Amendment). Delay in bringing permanent utilities to the Site shall be Excused Delay only as to those items of the Work specified in the GMP Amendment for the remainder of the Work (i.e. the Work other than the foundations and structure) to be


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incapable of performance prior to the time that permanent utilities are brought to the Site and not as to any other Work. In the event of an Excused Delay, the Construction Manager shall be entitled only to the remedies set forth in Paragraph 16 of the General Conditions.

4.5 As used herein, the "Date of Substantial Completion" shall mean the date upon which all of the following shall have occurred as conditions precedent to "Substantial Completion": (1) the Work or applicable portion thereof has been completed in accordance with the Contract Documents and is sufficiently complete to enable the Owner to occupy and use the Work or the applicable portion thereof for the use for which it is intended; (2) all required approvals and permits for occupancy, use and completion of the Work or the applicable portion thereof shall have been issued by appropriate governmental authorities for the Work (except such certificates, permits, approvals or consents that cannot be procured due to reasons beyond the reasonable control of the Construction Manager or its Subcontractors or Suppliers at any tier, in which event this condition shall not apply to such extent); (3) the Architect has certified that the Work is complete as required by subsection (1) above; (4) all mechanical and support systems that are part of the Work are functioning as required by the Contract Documents; and (5) the Construction Manager and Owner shall have each reduced to writing the items ("Punch List" items) remaining to be completed for Final Completion of the Work (in this regard, the Owner agrees that it shall reduce its Punch List to writing within five (5) working days after receiving notice from the Construction Manager that it believes the Work is Substantially Complete) accompanied by Construction Manager's Punch List of Work remaining to be completed to achieve final completion.

4.5.1 At Substantial Completion of the Work, the Owner will withhold payment of 150% of the value of the incomplete work items and unsatisfactory work. The Construction Manager may receive progress payments for completed Punch List work as set forth in the General Conditions of the Contract. When the Construction Manager considers that the Work, or a portion thereof which the Owner agrees to accept separately, is Substantially Complete, the Construction Manager shall notify the Owner and the Construction Manager shall, along with such notice, deliver its comprehensive written Punch List of items to be completed or corrected, indicating a proposed value allocable to each such item. The Owner and Architect shall review the Punch List prepared by the Construction Manager, inspect the Work, and may add to such Punch List any other items of Work that Owner or Architect determine require correction or completion and may determine the value of incomplete items or unsatisfactory Work, which determination shall take precedence over that proposed by the Construction Manager if there should be any variance. The Construction Manager shall proceed promptly to complete and correct all items on the Punch List as supplemented by the Owner or Architect. Failure to include an item on such list does not alter the responsibility of the Construction Manager to complete all Work in accordance with the Contract Documents. If the Work will not be Substantially Complete until any such item is completed or corrected, the Construction Manager shall perform such completion or correction before the issuance of the Certificate of Substantial Completion, at which time the Construction Manager shall then submit a request for another inspection by the Owner to determine Substantial Completion. (If such item need not be completed in order for the Work to be Substantially Complete, a Certificate of Substantial Completion shall still be issued, and the item shall be completed or corrected thereafter, but in all events prior to the Final Completion and Final Payment).

4.5.2 When the Work or designated portion thereof is Substantially Complete, the Architect (or the Owner, if it so desires) will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish the responsibilities of the Owner and Construction Manager for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Construction Manager shall finish all items on the list accompanying the Certificate. The Certificate of Substantial Completion shall be submitted to the Owner and Construction Manager for their written acceptance of responsibilities assigned to them in such Certificate.

4.5.3 The Construction Manager acknowledges and accepts that, during the period when the Construction Manager is completing its Punch List Work, the Owner may be occupying or preparing to occupy the Project, and that disputes may arise between the Owner and Construction Manager as to the


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responsibility for certain Punch List items or other corrective Work (i.e. the
Construction Manager may claim that the Punch List item or corrective Work is required due to damage not caused by or the responsibility of the Construction Manager and its Subcontractors, such that the Construction Manager is not obligated to perform the Punch List item or other corrective Work at issue without additional compensation). However, the Construction Manager hereby expressly agrees to perform (and shall require its Subcontractors to perform) any and all Punch List items and/or other corrective Work directed or requested by the Owner, promptly upon notice of such direction or request and irrespective of any dispute as to the Construction Manager's responsibility for such Punch List item or corrective Work, subject only to the Construction Manager's right to make claim for additional compensation resulting therefrom pursuant to the terms of the Contract Documents. In the event a timely and proper claim is made by the Construction Manager for additional compensation as a result of any such Punch List item or corrective Work, the Construction Manager shall be entitled to additional compensation only to the extent the damage corrected by the Construction Manager (or its Subcontractor) was not caused by or the responsibility of the Construction Manager, its Subcontractors, their employees or anyone else for whom they may be liable. The Work identified in any Punch List shall be completed no later than the date or dates specified by the Architect or Owner pursuant to Section 4.5.2 of this Agreement or such other date or dates as agreed to by the Owner and Construction Manager. If the Construction Manager fails to complete any item on the Punch List by the specified date or dates, the Owner may, after providing the Construction Manager with seven (7) days' prior written notice, complete the work at issue and deduct the cost from sums then being withheld or if necessary recover such costs from the Construction Manager.

4.6 As used herein, the term Final Completion shall mean the full and proper completion of all of the Work, including but not limited to satisfactory operation of all equipment, completion and/or correction of all Punch List items in accordance with the Contract Documents, payment and release of all mechanics, materialmen and like liens, delivery of all test reports, warranties and guarantees and assignments thereof, equipment operation and maintenance manuals, delivery of all required as-built and record drawings and related documents, removal of all Construction Manager's (or its Subcontractors') rubbish, tools, scaffolding, temporary utilities and surplus materials and equipment from the job site and correction of all damage to landscaping at the Site or to adjacent property caused by the Construction Manager or its Subcontractors, and final grading of the Site to remove tire tracks and ruts and related conditions so as to leave the Site in the condition required by the Contract Documents. Final Payment shall not be made to the Construction Manager until Final Completion has occurred. Notwithstanding certification by the Owner or any other party that Final Completion has occurred, the Construction Manager shall be responsible for remedying all defects in material or workmanship in accordance with the Contract Documents. The "Date of Final Completion" shall be no later than 45 days following Substantial Completion or such later date as agreed to by the Owner and Construction Manager, unless such date is extended in accordance with the Contract Documents.

4.7 The Completion Date(s) and Milestone Dates shall be not later than those identified in this Agreement except as modified herein. The Completion Date(s) and Milestone Dates established in the Agreement or any GMP Amendment is/are not based on any representation to the Construction Manager as to how the Work will be sequenced, or when, for how long, or in what sequence any manpower assignments or levels will be necessary to perform the Work in accordance with the schedule established for completion of the Work. Construction Manager shall sequence and direct its Work in such a fashion as to take advantage of any and all available areas to perform its Work at the Site, whenever or for whatever time they are available, and shall increase or decrease its manpower assignments and levels, as appropriate and in whatever fashion may be necessary, to achieve completion of all Work in accordance with the approved schedule and as necessary to complete the Work in accordance with the requirements of the Contract Documents, subject to the Construction Manager's right to make claim for additional time and compensation pursuant to the Contract Documents. The Owner agrees to provide the Construction Manager with access and use of the entire Site to the extent necessary for the performance of the Work. To the extent such access and use is not provided and Construction Manager's time and/or cost of performance of the Work is increased as a result of such failure by the Owner to provide full access and use, the Construction Manager shall be entitled to an increase in the GMP and/or an extension of the Completion Date(s) or Milestone Dates in accordance with the applicable provisions of this Contract.


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4.8 The Construction Manager agrees that it shall continually adjust and modify the Construction Schedule as required by this Contract and in order to reflect and account for all events and occurrences encountered in or associated with the performance of the Work which may delay Substantial Completion of the Work or preclude the Owner from using and occupying all, or any portion of the Work, for its intended purpose on or before the Completion Date(s) or Milestone Dates (hereinafter referred to as a "Delaying Event"). Should a Delaying Event take place, the Construction Manager shall meet with the Owner and Architect, as and when requested, to discuss the situation and identify responses and alternatives which will reduce or eliminate the impact of the Delaying Event and shall modify, revise and adjust the Construction Schedule accordingly, pursuant to the direction of the Owner. The Construction Manager shall revise and modify the Construction Schedule, in response to any Delaying Event, and prioritize the Work in such a fashion to allow the Owner to use and occupy as much of the Work as possible for its intended purpose on or before the Completion Date(s) and Milestone Dates.

4.8.1 The Construction Manager shall notify the Owner in writing within seven
(7) days after the Construction Manager first recognizes or should, with the exercise of reasonable diligence have recognized (whichever is earliest) that it is being delayed by a Delaying Event. The Construction Manager shall not be entitled to any extension of the Completion Date(s) or Milestone Dates on account of any such Delaying Event unless a proper and timely claim is made by the Construction Manager, as required by this Contract and such Delaying Event is an Excused Delay. In order to achieve Substantial Completion of the Work by the Completion Date(s) and the Milestone Dates, as it/they may be extended pursuant to this Contract, the Construction Manager agrees, without any increase in the Guaranteed Maximum Price (or any Separate GMP, as applicable) or any additional compensation of any kind, to assign more personnel and increase construction manpower, increase the number of working hours per shift, working days per week, or amount of construction equipment, reschedule activities, work overtime and take such other measures to the extent necessary to overcome delays which are attributable to the Construction Manager, its Subcontractors or Suppliers at any tier and any other persons or entity performing Work under contract with, on behalf of or under the direction or supervision of the Construction Manager and which are not an Excused Delay.

                                    ARTICLE 5
                                  CONTRACT SUM

5.1 The Owner shall pay the Construction Manager in current funds for the Construction Manager's performance of the Contract, the Contract Sum consisting of the Cost of the Work as defined in Article 7, the Fixed General Conditions established in Section 5.2.1.2 and the Construction Manager's Fee, which shall be a fixed amount equal to three and one quarter percent (3.25%) of the total of the Cost of the Work and the Fixed General Conditions, excluding any OCIP and/or Subguard Insurance credits, agreed in each GMP Amendment and Separate GMP Amendment, not to exceed Twelve Million Twenty-Five Thousand Dollars ($12,025,000). The Construction Manager's Fee shall be the Construction Manager's sole compensation for its profit, home office services and supervision, overhead and for any and all other costs or expenses incurred in connection with the performance of the Work, except for items specifically included in the Cost of the Work and Fixed General Conditions. There shall be no increase in Construction Manager's Fee by reason of any increase in the Cost of the Work affected by Change Order or Change Directive or by a claim of Construction Manager following the establishment of the contract price in each GMP Amendment or Separate GMP Amendment.

     In addition to the Construction Manager's Fee, Construction Manager shall, subject to the conditions herein specified, be paid up to an additional Five Hundred and Forty Thousand Dollars ($540,000) (the "Incentive Fee") based upon the ability of the Construction Manager to buy subcontracts and purchase agreements at costs below the lowest bid submitted to and selected by the Owner, either (i) by post bid negotiation of a lower cost; or (ii) by the suggestion by Construction Manager, and acceptance by Owner, of post-bid value engineering changes in the Work ("Bid Savings"). Owner may, in its sole discretion, accept or reject value engineering proposal submitted by Construction Manager. Incentive Fee shall accumulate through the buy-out phase of the Project and will be finalized at the completion of the Project. Bid Savings will include, subcontractor post bid buy-down and subcontractor post bid value engineering accepted by Owner, but will specifically exclude scope reductions as a form of savings. The amount of Bid Savings shall be determined by the Owner in good faith. If Construction Manager fails to achieve Substantial Completion and Final Completion of the Work within the time specified by the Contract Documents or is in default of any material obligation under the Contract Documents, or if this Agreement is terminated for any reason whatsoever before Final Completion, no Incentive Fee shall be earned. If Construction Manager fails to achieve the Work required by each of the Milestone Dates highlighted in Exhibit H to this Agreement, the maximum amount of Incentive Fee shall reduce by Ten Thousand Dollars ($10,000) for each of the highlighted Milestone Dates that is not achieved. If earned, Incentive Fee Incentive Fee shall paid within 30 days following the Architect's certification of Final Completion of the Work.

5.1.1 In addition to the foregoing, by execution of each Separate GMP Amendment and GMP Amendment, the Construction Manager represents that it has clarified and resolved all reasonably apparent questions, uncertainties, ambiguities or inconsistencies relating to the Work required by the Contract Documents that are in existence as of the date of and applicable to that Separate GMP Amendment or GMP Amendment. Accordingly, the Construction Manager represents and warrants that: (1) the GMP (or any Separate GMP, as applicable) established in the applicable Separate GMP Amendment and/or GMP Amendment executed by the Owner and Construction Manager is adequate to compensate the Construction Manager for all Work required by or reasonably inferable from the Contract Documents identified in the applicable Separate GMP Amendment and/or GMP Amendment executed by the Owner and Construction Manager; (2) the Completion Date(s) and Milestone Dates established by this Contract are adequate to allow the Construction Manager to complete that Work fully and properly within the time established, and the Construction Manager has available and will supply sufficient manpower (including necessary supervision and support services) to complete its Work, fully and properly, within the Completion Date(s) or Milestone Dates, as the case may be; and (3) the Construction Manager otherwise has and will supply sufficient personnel and resources to perform its Work in a full, timely and proper manner and to comply with all of the terms and conditions set forth in the Contract Documents. The Construction Manager expressly acknowledges and agrees, based on the foregoing, that it will not be entitled to any increase in the GMP (or any Separate GMP, as applicable) and/or any extension in the Completion Date(s) or Milestone Dates for the performance of the Work included in that GMP (or Separate GMP, as applicable) to the extent that the Work is required by or reasonably inferable from the Contract Documents.

5.2

5.2.1 The sum of the Cost of the Work, the Fixed General Conditions and the Construction Manager's Fee is guaranteed by the Construction Manager not to exceed the amount set forth in the GMP Amendment hereafter executed by the Owner and Construction Manager, subject only to such increases (or decreases) as are permitted by the provisions of this Contract. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price (`GMP'). The sum of the Cost of the Work, Fixed General Conditions and the Construction Manager's Fee applicable to any Early Work (including without limitation preconstruction services) is guaranteed by the Construction Manager not to exceed the amount set forth in the applicable Separate GMP Amendment executed by the Owner and Construction Manager, subject only to such increases (or decreases) as are permitted by the provisions of this Contract. This maximum sum with respect to the separate items of Early Work established in each Separate GMP Amendment is referred to in the Contract Documents as the Separate Guaranteed Maximum Price (or Separate GMP).

5.2.1.1 Upon the Date of Final Completion of the Work, or at any time that the Owner reasonably requests, an accounting will be made to the Owner of the Cost of the Work. If such accounting, as approved by the Owner, reflects that the final Cost of the Work plus the Construction Manager's Fee, as actually incurred by Construction Manager on the Project, is less than the GMP excluding Fixed General Conditions established in the GMP Amendments and Separate GMP Amendments executed by the Owner and Construction Manager (as modified pursuant to any Change Orders or Change Directives executed by the Owner) the Owner will be entitled to all such savings. Further, Construction Manager shall not share in any savings in any allowance item or in any unused contingency, and all of such savings shall belong to the Owner. The Owner and its representatives shall have the full right to audit the Cost of the Work from time to time and the Construction Manager shall make available to the Owner and the Owner's representatives

(including the Owner's lenders) all financial and accounting records relating to the Work. Payment of Savings by the Construction Manager to the Owner, if so required, shall be made with Final Payment to the Construction Manager as required by this Agreement. Construction Manager's preconstruction services fee shall be treated as a lump sum, not subject to audit, or reduction and any savings accomplished by the Construction Manager with respect to such preconstruction services fee shall be retained by Construction Manager and shall not be subject to the provisions of this Section regarding calculation or sharing of savings in the Cost of Work.

5.2.1.2 The total sum billed by the Construction Manager for General Conditions shall be set forth as a lump sum in each GMP Amendment and Separate GMP Amendment, (the "Fixed General Conditions"). The Fixed General Conditions so agreed shall increase only if the Owner lets all of the Work to the Construction Manager (it is anticipated that there will be multiple GMP Amendments and/or Separate GMP Amendments required to incorporate all of the Work) and Substantial Completion of the Work extends beyond February 28, 2008 as a result of Owner Caused Excused Delays. In applying the preceding sentence, however, Owner Caused Excused Delay of the type described in Section 4.4 (iv), (v) or (vi) shall not be considered. Rather, the February 28, 2008 date shall automatically extend for the period of any such Excused Delay and there shall be no increase in Fixed General Conditions relating thereto. Construction Manager shall provide notice of any claimed Excused Delay, and resulting claim for increase in Fixed General Conditions, pursuant to the applicable provisions of this Contract for consideration by Owner. The notice must contain an itemization with reasonable backup and specificity of the additional general conditions cost incurred. Fixed General Conditions shall increase by the actual, reasonable and documented increased costs of general conditions items incurred by the Construction Manager as a result of the Excused Delay of the Completion Date as established pursuant
Article 36 of the General Conditions, provided that the percentage of increased Fixed General Conditions to the increased Cost of Work shall in no event exceed the lesser of (x) 5.5%; and (y) the percentage of Fixed General Conditions to GMP in the final GMP Amendment, and shall be subject to the remaining provisions of this Section. Attached to this Agreement, as Exhibit J is a Matrix that supplements Articles 7 and 8 and categorizes costs as either Fixed General Conditions or other Cost of Work. No item listed as a Fixed General Conditions Cost may be charged as a Cost of Work. No item listed in Section 7.4 may be charged as either Fixed General Conditions or Cost of Work. Fixed General Conditions Cost shall be treated as a lump sum, not subject to audit, or reduction, and any savings accomplished by the Construction Manager with respect to Fixed General Conditions Cost shall be retained by Construction Manager.

5.2.3 Unit prices established in a GMP Amendment or Separate GMP Amendment shall apply to net increases in quantities of the same item. The unit prices will also be applied to net decreases in quantities of the same items, provided, however, that the Construction Manager shall be entitled to reasonable administrative expenses (including any restocking charges which may be payable to Subcontractors or suppliers) in processing any such deductions from the Work. The unit prices are inclusive of all overhead, profit and general conditions items. If the quantities originally contemplated for any of the unit prices are so changed in a proposed Change Order or Change Directive, or other circumstances relating to the Work at issue arise so that application of such unit prices to the quantities of Work proposed will cause substantial inequity to the Owner or Construction Manager, the applicable unit prices shall not apply and the adjustment in the Contract Sum shall be determined by mutual agreement of the Owner and Construction Manager or pursuant to the provisions of Article 17 in the General Conditions.

5.2.4 Construction Manager's Acknowledgments. The Construction Manager acknowledges that, pursuant to a Separate GMP Amendment of even date herewith it has performed will perform certain services and work prior to beginning construction of the Work (which services and work are referred to herein as the "Preconstruction Phase Services" and include, without limitation the services described in the remaining subsections of this Section 5.2), in order to assist the Owner and Architect with the development and delineation of the scope and nature of the work on the Project, and specifically to assess the cost and feasibility of performing and constructing the work set forth in the designs prepared by the Architect within the time and Construction Budget limitations set forth in this Contract. The Construction Manager acknowledges in this regard that a Construction Budget of Three Hundred and Forty Million Dollars ($340,000,000) has been established by the Owner for the total Cost of the Work. References herein to the

"Construction Budget" shall mean the budget for construction costs established above. The Construction Manager acknowledges that the Owner does not intend to execute a GMP Amendment establishing a Guaranteed Maximum Price for the Work that exceeds the Construction Budget, except as the Construction Budget may be increased by the Owner in writing pursuant to the terms of this Contract. By execution of this Agreement, the Construction Manager accepts the Construction Budget, subject to adjustments necessary due to future changes in the scope and nature of the Work required by the Owner. Such acceptance by the Construction Manager does not constitute a guaranteed maximum price or a guarantee that the estimates of or actual construction costs for the Work will not exceed the Construction Budget. However, the Construction Manager agrees to notify the Owner of any events or circumstances that the Construction Manager believes require an increase in the Construction Budget.

5.2.5 Value Engineering Services, Nature and Scope. The Construction Manager agrees to provide the Owner with those technical, professional and other services within the Construction Manager's capabilities, and with such information, suggestions, evaluations and assessments, as may be requested or required by the Owner and/or Architect (and agreed to be provided by the Construction Manager) in connection with the delineation and specification of the Work and the assessment of the cost and feasibility of performing such work. Without accepting legal responsibility for any part of the design prepared by the Architect other than as set forth in Sections 5.1.1, 5.2.6 and 14.4 of this Agreement, the Construction Manager hereby specifically agrees to: (1) evaluate the program, schedule and Construction Budget for the Work established by the Owner in order, among other things, (a) to assess the reasonableness of the schedule and Construction Budget based on the Owner's program for the Work, (b) to identify and evaluate alternatives to the Owner's program, schedule, and Construction Budget so as to increase the cost-effectiveness of the designs and reduce the time required for construction, (c) to evaluate and recommend alternative materials and systems and methods of achieving the Owner's program, schedule and Construction Budget requirements or other design parameters, and
(d) to assist the Owner in planning for the construction of the Work; (2) prepare and review with the Owner and Architect a schedule for the construction of the Work, and make recommendations regarding the availability of materials and labor, time requirements for procuring long-lead items, installation and construction, and other factors relating to time of construction; (3) prepare and review with the Owner detailed estimates of the Construction Cost for the Work, and advise the Owner regarding any circumstances that may indicate that the Construction Cost may exceed the Construction Budget as established by the Owner (and in such event make recommendations to the Owner regarding alternative designs or changes in construction means or methods which may save costs with respect to construction of the Work); and (4) recommend to the Owner that appropriate investigations, surveys, tests, analyses and reports be obtained as necessary for the proper execution of the Work.

5.2.6 Cost Estimates and GMP Proposal. The Construction Manager shall provide the Owner with real time estimates of the probable Construction Cost for the Work so that the Owner may evaluate the estimated Construction Costs in relation to the Construction Budget. In this regard, based upon the Owner's review and approval, the Architect shall prepare design documents consisting of Drawings, Specifications and other documents which generally fix and describe the size and character of the Work with respect to architectural, structural, mechanical, electrical, civil, and landscape systems, materials, interior design and furnishings and such other elements as may be appropriate (hereinafter the "Design Documents"). The Design Documents shall be submitted to the Construction Manager, who shall evaluate them and provide the Owner with a written estimate of the probable Construction Cost for the Work. The Construction Manager shall notify the Owner, promptly and in writing, if it believes that the Design Documents do not adequately fix and describe the scope of the Work so that the Construction Manager may submit an accurate and complete estimate to the Owner. The "Construction Cost" as estimated by the Construction Manager shall include all of the Work required by or reasonably inferable from the applicable Design Documents, including all of the items identified as the responsibility of the Construction Manager in the Construction Budget as developed and agreed to by the Owner and Construction Manager.

5.2.6.1 The Construction Manager shall submit with each cost estimate, the documentary basis for the estimate (hereinafter "Proposal Estimate"). The Proposal Estimate shall clearly itemize the estimated costs of performing each division of Work and include room-by-room sub-itemization as required to present a complete and detailed cost estimate and to allow a detailed cost review. The Proposal Estimate shall include all quantity takeoffs, crew, equipment, calculations of rates of production and progress, copies of quotations and the basis thereof from Subcontractors and suppliers and memoranda, narratives, consultant's reports, schedules, work sequences assumed and all other information used by the Construction Manager to arrive at the prices contained in the applicable estimate. Estimated costs shall be broken down into the Construction Manager's usual estimate categories such as direct labor, repair materials, permanent materials, equipment costs, expendable materials, etc. as appropriate. Indirect costs and contingencies should be completely detailed. All costs shall be identified.

5.2.6.2 In connection with the evaluation of the probable Construction Costs for the Work, the Construction Manager shall meet directly with the Architect and Owner, at such times and places as are directed by the Owner and prior to the preparation of each such estimate, to review the design information then existing for the Work and establish the design parameters upon which the estimate of probable Construction Cost is to be based. Written minutes of each such meeting will be maintained by the Construction Manager, circulated to all participants and revised as necessary to reflect the agreement of all parties. After each Construction Cost estimate is prepared, the Construction Manager, Architect and Owner shall again meet to review the estimate and confirm that it properly takes account of the applicable design parameters. Once the parties agree that the estimate has been appropriately based on the design information provided to the Construction Manager, the estimate will be considered complete.

5.2.6.3 If the amount of any estimate given by the Construction Manager during the Preconstruction Phase exceeds the Construction Budget (or any portion thereof), then the Construction Manager shall prepare and submit specific comments, recommendations and alternatives for modifying or redrawing the Design Documents to fit within the limitations of the Construction Budget, or applicable portion thereof (however the Construction Manager shall not be responsible for the Architect's design work, except as set forth in Sections
5.1.1 and 14.4 of this Agreement, or required to pay for or to redraw or modify the Design Documents) and shall meet with and assist the Owner and Architect, as and when requested, in evaluating the situation and the Construction Manager's analysis. Thereafter, the Owner shall exercise one of the following options: (1) increase the Construction Budget (or applicable portion thereof) to equal the Construction Manager's estimate; (2) require the Architect to modify, redesign and/or change the designs set forth in the Design Documents, pursuant to the direction and approval of the Owner, to fit within the limitations of the Construction Budget (or applicable portion thereof), and to issue revised Drawings, Specifications or other documents reflecting such modifications, redesigns and/or changes, which items shall again be submitted to the Construction Manager for evaluation and pricing pursuant to the provisions above; or (3) increase the Construction Budget (or applicable portion thereof) partially (i.e. to an amount greater than the Construction Budget (or applicable portion thereof) but less than the amount of the Construction Manager's estimate) and require the Architect to modify, redesign and/or change the designs set forth in the Design Documents, pursuant to the direction and approval of the Owner, to fit within the limitations of the revised Construction Budget, and to issue revised Drawings, Specifications or other documents reflecting such modifications, redesigns and/or changes, which items shall again be submitted to the Construction Manager for evaluation and pricing to the provisions above.

5.2.6.4 If the Owner chooses option (2) or (3) as set forth in Section 5.2.6.3 above and the estimate submitted by the Construction Manager in response to the designs set forth in the Design Documents as modified, redesigned and/or changed by the Architect and approved by the Owner fails to fit within the limits of the Construction Budget (or applicable portion thereof), as it may have been revised by the Owner pursuant to option (3) above, then the Owner may, in its sole and absolute discretion, exercise any of the options described in Section 5.2.6.3 above and/or terminate this Contract (which termination shall be deemed without cause and shall entitle the Construction Manager to compensation as set forth in the General Conditions).

5.2.7 Establishment of GMP. Once the Owner determines that the Design Documents are adequate for the purpose of providing a Guaranteed Maximum Price for the entire Work or the Early Work being let by Owner, as the case may be, the Construction Manager shall then submit a Guaranteed Maximum Price for the Work or Early Work if it is built in accordance with the requirements for the Work or Early Work set forth in and/or reasonably inferable from said Design Documents (which documents, once adequate for the purpose of providing a GMP, are referred to herein as the "GMP Design Documents" and which price is referred to as the "GMP Proposal"). The GMP Proposal submitted by the Construction Manager shall include all of the Work required by or reasonably inferable from the applicable GMP Design Documents, including all of the items identified as the responsibility of the Construction Manager in the Construction Budget as developed and agreed to by the Owner and Construction Manager.

5.2.8 Acceptance/Rejection of GMP Proposal; GMP Amendment; Establishment of Guaranteed Maximum Price. If the amount of the GMP Proposal, is equal to or below the Construction Budget and the Owner elects to proceed with the Construction Manager rather than another bidder (which determination shall be made by Owner in Owner's sole discretion), then the Owner and Construction Manager shall execute a written amendment to this Contract (hereinafter referred to as the "GMP Amendment"), in the form attached hereto as Exhibit A, which shall establish a firm Guaranteed Maximum Price for the Work if it is built in accordance with the requirements of the Work set forth in or reasonably inferable from the GMP Design Documents listed in the GMP Amendment executed by the Owner and Construction Manager. The Owner agrees that if the Design Documents prepared by the Architect subsequent to the execution of the GMP Amendment contain Material Changes, as defined in this Contract, then the Construction Manager shall be entitled to an increase in the GMP as a result of such Material Changes, in accordance with the applicable provisions of the Contract.

5.2.9 Early Work; Separate GMP Amendments. The time when the GMP Proposal is submitted shall be determined by the Owner and may be when Construction Documents are completed for the Work (in which event the GMP Design Documents identified in the GMP Amendment shall be the Construction Documents upon which the GMP is based). However, the Owner may proceed with construction of certain aspects of the Work (such as grading and related site work, foundations, structural or other portions of the Work) before the design for the remaining Work is completed. Work commenced in this regard is referred to herein as "Early Work." In the event the Owner decides to proceed with Early Work, the Construction Manager shall submit a Separate GMP Proposal for such Early Work (in conformance with the provisions of this Agreement applicable to the GMP Proposal), in which event references to the GMP Proposal, Proposal Estimate, Construction Budget, GMP Design Documents and Completion Date(s) or Milestone Dates shall be treated as referring to the Separate GMP Proposals and proposal estimates for the Early Work, the portion of the Construction Budget applicable to the Early Work, the design documents upon which the Separate GMP Amendment is based as identified therein, and the Completion Date(s) or Milestone Dates for the Early Work, respectively. Once agreed to by the Owner and Construction Manager, the parties shall execute a "Separate GMP Amendment" (in the form attached hereto as Exhibit B) establishing a "Separate GMP" for the Early Work. (The Owner and Construction Manager acknowledge that an initial Separate GMP Amendment has been executed by the Parties [covering preconstruction services and related Work] and is attached hereto as Exhibit C). Thereafter, the Construction Manager and Owner shall continue, pursuant to the provisions of this Agreement, toward the establishment of a GMP proposal for all of the Work (including the Early Work already commenced), provided however, that Owner shall be free, in Owner's sole discretion to let the remaining Work to another bidder. If a GMP Amendment is established for all of the Work, the provisions of each Separate GMP Amendment (as modified by any Change Orders issued with respect to such Separate GMP) shall, at Owner's election, be incorporated into (and superseded by) the GMP Amendment.

                                    ARTICLE 6
                               CHANGES IN THE WORK

6.1

6.1.1 Adjustments to the GMP (or any Separate GMP, as applicable) on account of changes in the Work, including deletions of portions of the Work, will be determined by any of the methods listed in Article 17 of the General Conditions.

6.1.2 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the

Construction Manager's Fee as defined in Section 5.1 of this Agreement. The Construction Manager shall negotiate and broker all costs in favor of the Owner and ensure that such costs are reasonable and at fair market value. General Conditions costs payable to the Construction Manager shall not be increased above the Fixed General Conditions except and only to the extent permitted by
Section 5.2.1.2 above.

                                    ARTICLE 7
                             COSTS TO BE REIMBURSED

7.0 The term Cost of the Work shall mean those costs actually and necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid (fair market value) at the place of the Project including costs related to quality, time, etc., or the unit rates established in the Prevailing Wage Schedule, applicable GMP Amendment or Separate GMP Amendment executed by the Owner and Construction Manager, except with prior consent of the Owner. The Cost of the Work shall include only the items expressly set forth and authorized for reimbursement in this Article 7.

7.1 REIMBURSABLE PROJECT COST WITHIN THE COST OF WORK

7.1.1 LABOR COSTS

7.1.1.1 Wages, salaries, bonuses and benefits of construction workers directly employed by the Construction Manager to perform the construction of the Work at the Site, or, with the Owner's advance written approval, off-site workshops. Such wages, salaries, and bonuses shall be agreed between Owner and Manager in the GMP Amendment or Separate GMP Amendment, and, in the case of wages of construction workers performing the construction of the convention center portion of the Work shall be in accordance with the Prevailing Wage Schedule. The term "benefits" shall include costs earned and paid (for the period during which the employee was performing the Work and excluding any period of suspension of the Work, unexcused delay of the Work, unexcused absence by the employee or period during which the employee was performing work on other jobs) for: (i) unemployment compensation, (ii) social security or state unemployment taxes, (iii) car and truck allowances or lease expense, (iv) for personnel covered by collective bargaining agreements, insurance, contributions, assessments and benefits required by law or such collective bargaining agreements, and, (v) for personnel not covered by such agreements, customary or legally required benefits such as sick leave, medical and health benefits, holidays, vacations and pensions. Benefits shall be consistent with Construction Manager's demonstrated past practice and shall not exceed 50% of wages and 35% of salaries of affected personnel for the period so allowed.

7.1.2 SUBCONTRACT COSTS

7.1.2.1 Payments made by the Construction Manager to Subcontractors and Suppliers in accordance with the requirements of the subcontracts or purchase orders related to this Contract, including any amount paid for Subcontractor or Supplier performance or payment bonds (provided that no fee may be charged or recovered by Construction Manager or such Subcontractor or Supplier on the cost of such bond), subject to the limitations imposed by this Contract. Provisions shall be made in Subcontracts at all tiers for audit of bond premium and refund to Owner of any rebate or credit of premium paid by Owner.

7.1.3 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated into the completed Work or to be incorporated into the Work and stored off-site in compliance with Section 12.7 of this Agreement and Article 27 of the General Conditions.

7.1.3.2 Net costs of materials described in the preceding Section 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Construction Manager as the Owner's broker, to the highest buyer. Amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the Site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager, cost for items previously used by the Construction Manager shall be charged at fair market value.

7.1.4.2 Rental charges for machinery equipment, and hand tools not customarily owned by the construction workers which are provided by the Construction Manager at the Site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof shall be charged at fair market value (based upon the depreciated or amortized book value of the item leased) Rates and quantities of equipment rented shall be consistent with and shall not exceed those prevailing in the area. The Construction Manager shall submit to the Owner evidence of the purchase price of such machinery or equipment if purchased specifically for this Work, or the rental charges as applicable. No machinery, equipment or hand tools may be leased from Construction Manager or any entity that it has any ownership interest in or from which it derives any benefit except with the prior written approval of Owner. Owner shall be entitled to audit all records of the supplier of any such property and Construction Manager shall incorporate such right into its lease or purchase agreements. Notwithstanding any other provision of the Contract Documents, the total amount of the rental cost charged to the Owner for any individual piece of Construction Manager owned machinery or equipment shall not exceed seventy percent (70%) of its current fair market value or depreciated book value (whichever is less), at the time of its use on the Project, and Owner shall have the option, upon Final Completion to purchase any such equipment by paying the remaining percentage of such fair market value.

7.1.5 MISCELLANEOUS COSTS

7.1.5.1 Sales, use, gross receipts or similar taxes or duties imposed by a governmental authority, which are related to the Work and for which the Construction Manager is liable.

7.1.5.2 Fees and assessments for permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to secure and pay. The respective responsibilities of the Owner and Construction Manager to procure and pay for the various permits, licenses and inspections related to the Work are set forth in Exhibit D to this Agreement.

7.1.5.3 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Article 28 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Sections 7.2.1 through 7.3 below.

7.1.5.4 That portion directly attributable to this Contract of premiums for insurance and bonds required by this Contract, except for: (i) insurance coverage provided and paid for by the Owner through the Owner Controlled Insurance Program described in Article 23 of the General Conditions which costs shall not be included in the Cost of the Work, and (ii) umbrella or blanket insurance excluded from reimbursement by Section 7.4.7 of this Agreement. Costs of premium for bonds shall not include the cost of bonds obtained by the Construction Manager to discharge liens filed against the Project or the Owner, which shall be paid by Contractor and not compensated by Owner in any manner, unless the lien is due to nonpayment by the Owner and such nonpayment was not due to the fault of the Construction Manager.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner's consent unless caused by the Construction Manager's fault or negligence; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Construction Manager's Fee and provided that such royalties, fees and costs are not excluded by other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the fault or negligence of the Construction Manager or its Subcontractors or Suppliers at any tier.

7.1.5.7 Costs of proper and legal removal of debris from the Site.

7.1.6 OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved by the Owner in writing before such costs are incurred.

7.2 EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

7.2.1 Costs incurred:

7.2.1.1 In taking action to prevent threatened damage, injury or loss in case of any emergency affecting the safety of persons and property, as provided in Paragraph 11(D) of the General Conditions.

7.2.1.2 Repairing or correcting Work damaged or improperly executed by construction workers other than those in the employ of the Construction Manager or its Subcontractors at any tier.

7.2.1.3 In repairing damaged Work other than that described in Section 7.2.1.2, provided such damage did not result from the fault, or negligence of the Construction Manager or the Construction Manager's personnel, and only to the extent that the cost of such repairs is not recoverable by the Construction Manager from others and the Construction Manager is not compensated therefor by insurance or otherwise. Insurance deductibles under the Owner's property insurance program ($25,000 per occurrence) for which the Construction Manager is responsible pursuant to Paragraph 23C(3) of the General Conditions shall be billed as a Cost of the Work but shall not adjust the GMP.

7.2.1.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Construction Manager or the Construction Manager's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier.

7.2.1.5 Construction Manager shall notify the Owner of the costs that will be incurred and how they will be paid before repairing or correcting damaged work per Section 7.2.1.3 above.

7.3 Costs as defined herein shall be actual costs incurred by the Construction Manager, less all discounts, rebates and salvages, subject to Article 9 of this Agreement. All payments made by the Owner pursuant to this Article 7, whether those payments are actually made before or after execution of the Contract, are included within the GMP (or any Separate GMP, as applicable) in the applicable Separate GMP Amendment and/or GMP Amendment executed by the Owner and Construction Manager. The Construction Manager will be entitled to an increase in the GMP (or any Separate GMP, as applicable) or an extension of time for the completion of the Work, or both, only as permitted by the provisions of this Contract.

7.4 Costs Not Reimbursed

The following costs shall under no circumstance be reimbursed to Construction Manager and are fully compensated by the payment of the Construction Manager's Fee under this Agreement:

7.4.1 Except as provided in Sections 7.2.1.2 through 7.2.1.4 above, costs due to the fault or negligence of the Construction Manager, its Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

7.4.2 Construction Manager's overhead and general expenses of its business, principal offices or other off site facilities or offices.

7.4.3 The Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for the Work.

7.4.4 Rental costs of machinery and equipment, except as specifically provided in Section 7.1.4.2.

7.4.5 Costs incurred by reason of the Construction Manager's membership in, or fees paid by the Construction Manager to trade or professional organizations or societies by reason of the Construction Manager' general business operations.

7.4.6 Entertainment or other similar expenses.

7.4.7 Costs of any umbrella or blanket insurance maintained by Construction Manager for its business.

7.4.8 Any cost not specifically or expressly described in Sections 7.0 through
7.3 above as Costs of the Work.

7.4.9 Not Used.

7.4.10 Costs which would cause the Guaranteed Maximum Price (or any Separate GMP, as applicable), if any, to be exceeded, except for increases permitted by the terms of the Contract Documents.

                                    ARTICLE 8
                          FIXED GENERAL CONDITIONS COST

8.1 The items included in the "Fixed General Conditions" shall include all of the Construction Manager's costs and expenses, however described or designated, that are not either: (i) authorized for reimbursement in Sections 7.0 through
7.3 of this Agreement; or (ii) excluded from reimbursement in Section 7.4 of this Agreement. Fixed General Conditions costs include the following:

8.1.1 Expenses of the Construction Manager's and Owner's site offices required by Exhibit I.

8.1.2 Temporary facilities.

8.1.3 Man and material hoists.

8.1.4 Costs of long distance telephone calls and parcel delivery charges, telephone service at the Site and reasonable petty cash expenses of the Site office, blueprints, office supplies, and office equipment.

8.1.5 Cost of the Construction Manager's data processing and information technology services.

8.1.6 Wages, salaries, bonuses and benefits of the Construction Manager's supervisory and administrative personnel when stationed at the site or at the principal offices of the Construction Manager while performing activities directly and exclusively related to the Work. Such wages, salaries and bonuses shall be agreed between Owner and Manager in the GMP Amendment or Separate GMP Amendment. No overtime wages shall be charged to General Conditions for such supervisory or administrative personnel. The term "benefits" shall include costs earned and paid for the period during which the employee was performing the Work (and excluding any period of suspension of the Work, unexcused delay of the Work, unexcused absence by the employee or period during which the employee was performing work on other jobs) for: (i) unemployment compensation, (ii) social security or state unemployment taxes, (iii) car and truck allowances or lease expense, (iv) insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, (v) for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions. Benefits shall be consistent with Construction Manager's past practice and shall not exceed 50% of wages and 35% of salaries of affected personnel for the period so allowed.

8.1.7 Expenses incurred in accordance with Construction Manager's standard personnel policy for relocation to the Site (but not from the Site to another project) and temporary living allowances of personnel required for the Work, in case it is necessary to relocate such personnel from distant locations.

8.1.8 Travel and subsistence expenses of the Construction Manager's Site personnel incurred while traveling outside of the Project area while engaged exclusively in the discharge of duties connected with the Work, which shall not exceed travel policies and allowances of Gaylord Entertainment Company as established and amended from time to time.

8.1.9 Other costs described as general conditions costs in the Matrix attached as Exhibit J to this Agreement.

                                    ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts, trade discounts, rebates, refunds and amounts received from sales of surplus or salvaged materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured and promptly paid to the Owner or credited against the Cost of the Work. To this end, Construction Manager agrees to advise Owner in a timely manner of any discount, trade discount, rebate or refund, the availability of which is conditioned upon particular payment time or terms and to timely submit to Owner separate draw requests for any such discounts, trade discount, rebate or refunds that Owner desires to realize. Provided that Construction Manager so acts, Construction Manager shall not be required to advance funds, in excess of $25,000 per item, in order to satisfy its obligation to make provision to secure such benefits for the Owner under this Section.

                                   ARTICLE 10
                        SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Construction Manager does not by mutual agreement of Owner and Construction Manager perform with the Construction Manager's own personnel shall be performed under subcontracts or by other appropriate agreements with the Construction Manager. Owner shall have the right to approve the scope and content of each bid package. The Construction Manager shall obtain bids (at least three in each trade for subcontracts or Work that Construction Manager desires to self-perform, that is in excess of $25,000) from prospective subcontractors and from suppliers of materials or equipment fabricated especially for the Work who have been identified as bidders as provided below in this Section 10.1 and shall deliver such bids to the Architect and the Owner. The identification of bidders for any bid package shall be made either (i) by joint agreement of Owner and Construction Manager; or (ii) if Owner and Construction Manager do not agree upon at least three prospective subcontractors or suppliers for any bid package, such additional subcontractors or suppliers as Owner may, unilaterally and in its sole discretion specify for such bid package. The Owner will determine which bid from the identified bidders will be accepted, provided that, once the GMP for the Work or the Early Work being bid has been agreed between the Owner and the Construction Manager, the lowest bid received shall be accepted unless another bid is mutually agreed upon by Owner and Construction Manager. Construction Manager acknowledges and agrees that the Owner and Architect may be present at bid packaging strategy meetings, pre-bid meetings and at the receipt and evaluation of any subcontract bids and at any subsequent interview meetings held with the apparent low bidders regarding their bid proposals. However, such attendance or failure to attend by the Owner or Architect shall not relieve the Construction Manager of its responsibility to ensure that the bids are responsive and complete and shall not entitle the Construction Manager to any increase in the Guaranteed Maximum Price and/or any Separate GMP, as applicable. As soon as practicable after the receipt and evaluation of the applicable subcontract bids, the Construction Manager will prepare a list of recommended Subcontractors for each category of the Work for the Owner's review and approval. The Owner will identify to the Construction Manager, in writing and with reasonable promptness, the Subcontractor or supplier that Owner has selected If the Construction Manager proposes to replace a Subcontractor or any other person or entity previously selected to perform any portion of the Work, the Construction Manager shall notify the Owner in writing and shall recommend a substitute and the Construction Manager's reasons for proposing the substitute. The Construction Manager shall not contract with any such proposed person without the prior approval of the Owner. There shall be no change in the GMP as a result of substitution of Subcontractors or suppliers after a GMP or separate GMP including the Work involved in the substitution has been agreed.

10.2 Subcontracts or other agreements shall conform to the payment provisions of Sections 12.6 and 12.7, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. Any proposed Subcontract to be awarded on the basis of cost plus a fee shall limit the Subcontractor's recovery of cost to only those costs which are expressly authorized by this Agreement for reimbursement to the Construction Manager.

10.3 All agreements between the Construction Manager and its Subcontractors shall preserve and protect the rights of the Owner under the Contract Documents with respect to the performance of the Work so that the subcontracting thereof will not prejudice such rights.

10.4 The Construction Manager shall pay each Subcontractor, materialman or supplier, within seven (7) days of the receipt of payment from the Owner, out of the amount paid to the Construction Manager pursuant to the Construction Manager's Application for Payment, the full amount itemized in such Application for Payment as intended for work performed by such Subcontractor, materialman or supplier. The Construction Manager shall, by appropriate agreement with each Subcontractor, materialman or supplier, require them to make payments to Sub-subcontractors or their suppliers in similar manner. Construction Manager shall indemnify and hold harmless Owner, Owner's Lenders, Architect and Owner's Consultants and their respective agents and employees from and against all claims, demands, damages, losses and expenses, including without limitation attorneys fees, paid or incurred by Owner in connection with the settlement or defense of any claim by a Subcontractor, Sub-subcontractor, materialman or supplier, arising out of or in connection with the failure of Construction Manager to pay as provided herein, any such Subcontractor, Sub-subcontractor, materialman, supplier or any other person with whom Construction Manager has contracted or who is employed directly or indirectly by Construction Manager, provided Construction Manager has been paid, as required by this Contract, for the Work that is the subject of such claim.

10.5 If any Subcontractor refuses to furnish a release or waiver required by Owner, and or any lender, or any title insurance company to either of them (with respect to Work for which the Owner has made payment to the Construction Manager in the amounts required by this Contract) Construction Manager shall either withhold payment from such Subcontractor or furnish a bond for 150% of the amount claimed and in a form satisfactory to Owner and/or any lender or title insurance company to either of them, to indemnify them against any such lien. In the event a Subcontractor files a mechanic's lien or claim for lien against the Project (and provided Owner has paid Construction Manager as required by this Contract for the Work that is the subject of such lien or claim), Construction Manager shall cause such lien or claim for lien to be formally released, bonded against or satisfied. In the event Construction Manager fails to remove, or provide a satisfactory bond with respect to, any such lien or claim, Owner shall have the right to retain out of any payment then or thereafter to become due to Construction Manager 150% of the amount claimed in such lien or claim to indemnify Owner completely against the costs of the lien or claim for lien that may appear at such time in favor of the person making such lien or claim, which amount shall include reasonable allowances for the projected costs, including but not limited to attorneys' fees, to defend any action in connection therewith or deposits which need to be made to have such lien released against the Project. Upon the settlement of such claim, any excess monies held by Owner from such security shall be paid to Construction Manager. Construction Manager shall similarly indemnify, protect, and defend Owner in respect of any lien or claim for lien in favor of any person claiming by, through, or under it, including, among others, its Subcontractors that may appear after Final Payment has been made by Owner to Construction Manager in the amounts required by this Contract. The Construction Manager shall have the right to contest any lien or claim covered by this Section, provided the Construction Manager has bonded over such lien or claim.

10.6 In the event of the termination of this Contract by the Owner because of the default of the Construction Manager or for the convenience of the Owner, the Construction Manager shall assign those subcontracts, or purchase or rental agreements, which the Owner, in its sole discretion, directs. While this provision shall constitute a present assignment of Construction Manager's rights with respect to any and all such subcontract agreements and commitments which Owner so chooses to assume, the Construction Manager, upon request from Owner, shall promptly execute and deliver to the Owner written assignments of such subcontracts, agreements and commitments which the Owner in its sole discretion so chooses to take by assignment. All of Construction Manager's agreements with Subcontractors and suppliers shall provide for this assignment, and shall provide that Owner shall only be responsible to those Subcontractors or Suppliers for payment for that work performed after the date of any such assignment and that the Subcontractor shall look solely to the Construction Manager and not to Owner or the Project for the payment of any amounts due for work performed prior to such assignment, or for the performance of any other obligations under the applicable subcontract arising prior to such assignment.

                                   ARTICLE 11
                               ACCOUNTING RECORDS

11.1 The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall follow generally accepted accounting practices and be satisfactory to the Owner. The Owner, it lenders and their accountants shall be afforded access at all times upon 48 hours' notice to the Construction Manager's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Construction Manager shall preserve these documents, without charge, for a period of at least three (3) years after final payment, or for such longer period as may be required by law, and shall, upon 48 hours' notice, without charge, deliver these documents, for inspection and copying, to Owner at the site of the Project or at Owner's offices in Nashville, Tennessee.

                                   ARTICLE 12
                                PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect and the Owner by the Construction Manager and Certificates for Payment issued by the Architect to the Owner, the Owner shall make progress payments on account of the Work to the Construction Manager as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

12.3 Provided an Application for Payment in such form and substance as required by this Contract is received by the Architect and Owner not later than the 25th day of a month, the Owner shall make payment to the Construction Manager no later than the 21 days thereafter. If an Application for Payment in proper form and substance is not received by the Architect and Owner until after the application date fixed above, payment shall be made by the Owner within 21 days after the Architect's and Owner's receipt of the proper Application for Payment.

12.4 With each Application for Payment the Construction Manager shall submit, periodic petty cash accounts, receipted invoices or invoices with check vouchers attached, Subcontract invoices from the period covered in the Application for Payment, lien and claim waivers and releases, an updated Project schedule in electronic format specified by Owner, and any other evidence required by the Owner or the Architect to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1) progress payments already received by the Construction Manager; less (2) that portion of those payments attributable to the Construction Manager's Fee; plus
(3) retainage if any, applicable to prior progress payments. Fixed General Conditions shall be invoiced in a manner that separates them from Cost of Work and apportioned to each Application for Payment in accordance with the percentage duration of the Work that has expired at the time of the respective Application for Payment, but shall not be subject to retainage. Duration of the Work shall be the period between actual and substantial commencement of the Work and the agreed date for Substantial Completion of the Work set forth in the applicable GMP Amendment or Separate GMP Amendment, as the case may be, as extended by Excused Delay other than delay in authorizing the commencement of the Work. Construction Manager's Fee shall be subject to retainage.

12.5 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent Schedule of Values submitted by the Construction Manager in accordance with the Contract Documents. The Schedule of Values shall allocate the entire Guaranteed Maximum Price (or any Separate GMP, as applicable) among the various Costs of Work, except that the Construction Manager's Fee and Fixed General Conditions shall be shown as separate line items. The Schedule of Values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect and Owner may require. If the Owner determines that the Schedule of Values is unbalanced, the Construction Manager shall, on demand, correct the Schedule before the next payment to the Construction Manager shall be made. This Schedule of Values, unless objected to by the Architect and the Owner, shall be used as a basis for reviewing the Construction Manager's Applications for Payment. The Owner agrees that individual line items set forth in the Schedule of Values shall not constitute line item guarantees with respect to the Work covered by such line items. The Construction Manager shall be allowed to apply any "excess" amounts available in any line item to "shortages" in other line items provided that the GMP is not exceeded and provided that no amounts may be transferred from Cost of Work to Fixed General Conditions or used to pay items that are not reimbursable.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price (or any Separate GMP, as applicable) allocated to that portion of the Work in the Schedule of Values.

12.5.3 Subject to other provision of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price (or any Separate GMP, as applicable) properly allocable to the completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price (or any Separate GMP, as applicable) allocated to that portion of the Work in the Schedule of Values. Pending final determination of cost to the Owner of changes in the Work, amounts therefore shall not be included in any payment.

12.5.3.2 Add that portion of the Guaranteed Maximum Price (or any Separate GMP, as applicable) properly allocable to materials and equipment delivered and suitable stored at the Site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitable stored off the Site at a location and upon terms agreed in writing with the Owner.

12.5.3.3 Add the Construction Manager's Fee. The Construction Manager's Fee shall be computed upon the Cost of the Work described in Sections 12.5.3.1 and
12.5.3.2 above at the rate stated in Section 5.1 above.

12.5.3.4 Apply retainage as required by the terms of this Contract.

12.5.3.5 Subtract the aggregate of previous payments made by the Owner.

12.5.3.6 Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Section 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.7 Subtract amounts, if any, and without duplication for amounts already subtracted, for which the Architect or Owner has withheld or nullified a Certificate for Payment as provided in Article 28 of the General Conditions.

12.5.3.8 Add Construction Manager's apportioned Fixed General Conditions.

12.5.3.9. Add, upon Substantial Completion of the entire Work, a sum sufficient to increase the total payments to the Construction Manager to one hundred percent (100%) of the Contract Sum, not to exceed the GMP, less 150% of the value of Punch List and amounts retained pursuant to Section 13.6.

12.6 Except with the Owner's prior approval, payments to Subcontractors included in the Construction Manager's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.6.1 Take that portion of the Subcontract Sum properly allocable to the completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage as required by the terms of this Contract. Pending final determination of amounts to be paid to the Subcontractor for changes in the work, amounts therefore shall not be included.

12.6.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitable stored at the Site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the Site at a location agreed upon in writing, less retainage as required by the terms of this Contract.

12.6.3 Subtract the aggregate of previous payments made by the Construction Manager to the Subcontractor.

12.6.4 Subtract amounts, if any, for which the Architect or the Owner has withheld or nullified a Certificate for Payment by the Owner to the Construction Manager for reasons which are the fault of the Subcontractor.

12.6.5 The Subcontract Sum is the total and actual amount stipulated in the subcontract and Subcontract Change Orders to be paid by the Construction Manager to the Subcontractor for the Subcontractor's satisfactory performance of the subcontract, subject to the limitations of this Contract and the subject subcontract and any subcontract guarantied maximum price.

12.7 Except with the Owner's prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which has not been delivered and stored at the Site. If approved in writing and in advance by the Owner and the Owner's lenders, if any, payment may similarly be made for materials and equipment suitably stored off the Site at a location agreed upon by the Owner in writing. Payment for materials and equipment stored on or off the Site shall be conditioned upon compliance by the Construction Manager with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise to protect the Owner's interest and the Project from assertion of liens or encumbrances, and on the Construction Manager's compliance with the applicable requirements of any disbursement agreement for the Project. In addition, such payments shall not be made unless the Owner or the Construction Manager obtains insurance covering damage or loss to such materials and equipment and their safe delivery to the Site and incorporation into the Work. The cost of this insurance (if not procured directly by the Owner) shall be reimbursed by the Owner to the Construction Manager. Damage to any material or equipment stored on or off the Site for which the Owner has already made payment to the Construction Manager shall not entitle the Construction Manager to any increase in the Guaranteed Maximum Price (or any Separate GMP, as applicable) except that, if and to the extent that such material and equipment was insured by Owner and such damage is reimbursed by Owner's insurer, Construction Manager and Owner shall execute a Change Order whereby Owner will pay to Construction Manager the lowest of: (i) the amount of insurance proceeds recovered by Owner from its insurer for the damaged material or equipment; (ii) the amount allocated to the damaged material or equipment by the Schedule of Values; or (iii) the amount required to repair or replace the damaged material or equipment; and Construction Manager shall repair or replace the damaged material or equipment in accordance with the Contract Documents.

12.8 In taking action on the Construction Manager's Applications for Payment, the Architect and the Owner shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent that the Architect or Owner has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 12.4 or other supporting data; that the Architect or Owner has made exhaustive or continuous onsite inspections or that the Architect or Owner has made examinations to ascertain how or for what purposes the Construction Manager has used amounts previously paid on account of the Contract.

12.9 Each Application for Payment shall be accompanied by a lien and claim waiver, executed by each Subcontractor, covering all labor and materials that have actually been paid for by the Owner pursuant to any previous application and for which the Construction Manager should have paid the Subcontractor pursuant to the requirements of this Contract prior to the submission of the Payment Application at issue. Each Application for Payment shall also be accompanied by a partial lien waiver, executed by the Construction Manager, effective upon receipt of payment. In addition, each Application for Payment shall be notarized, if required, and supported by such data substantiating the Construction Manager's right to payment as the Owner may reasonably require, such as any affidavit or other statement reasonably required by any lender to the Owner, schedules of values from Subcontractors, and copies of requisitions and/or invoices from Subcontractors (reflecting retainage as provided for in the Contract Documents). The Construction Manager's Applications for Payment may not include requests for payment of amounts the Construction Manager does not intend to pay to a Subcontractor because of a dispute or other reason.

12.10 Payments due and unpaid under the Contract shall bear interest beginning fifteen (15) days from the date payment is due at two and one-half points above the prime rate listed in the Wall Street Journal in effect during the period when the sums are due OR the maximum amount permitted by law whichever is less.

12.11 Retention. The Owner shall retain ten percent (10%) of the amount requested for each work category identified in the schedule of values, excluding Fixed General Conditions but including the Construction Manager's Fee, which retention shall not be released or reduced, except and only as permitted by Sections 12.5.3.9 and 12.11.1 below.

12.11.1 The retention held by the Owner with respect to any Work category shall be retained until Substantial Completion of all the Work and for such longer period as may be required by Section 13.6, except that with the prior and written approval of the Owner, which shall not be unreasonably withheld, Construction Manager may request release of retention with respect to any particular trade category comprising the Work upon Final Completion of such category of Work and confirmation by the Construction Manager that any and all defects, deficiencies or other problems thereafter arising with respect to such category of Work will be rectified by the Construction Manager without increase in the GMP (or Separate GMP, as applicable). In addition, the Owner and Construction Manager may hereafter agree to release retention relating to certain discrete portions of the Work separately from the retention being held with respect to other portions of the Work. If the Owner and Construction Manager hereafter so agree, then they shall identify in writing each discrete portion of the Work with respect to which retention will be separately released, mark the list as Exhibit E and sign it by both parties, at which time it shall be incorporated into and become a part of this Agreement.

12.12 Changes to Agreement Required by Lender. Construction Manager acknowledges that the Owner has not yet entered into a final agreement with lenders to the Project and that in connection with such agreement certain changes may be requested by the lenders to this Contract, including but not limited to those provisions relating to disbursement of payment to the Construction Manager and related certifications and reports from the Construction Manager to the lenders. The Construction Manager agrees that any reasonable modification to the Contract requested by the Owner's lenders shall be made pursuant to a modification to this Contract signed by both Parties.

                                   ARTICLE 13
                                  FINAL PAYMENT

13.1 Neither Final Payment nor any remaining retained percentage shall become due until the Work is finally complete, as defined herein, and the Construction Manager submits to the Owner (1) an affidavit that all payrolls, bills for materials and equipment, and other indebtedness connected with the Work (except for amounts withheld by Owner) for which the Project, the Owner or the Owner's property might be responsible or encumbered have been or will be paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after Final Payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Construction Manager knows of no substantial reason that any insurance procured by the Construction Manager for the Project will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to Final Payment, (5) delivery to the Owner of a final as-built record survey certified to Owner, Owner's title insurer and Owner's lenders, prepared by a surveyor of Owner's selection, performed and presented in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association and American Congress of Surveying and Mapping in 1999, including all Optional Survey Responsibilities and Specification in Table A thereof establishing the proper placement of the Work and that there are no encroachments of the Work onto land or easements of others, (6) if required by Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of this Contract, to the extent and in such form as may be designated by the Owner, (7) an executed waiver signed by the Construction Manager discharging and waiving all claims, damages, causes of action, suits and/or liens which the Construction Manager may have against the Owner or the Project and relating to the Work, the Contract Documents or the Project effective upon receipt of Final Payment, (8) a final accounting of the Cost of Work plus the Construction Manager's Fee in such form as is acceptable to the Owner; and (9) executed lien and claim waivers (effective upon receipt of Final Payment to the Construction Manager) signed by all Subcontractors. If any such lien or claim on the Project remains unsatisfied after Final Payment is made to the Construction Manager, the Construction Manager shall be responsible to the Owner for all money, costs, and expenses that the Owner may be compelled to pay in discharging such lien or claim, including all costs and reasonable attorneys' fees. The Construction Manager shall, within seven (7) business days after receipt of Final Payment from the Owner, submit final and unconditional lien waivers from all Subcontractors who have performed Work or supplied any labor, material, equipment or services to the Project. The Owner shall make Final Payment to the Construction Manager within thirty (30) days after the satisfaction of all requirements in this Section and the receipt from the Architect of a Certificate of Final Completion. In the event the Construction

Manager makes an Application for Final Payment but does not provide the waiver required by sub-section (7) above, the Owner agrees to make payment of any uncontested amounts set forth in such Application, within the time required for other progress payments as set forth herein, notwithstanding the time for Final Payment as required by this Section.

13.2 The Owner shall, within twenty-one days after receipt from the Construction Manager of its final accounting, review and report in writing on the Construction Manager's final accounting. Based upon such Cost of the Work as the Owner reports to be substantiated by the Construction Manager's final accounting, and provided the other conditions of Section 13.1 above have been met, the Architect will, within seven (7) days after receipt of the written report of the Owner, either issue to the Owner a final Certificate for Payment with a copy to the Construction Manager, or notify the Construction Manager and the Owner in writing of the Architect's reasons for withholding a certificate as provided in Article 28 of the General Conditions. If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall promptly reimburse the difference to the Owner.

13.3 If the Owner's review of the Cost of the Work as substantiated by the Construction Manager's final accounting is less than claimed by the Construction Manager, the Construction Manager shall be entitled to pursue a claim of the disputed amount without a further decision of the Architect. Such notice of claim shall be made by the Construction Manager within thirty (30) days after the Construction Manager's receipt of a copy of the Architect's final Certificate for Payment. Failure to make notice of claim within this thirty (30) day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Construction Manager. Pending a final resolution, the Owner shall pay the Construction Manager the amount certified in the Architect's final Certificate for Payment.

13.4 Notwithstanding anything herein or in the other Contract Documents to the contrary, no final payment shall be made by the Owner to the Construction Manager until the requirements of Section 13.6 of this Agreement have been fulfilled and at least thirty (30) days shall have elapsed from the Date of Final Completion and the Construction Manager has delivered to Owner all releases and waivers in form and substance satisfactory to Owner, of any and all liens, including but not limited to mechanic's and materialmen's liens, against the Project or Owner from the Construction Manager, the Subcontractors and the Sub-subcontractor who have performed Work in connection with the Project or, if Construction Manager is unable or unwilling to obtain such waivers, a bond in form and, substance satisfactory to the Owner together with the Construction Manager's indemnifications of the Owner and the lenders against any and all claims made on account of such liens, and the conditions, provisions and requirements of Section 13.1 of this Agreement, and the conditions of Article 28 of the General Conditions have been satisfied. The Construction Manager shall also provide the Owner with a written consent of the surety to final payment.

13.5 No inspection by the Owner or the Architect nor any Certificate for Payment by the Architect or any approval given by the Owner or any lender or payment by the Owner to the Construction Manager under this Agreement, nor partial or entire acceptance or use of occupancy of the Work by the Owner or any part thereof by the Owner or any other person shall constitute acceptance by the Owner of Work not in conformance with the Contract Documents or a waiver by the Owner of any claims against the Construction Manager for any defects or deficiencies in the Work.

13.6 Notwithstanding anything in this Agreement to the contrary, and as required by Section 13-803 of the Tax-General Article of the Maryland Code, if the Construction Manager is a "Nonresident contractor" as that term is defined in
Section 13-803(a)(2) and this Project meets the other requirements of Section 13-803, then, in such event, and without regard to whether all other conditions of Substantial Completion and Final Completion have been met under this Agreement, the Owner shall withhold 3% of the Contract Sum until thirty (30) days after the requirements of Section 13-803(b) have been met. This Section shall supplement, but not limit, any other provisions of this Agreement authorizing the withholding of payment from the Construction Manager.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Every Monday the Construction Manager shall submit to the Owner copies of its Daily Reports from the previous week. The Daily Report should include the manpower count for all personnel on the site.

14.3 The Construction Manager's other indemnity obligations are contained in the " General Conditions for the Gaylord National Resort and Convention Center Project" attached hereto.

14.4 The Owner acknowledges that the Construction Manager is not providing professional services pursuant to this Contract which constitute the practice of architecture or engineering and the Owner agrees that the Construction Manager shall not be responsible for errors, defects or omissions in the design of the Work or the Architect's services. However, Construction Manager agrees to notify Owner of any inconsistencies, conflicts or ambiguities within or among the Contract Documents or the information and communications provided to the Construction Manager by the Architect and agrees that it shall secure instructions from the Owner and Architect prior to proceeding with any Work affected by or involving any such inconsistency, conflict or ambiguity. The Construction Manager shall be responsible to the Owner for any delay to the completion of the Work and for all costs, damages or losses suffered by the Owner as a result of, any Work performed by the Construction Manager if and to the extent that the Construction Manager has, or should reasonably have, knowledge, prior to performing that Work, that the Contract Documents relating to such Work contain or involve an inconsistency, conflict or ambiguity.

14.5 Construction Manager shall be responsible to comply with all Laws (as defined in the General Conditions) and to pay all taxes applicable to the Work.

14.6 Perini Building Company and Turner Construction Company shall be jointly and severally liable for all obligations of the Construction Manager under the Contract. Owner may proceed against either of them separately without joining the other, or against both of them, in its sole discretion. The obligations of Perini Building Company and Turner Construction Company under the Contract are non-transferable and non-assignable without the permission of the Owner.

14.7 All notices shall be given in writing. All checks from Owner to Construction Manager shall be made payable to "Perini/Tompkins Joint Venture." All notices and payments shall be sent by FEDEX or United States Postal Service addressed:

     in the case of Owner, to:   Gaylord Entertainment Company
                                 One Gaylord Drive
                                 Nashville, TN 37214
                                 Attn: Vice President
                                 Design and Construction

     and, in the case of
     Construction Manager, to:

                                 Perini/Tompkins Joint Venture
                                 C/o Perini Building Company
                                 73 Mt. Wayte Avenue
                                 Framingham, MA 01701-9160

Notices shall be effective upon receipt. A signed FEDEX or United States Postal Service certified mail receipt shall be presumptive evidence of receipt.

                                   ARTICLE 15
                        ENUMERATION OF CONTRACT DOCUMENTS

15.1 The Contract Documents, except for modifications issued after execution of this Agreement, are enumerated as follows:

15.1.1 The Agreement is this "Agreement Between the Owner and the Construction Manager".

15.1.2 The General Conditions are the " General Conditions for the Gaylord National Resort Project" attached hereto.

15.1.3 The Specifications are those identified in the applicable Separate GMP Amendment and/or GMP Amendment executed by the Owner and Construction Manager.

15.1.4 The Drawings are those identified in the applicable Separate GMP Amendment and/or GMP Amendment executed by the Owner and Construction Manager.

15.1.5 The Addenda, if any, are those identified in the applicable Separate GMP Amendment and/or GMP Amendment executed by the Owner and Construction Manager.

15.1.6 Other Documents, if any, forming part of the Contract Documents are as follows:

Exhibit A   GMP amendment form
Exhibit B   Separate GMP amendment for preconstruction services
Exhibit C   MBE/LBE agreement
Exhibit D   Permit, license and inspection responsibilities
Exhibit E   Early release of retention
Exhibit F   Prevailing wage requirements
Exhibit G   Intentionally Deleted
Exhibit H   Milestone dates
Exhibit I   Owner's trailer requirements
Exhibit J   General conditions responsibility matrix
Exhibit K   Convention center description
Exhibit L   General Conditions for the Gaylord National Resort Project

                                   ARTICLE 16
                                     OWNER

16.1 With respect to the administration of this Contract, the Owner hereby designates Rod Dornbusch as its representative authorized to act on the Owner's behalf with respect to the Project ("the Owner's Representative"). The Owner's Representative has express authority to sign Change Orders and make determinations regarding increases in the GMP and/or extensions to the Completion Dates and Milestone Dates. Unless otherwise agreed in writing between the parties or otherwise provided in this Contract, the Owner's Representative shall be responsible for communicating with the Construction Manager regarding the Work, and the Construction Manager shall not accept requests for work or services or other directions in connection with the performance of Work on the Project unless such request or direction is issued by the Owner's Representative. New or additional Owner's Representatives may be designated by the Owner by providing the Construction Manager with three days prior written notice signed by Rod Dornbusch.

16.2 The Owner agrees that it shall render necessary decisions pertaining to the Work on the Project, including review and approval of submittals from the Construction Manager, with reasonable promptness. As used herein and in the other Contract Documents, "reasonable promptness" shall mean the provision of information as quickly and expeditiously as practicable, taking into account all relevant factors associated with the decision that is required, including the time when the decision is requested, the nature of the decision and any related needs for coordination and other communication, in order to avoid unreasonable delay in the orderly and sequential progress of the Work. Construction Manager agrees that in preparing it schedules for performance of the Work, it shall include reasonable times for the Owner's review, approval and issuance of directions and decisions. All such time frames shall be coordinated with and approved by the Owner prior to the issuance of any schedule. Failure of the Owner to issue a decision or approval within the times contemplated by any schedule approved by the Owner shall constitute an Excused Delay provided and only if the conditions of Section 4.4 above are satisfied.

OWNER                                   CONSTRUCTION MANAGER

GAYLORD NATIONAL, LLC

BY GAYLORD HOTELS, LLC                  PERINI BUILDING COMPANY
ITS: SOLE MEMBER


/s/ David C. Kloeppel                   /s/ Sam Sabin
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)
David C. Kloeppel                       Sam Sabin, Sr. VP
(Printed Name and Title)                (Printed Name and Title)
May 30, 2005                            May 9, 2005
(Date)                                  (Date)


                                        TURNER CONSTRUCTION COMPANY


                                        /s/ Edward Small
                                        ----------------------------------------
                                        (Signature)
                                        Edward Small, President,
                                        Tompkins Builders
                                        (Printed Name and Title)
                                        May 11, 2005
                                        (Date)

                                  EXHIBIT A TO
              AGREEMENT BETWEEN THE OWNER AND CONSTRUCTION MANAGER

                              FORM OF GMP AMENDMENT

     This GMP Amendment is executed this ____ day of _________, ____, by ________________________ ("Owner") and _____________________ ("Construction
Manager") pursuant to the Agreement dated ___________, 2004 ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.

     1. Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price ("GMP") for the Work to be performed on the Project (including all Work under this GMP Amendment and all preconstruction services performed under that Separate GMP Amendment dated ________) shall be $__________________, and that the GMP is divided as follows: (a) the Cost of the Work equals $____________; and (b) the Construction Manager's Fee is $_________________.

     2. The GMP Design Documents and any subsequent revisions thereto upon which this GMP Amendment is based, are identified in Exhibit 1 attached hereto.

     3. The Completion Date(s) for the Project, pursuant to Paragraph 4.2 of the Agreement, shall be as set forth therein and in Exhibit 2 attached hereto.

     4. The Owners and Construction Manager agree that the Work required by this GMP Amendment has been commenced or shall commence on _____________.

     5. The Owner and Construction Manager agree that the Schedule of Values, Construction Progress Schedule, Unit Prices, Allowances and wages, salaries and bonuses attached as Exhibit 3 shall govern the Work.

OWNER

GAYLORD NATIONAL, LLC                   CONSTRUCTION MANAGER

BY: GAYLORD HOTELS, LLC, SOLE MEMBER


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                  EXHIBIT B TO
              AGREEMENT BETWEEN THE OWNER AND CONSTRUCTION MANAGER

                         FORM OF SEPARATE GMP AMENDMENT

This Separate GMP Amendment is executed this ___ day of April, 2005, by Gaylord National, LLC ("Owner") and Perini/Tompkins JV ("Construction Manager") pursuant to the Agreement of even date herewith ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.

     1. Pursuant to the Agreement, Construction Manager hereby aggress that the Separate Guaranteed Maximum Price ("Separate GMP") for the following Early Work to be performed on the Project shall be $350,000.00. The Early Work covered by this Separate GMP Amendment generally consists of the following: Preconstruction Phase Services described in Paragraphs 5.2.5 through 5.2.6.4 of this Agreement to reach a GMP by September 1 2005.

     2. The GMP Design Documents for the Early Work and any subsequent revisions thereto upon which this Separate GMP Amendment is based, are identified as the Design Development Set. For pricing purposes use the finish schedule issued at Schematic Design.

     3. The Owner and Construction Manager agree that the Work required by this Separate GMP Amendment has commenced and shall continue until complete in accordance with a schedule established by the Owner.

OWNER                                   CONSTRUCTION MANAGER

GAYLORD NATIONAL, LLC                   PERINI BUILDING COMPANY

BY: GAYLORD HOTELS, LLC
ITS: SOLE MEMBER


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        TURNER CONSTRUCTION COMPANY


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                  EXHIBIT L TO
              AGREEMENT BETWEEN THE OWNER AND CONSTRUCTION MANAGER

                               GENERAL CONDITIONS
                     FOR THE GAYLORD NATIONAL RESORT PROJECT

GENERAL CONDITIONS

1.   SCOPE

     This section of the Contract defines the General Conditions governing the performance of the Agreement between Owner and the Construction Manager (individually, a "Party" and collectively, the "Parties").

2.   DEFINITIONS

     A. ADDENDA: Any written or graphic instrument listed in the GMP Amendment (or Separate GMP Amendment, as applicable) executed by the Parties which clarifies, corrects or changes any part of the bidding documents or the Contract Documents.

     B. AGREEMENT: The Agreement Between the Owner and the Construction Manager executed by the Parties for the Gaylord National Resort and Convention Center.

     C. AS-BUILT DRAWINGS: Detailed drawings that accurately and clearly indicate in detail the actual Work performed on the Project.

     D. CHANGE DIRECTIVE: A written order (in the form attached hereto as Exhibit 10), as more specifically described in Paragraph 17, issued after the effective date of the Contract by Owner directing an addition, deletion or revision in the Work prior to agreement between Owner and Construction Manager on an adjustment, if any, in the Contract Sum or time of performance of the Work, or both.

     E. CHANGE OF CONTRACT: A written order (in the form attached hereto as Exhibit 11), as more specifically described in Paragraph 17, issued after the effective date of the Contract, and executed by Owner and Construction Manager, which authorizes an addition, deletion or revision in the Work and which may include an adjustment in the Contract Sum or the time of performance of the Work. A Change of Contract is sometimes referred to in the Contract Documents as a Change Order.

     F. CONSTRUCTION MANAGER: The entity that executed the Agreement and is identified as the Construction Manager therein. The term Construction Manager also means the Construction Manager's representative.

     G. CONSTRUCTION PROGRESS SCHEDULE: The Construction Progress Schedule or
Schedule is as defined in Paragraph 14 hereto.

     H. CONTRACT: Those certain documents identified in the Agreement and in the GMP Amendment (or Separate GMP Amendment, as applicable) executed by the Parties, and all of their schedules, exhibits and subsequent amendments, which defines the scope of the Construction Manager's Work and establish the Guaranteed Maximum Price and/or Separate GMP, as applicable). The terms Contract and Contract Documents may be used interchangeably.

     I. CONTRACT DOCUMENTS: The Contract Documents are as defined in the Agreement between the Owner and the Construction Manager and in the GMP Amendment and/or Separate GMP Amendments executed by the Parties, as applicable. The Contract Documents shall include the following documents issued after execution of the Agreement: Changes of Contract, Change Directives and contract modifications that are executed by both of the Parties hereunder.

     J. CONTRACT SUM: shall have the meaning set forth in Article 5 of the Agreement.

     K. DAY: Unless otherwise specified, the words "day" or "days" shall mean calendar day or calendar days.

     L. DRAWINGS: The documents which show the character, nature and scope of the Work to be performed and which are referred to in the Agreement and in the GMP Amendment and/or Separate GMP Amendments executed by the Parties, as applicable, and are listed therein as Contract Documents. Drawings may also be referred to as "Plans".

     M. EXCUSED DELAY: shall have the meaning set forth in Article 4 of the Agreement.

     N. FINAL PAYMENT: shall have the meaning set forth in Paragraph 29 hereof.

     O. FINAL PUNCHLIST: shall have the meaning set forth in Paragraph 9D hereof.

     P. HAZARDOUS MATERIALS: Any substance or material containing one or more of any of the following: "hazardous material," "hazardous waste," "hazardous substance," regulated substance," "petroleum," "pollutant," "contaminant," "polychlorinated biphenyls," "lead or lead-based paint" or "asbestos" as such terms are defined in any applicable federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of hazardous materials.

     Q. LAW(S): All federal, state, local or quasi-governmental laws, statutes, ordinances, codes, orders, rules, restrictive covenants, regulations and other requirements applicable to performance of the Work or its construction or operation; including, without limitation: building codes; environmental laws; social security and unemployment compensation laws; workers' compensation laws; safety laws; archaeological and paleontological preservation laws; requirements of local utility companies and of local and national fire protection associations; zoning and setback or other locational requirements of applicable Laws; the Americans with Disabilities Act; and federal, state and local employment laws. Laws shall also include any covenants, conditions or restrictions applicable to or affecting the Project or the Site. The provisions of paragraph 14.5 in the Agreement shall apply to the Construction Manager's obligation to comply with Laws.

     R. MODIFICATION: (1) a written amendment to the Contract signed by both Owner and the Construction Manager which clarifies, revises or changes the Contract Documents; or (2) a Change of Contract or Change Directive.

     S. NOTICE TO PROCEED: Notice given by Owner to the Construction Manager in the GMP Amendment and/or any Separate GMP Amendment executed by the Parties fixing the Date of Commencement on which Construction Manager shall start to perform Construction Manager's obligations under the Contract Documents.

     T. OWNER: The entity that owns the property and/or the improvements on the property on which the Work is to be performed, and may be identified as "Owner" on the cover page of the Agreement.

     U. PRODUCT DATA: Illustrations, standard schedules, performance charts, instructions, brochures, diagrams or other information furnished by the Construction Manager to illustrate a material, product or system for some portion of the Work.

     V. PROJECT: The Gaylord National Resort and Convention Center as identified in the Agreement. The Work performed under the Contract Documents may be the whole or a part of the total Project.

     W. SAMPLES: Physical examples furnished by the Construction Manager, which illustrate materials, equipment or workmanship and, if approved by Owner as being in conformance with the Contract Documents, establish the standard by which the Work will be judged.

     X. SHOP DRAWINGS: Drawings, diagrams, layouts, schematics, descriptive literature, illustrations, schedules, performance and test data, and similar materials furnished by the Construction Manager to explain in detail specific portions of the Work required by the Contract Documents.

     Y. SITE: The physical area where the Work is to be done.

     Z. SPECIAL PROVISIONS: That part of the Contract Documents which amends or supplements these General Conditions and other requirements of the Contract Documents.

     AA. SPECIFICATIONS: Those portions of the Contract Documents consisting of written technical descriptions, provisions or requirements pertaining to the materials and workmanship applicable to the Work to be performed under the Contract Documents, including, but not limited to, the quantities or quality of materials, equipment, construction systems or applications required in connection with the Work, as identified in the GMP Amendment and/or Separate GMP Amendments executed by the Parties.

     AB. SUBCONTRACTOR: Any person or organization having a direct contract with the Construction Manager (or any wholly-owned or affiliated entity thereof) to perform a portion of the Work or provide materials for the Work. References in the Contract Documents to Subcontractor shall also mean and include Sub-Subcontractors and Suppliers as defined herein.

     AC. SUBMITTALS: Collectively, Product Data, Samples and Shop Drawings.

     AD. SUBSTANTIAL COMPLETION: shall have the meaning set forth in Article 4 of the Agreement.

     AE. SUB-SUBCONTRACTOR: Any person other than Construction Manager or a Subcontractor (or any wholly-owned or affiliated entity thereof) who supplies labor or materials in connection with the Construction Manager's Work regardless of how remote that person's contract is from Construction Manager. Sub-subcontractors are sometimes referred to in these General Conditions as Subcontractors or Subcontractors of any tier. It is the intent of the parties that this Agreement shall be liberally construed to include within the term Subcontractor all Sub-subcontractors of any tier whenever such inclusion is beneficial to the Owner.

     AF. SUPPLIER: Any party supplying, by sale or lease, directly or indirectly, any materials or construction equipment for the Construction Manager's Work and includes distributors, material men, vendors and manufacturers at any tier.

     AG. UNIT PRICE: The standard, uniform price that the Construction Manager has provided for a specific item or type of Work that may be required for the Project.

     AH. WORK: shall have the meaning set forth in Article 2 of the Agreement.

          All terms and phrases defined elsewhere in the Contract Documents are used in conformance with such definitions. In addition, terms and phrases which have well known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings unless otherwise defined elsewhere in the Contract Documents or unless the context clearly indicates a different meaning.

3.   EXECUTION, CORRELATION AND INTENT OF DOCUMENTS

     A. Originals. The Agreement shall be signed and dated in duplicate by Owner and the Construction Manager, each of which shall be a duplicate original. The Construction Manager is independently responsible for obtaining, reviewing and coordinating the provisions of all of the Contract Documents, whether or not such documents have been delivered to the Construction Manager in connection with the request for bid, have been individually signed by the Construction Manager and Owner or have been physically attached to the Contract. The failure to review or obtain any such document shall not relieve or excuse the Construction Manager from compliance with its terms or the terms of any other Contract Document. By execution of the Agreement, Construction Manager represents that it has read and understands all of the Contract Documents and that it can and will comply with all of the provisions therein. The Construction Manager's proposals and bid submittals in connection with the Work are not part of the Contract and shall not be the basis for any claim by Construction Manager. The provisions of the Contract Documents supersede the Construction Manager's bid and all prior negotiations, representations or agreements, either written or oral.

     B. Complementary. Throughout the Contract Documents, various requirements have been specified for performance by the Construction Manager. Each such Contract item is mandatory and shall be performed by the

Construction Manager. Contract Documents are complementary and shall be used as a whole and not separately. If any item of the Work is shown on any of the Contract Documents, it shall be executed and is binding as if shown and contained on all Contract Documents.

     C. Order of Precedence. If any portion of the Contract Documents conflict with any other portions, the following order of precedence shall control:

     (1)  Modifications to the Contract;

     (2) Agreement between the Owner and Construction Manager (including Exhibits and Schedules thereto);

     (3)  Addenda to the Contract;

     (4)  Special or Supplementary Conditions, if any;

     (5)  General Conditions (including Exhibits and Schedules thereto);

     (6)  Modifications to the Specifications;

     (7)  Addenda to the Specifications;

     (8)  Specifications;

     (9)  Modifications to the Drawings;

     (10) Addenda to the Drawings;

     (11) Drawings, in the following order of precedence, with Structural Drawings taking precedence over all other Drawings;

     (a)  Notes on Drawings;

     (b)  Large-scale Drawings;

     (c)  Large-scale details;

     (d)  Small-scale Drawings;

     (e)  Small-scale details;

     (f)  Figured dimensions;

     (g)  Scaled dimensions; and

     (h)  All other documents, terms and conditions of the Contract.

     D. Integration Clause. The Contract Documents constitute the entire agreement between the Parties. No verbal agreement or conversation with any officer, agent or employee of Owner or Construction Manager, after the execution of the Contract, shall affect or modify any of the terms or obligations in the Contract Documents. The Contract Documents may only be changed in writing as specified herein.

     E. Referenced Specifications and Standards. Where standard specifications issued by a recognized industry association or regulatory body is referenced, the reference shall be interpreted as incorporating the standard specifications in total unless otherwise noted in the Contract Documents.

     F. Intent of Contract Documents. Where the Contract Documents describe portions of the Work in general terms, but not in complete detail, the practices of construction applicable to similar work performed by an experienced and competent Construction Manager shall be followed and only new materials and workmanship of appropriate quality consistent with such practices shall be used unless otherwise directed. Omissions from the Contract Documents or the inadequate description of details of the Work which are manifestly necessary to carry out the intent of the Contract Documents, or which are customarily performed, shall not release the Construction Manager from performing such necessary or customary details of the Work (as part of the Cost of the Work but subject to the GMP and/or Separate GMP, as applicable). In general, the Drawings shall be considered as establishing location, quantity and relationship of materials, and the Specifications shall be considered as defining type and quality of materials and workmanship requirements. The requirements for the greater quantity and the higher quality to be interpreted from those documents shall govern. All questions regarding the Drawings and Specifications and the interpretation thereof and the resolving of conflicts or inconsistencies contained therein shall be initially determined by the Architect, upon written request from Construction Manager, without waiving Construction Manager's right to dispute such interpretation and to seek an increase in the Contract time or the Contract Sum by judicial action, provided however, that Construction Manager shall perform in accordance with Architect's interpretation.

4.   CONSTRUCTION MANAGER'S REPRESENTATIONS

     A. Construction Manager Representations. By executing the Separate GMP Amendments and GMP Amendment, as applicable, the Construction Manager represents and warrants that it has had ample opportunity to, and by careful examination has, satisfied itself as to the nature and location of the Work that is the subject of such GMP Amendment and/or Separate GMP Amendment, the conditions of the Site(s), the character, quality and quantity of the materials to be encountered, the equipment and facilities needed preliminary to and during the prosecution of such Work, the general and local conditions, including weather, and all other matters which can in any way affect such Work under the Contract Documents, and has, as necessary, consulted with the Owner, the Architect and Owner's other consultants to obtain any and all clarifications necessary to establish the Guaranteed Maximum Price or Separate GMP, as applicable and the time for performance of such Work.

     B. Review of Contract Documents. Upon its execution of each Separate GMP Amendment and the GMP Amendment, as applicable, Construction Manager will be deemed to have warranted that it has reviewed the Contract Documents identified therein and to have acknowledged and declared they are adequate and sufficient to have enabled the Construction Manager to determine the GMP or Separate GMP, as applicable, for the Work therein and that the Drawings, the Specifications and all Modifications and Addenda are sufficient to enable the Construction Manager to construct the Work outlined therein in accordance with its obligations under the Contract Documents. The Construction Manager shall not proceed with the Work if Construction Manager has actual knowledge of an, or if there is any reasonably apparent, ambiguity, conflict or inconsistency within the Contract Documents, but shall immediately submit a written request for an explanation or decision to the Owner and the Architect. Should Construction Manager proceed without a written response by the Owner and the Architect, or in a manner that is contrary to such response, it shall do so at its own risk and expense and shall forfeit any right to seek an adjustment of the Contract Sum or extension of time with respect thereto.

     C. Verification of Dimensions. The Construction Manager shall verify all dimensions before laying out and performing any particular portion of the Work and shall be responsible for any errors, which might have been avoided thereby. Dimensions of Work as indicated on Drawings are not guaranteed to be as built dimensions. No measurements shall be scaled from Drawings and used as definite dimensions for layout or fitting Work in place. Whenever inaccuracies or discrepancies are found, the Construction Manager shall inform the Owner and the Architect and obtain clarification prior to any construction or demolition. Should any dimensions be missing, Construction Manager shall consult with the Owner and the Architect and shall obtain such dimensions prior to execution of the Work. Dimensions for items to be fitted into constructed conditions at the Site will be taken at the Site. Whenever a stock size, manufactured item or piece of equipment is specified by its nominal size, it is the responsibility of the Construction Manager to determine the actual space requirements for setting or entrance to the setting space. No extension of the Completion Date(s) or Milestone Dates or increase in the GMP or Separate GMP, as applicable, will be allowed by reason of Work requiring adjustments in order to accommodate the particular item of equipment.

     D. Benchmarks, Lines and Monuments. Construction Manager shall establish all lines, grades, benchmarks, monuments and other information required. All grades shown on Drawings are believed to be correct but are not warranted as such and the Construction Manager shall verify them at the Site and notify Owner in writing of any discrepancies found before proceeding with the Work. Construction Manager shall check the Drawings against such established lines and grades and notify Owner in writing of any discrepancies found. The Construction Manager shall protect and preserve the established benchmarks and monuments and shall make no changes in their locations without the written approval of Owner. Benchmarks and monuments lost or destroyed, or which require shifting because of necessary changes in grades or locations shall, subject to prior approval by Owner, be replaced and accurately relocated by an engineer or surveyor registered in the area where the Work is to be performed (as part of the Cost of the Work, subject to the GMP). Owner will furnish property markers and Construction Manager shall review and confirm the accuracy of such property markers. Any disputes concerning the proper location of the property markers shall be resolved by a surveyor to be hired by Owner.

     E. Differing Site Conditions. Construction Manager has had the opportunity to reasonably investigate the Site and to review reports prepared by consultants to Owner and, if it so desired, by its own consultants, before executing this Agreement. Construction Manager accepts the risk of subsurface or otherwise concealed physical conditions or unknown physical conditions that: (i) are reasonably apparent upon above-ground visual observation; (ii) are not of an unusual nature or do not differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents; or (iii) do not differ materially from those indicated in the Contract Documents or any reports or surveys provided to the Construction Manager prior to the execution of the Separate GMP Amendment and/or GMP Amendment., as applicable. Construction Manager shall notify the Owner promptly after the Construction Manager discovers or encounters subsurface or otherwise concealed physical conditions or unknown physical conditions that: (i) are not reasonably apparent upon above-ground visual observation; and (ii) are of an unusual nature or differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents; and (iii) differ materially from those indicated in the Contract Documents or any reports or surveys provided to the Construction Manager prior to the execution of the Separate GMP Amendment and/or GMP Amendment., as applicable ( such conditions meeting all three of the foregoing tests being "Differing Site Conditions"). Thereafter, Owner shall promptly investigate such alleged Differing Site Conditions. Construction Manager shall perform no Work involving or affected by Differing Site Conditions until after receiving directions from the Owner as to the performance of such Work affected thereby. If Differing Site Conditions exist and require Work not otherwise required by or reasonable inferable from the Contract Documents, such additional Work shall be a Material Change under Section 2.1.1 (4) of the Agreement. If the conditions encountered do not qualify as Differing Site Conditions, or if the resulting Work is otherwise required by or reasonably inferable from the Contract Documents, no change shall be deemed to have occurred to the Contract, and no claim of Construction Manager for Excused Delay or increase of the GMP or Separate GMP, as applicable, shall exist.

     F. Business and Financial Documentation. Construction Manager shall provide Owner with Construction Manager's: (i) Construction Manager license (if required by the jurisdiction in which the Project is located); (ii) business license; and
(iii) other business or professional documentation reasonably requested by Owner. In the event that any of the foregoing documents expire during the term of this Contract, Construction Manager shall provide Owner with evidence that such documents have been renewed. Upon request by Owner, Construction Manager shall also provide Owner with all financial documentation and information reasonably requested by Owner, including, without limitation, AIA Document A305 (Construction Manager's Qualification Statement) and audited financial statements. To the extent Construction Manager has provided the foregoing documents and information to Owner prior to execution of the Agreement, Construction Manager shall update such documentation and information as reasonably requested by Owner.

5.   CONSTRUCTION MANAGER'S DUTIES AND RESPONSIBILITIES

     A. The Construction Manager shall supervise and direct its portion of the Work using skill and attention consistent with that of an experienced and competent Construction Manager familiar with Work of the same nature and quality as required by the Contract Documents. The Construction Manager shall be solely responsible for all construction means, methods, techniques, sequences and procedures, and for coordination of all portions of the Work under its Contract in accordance with Paragraph 24 hereof. If the Construction Manager believes that any specific mean, method, technique, sequence or procedure required by the Contract Documents is inappropriate or improper, Construction Manager shall provide the Owner with prompt written notice of such fact and shall not proceed with any Work affected thereby until after resolving such issue with the Owner (through the execution of an appropriate Change Order if necessary).

     B. The Construction Manager shall be responsible to Owner for the acts and omissions of its employees, Subcontractors, and their Subcontractors and agents and employees, and other persons performing any of the Work or supplying materials or equipment under a contract with the Construction Manager, any Subcontractor or any Sub Subcontractor.

     C. The Construction Manager shall provide, pay for and maintain all labor, materials, equipment, tools, machinery and services necessary for the proper execution and completion of the Work. All materials and equipment furnished by the Construction Manager shall be new, free from faults and defects, of good quality, and conform to the requirements of the Contract Documents.

     D. The Construction Manager shall not be relieved from its obligations to perform Work in accordance with the Contract Documents either by the activities or duties of Owner in the administration of this Contract, or by inspections, tests, acceptances or approvals required or performed by persons other than the Construction Manager. Specifically, the Construction Manager understands and agrees that the Owner, the Architect and the Owner's consultants are under no obligation to inspect the Work or discover defects or deficiencies in the Work, and that the failure of the Owner, the Architect or Owner's consultants to discover defects, deficiencies or other problems in the Work shall not in any way constitute a waiver or acceptance of any such defect, deficiency or other problem or in any way affect or reduce the Construction Manager's responsibilities or obligations pursuant to the Contract Documents.

     E. The Construction Manager acknowledges that it has made representations to the Owner in its proposal and subsequent negotiations that it has substantial experience in the construction and construction management of improvements substantially similar to the Project and that the Owner has reasonably relied on such representations in entering into this Contract with the Construction Manager. Notwithstanding any other provision of this Contract, in determining what is reasonably inferable from the Contract Documents, and with respect to the services required of the Construction Manager under the Contract Documents, the Construction Manager's services shall be performed in (and measured according to) a manner consistent with those standards of professional skill, care and diligence applicable to a constructor of comparable experience and knowledge (as represented above) in similar circumstances.

     F. The Construction Manager shall, prior to commencement of the Work, submit to Owner, for its approval, the name and experience resume of Construction Manager's proposed project manager. The Construction Manager shall also submit the names of key members of its firm who will be directly connected with the Work and outline the duties and authority of each. The Construction Manager shall at all times enforce strict discipline and good order among its employees and shall not employ on the Work any unfit person, anyone not skilled in the work assigned to him or her and anyone who is not satisfactory to Owner. The Construction Manager and Owner shall meet and agree on the nature and amount of on-site supervision to be provided by the Construction Manager for the Project, including the need for and identity of any Project Manager, on-site Project Superintendent, on-site safety designee and/or on-site Field Engineers. Any Project Manager agreed upon by the Owner and Construction Manager pursuant to this Paragraph shall represent the Construction Manager on the Site and shall have authority to bind the Construction Manager with respect to all matters pertaining to the performance of Work on the Project. The Construction Manager shall not employ any person as Project Manager, Project Superintendent, safety designee and/or Field Engineer unless the Owner agrees to the selection of such person, and shall not replace or transfer any such person without the prior, written approval of the Owner, except in the event that the person so designated is no longer employed by the Construction Manager, in which event the new person designated as the replacement Project Manager, Project Superintendent, safety designee or Field Engineer shall be subject to the Owner's approval, which approval shall not be unreasonably withheld.

     G. The Construction Manager acknowledges that the Owner has retained Gensler Architecture, Design and Planning, PC (referred to herein as the "Architect"), and that the Owner may retain other persons or entities to act as consultants to the Owner to assist the Owner, as and when authorized, in the development, delineation, evaluation and observation of certain aspects of the design and construction of the Project, including monitoring of the Construction Manager's services (all such consultants are referred to herein as the "Owner's Consultants"). The Construction Manager acknowledges that the Architect and the Owner's Consultants are solely advisors to the Owner, and that they shall not have authority to act generally as the Owner's agent or to act otherwise on behalf of the Owner in connection with the Project, unless expressly so stated in the Contract Documents or later so indicated to the Construction Manager by the Owner in writing. Specifically, the Construction Manager understands and agrees that the Owner's Consultants and Architect do not have authority to change the scope of the Work or to increase the GMP or Separate GMP, as applicable, and/or extend the Completion Date(s) or Milestone Dates, and that such changes, increases and/or extensions may be issues only by the Owner, in writing as set forth in this Contract.

     H. All correspondence from Construction Manager to Owner shall be identified by the name, Gaylord National Resort and Convention Center.

6.   PERMITS, LAWS AND REGULATIONS

     A. Permits and Fees. The respective responsibilities of the Owner and Construction Manager with respect to the procurement and payment for building permits, inspections, plan checks, waste, sewer, gas, electrical, telephone, cable TV and other utility hookup fees, and other inspection fees, required permits, licenses, approvals, certificates and authorizations are set forth in Exhibit D to the Agreement. Each Party will have responsibility for the tasks and payments assigned to them in such Exhibit. In addition, each Party agrees to cooperate reasonably with the other in connection with the procurement of such permits and approvals. Construction Manager shall provide Owner with a report on the current status of all permits and approvals, and shall provide copies of all such permits and approvals to Owner upon their receipt. All costs and expenses incurred by the Construction Manager with respect to its permit and fee obligations under this paragraph shall be paid as part of the Cost of the Work subject to the GMP and/or Separate GMP, as applicable.

     B. Compliance. The Construction Manager shall comply with all Laws that apply to, and are in effect during, the performance of the Work. In addition, Construction Manager shall become familiar, and shall comply, with those Factory Mutual Standards relating to the physical construction, testing or quality of the Work. The Construction Manager shall be responsible for any and all damages incurred by Owner resulting from the Construction Manager's failure to comply with, and shall indemnify, hold harmless and defend Owner and all other indemnified parties named in Paragraph 22 of these General Conditions from any loss, cost, damage or expense, including legal costs, arising from, occasioned by or in any manner connected with violations of any requirements pertaining to the design of the structured parking and construction of all of the Work set forth in said Laws and Factory Mutual Standards. Construction Manager shall immediately advise Owner of any changes of which it is aware in any applicable Laws that affect the Work and the consequences of such changes. If a change of Law or Factory Mutual Standard is adopted after a GMP Amendment or Separate GMP Amendment and requires Work not otherwise required by or reasonable inferable from the Contract Documents, such additional Work shall be a Material Change under Section 2.1.1 (4) of the Agreement.

     C. Nondiscrimination. During the performance of this Contract, the Construction Manager specifically further agrees that it shall not discriminate against any employee or applicant for employment because of race, color, age, religion, sex, sexual orientation, national origin, disability or veteran status. Furthermore, Construction Manager shall fully comply with all Laws relating to nondiscrimination, non-segregation of facilities, equal employment opportunity, affirmative action, veterans' employment and disabled employment, and shall require said compliance by all Subcontractors of every tier. Without limiting the foregoing, Construction Manager and all Subcontractors of every tier shall observe the MBE/LBE Agreement and Prevailing Wage Schedule attached to the Agreement and conform and report their practices in compliance therewith.

7.   SUBSTITUTIONS

     A. Specified Materials and Equipment. Materials and equipment specified by name or names of one or more manufacturers shall be used to establish the Contract Sum.

     B. Substitution. The Construction Manager may offer a substitution of a specified or indicated item if it presents to Owner in writing complete information concerning the substitution and the benefits thereof to Owner by reason of lower cost or improved performance, or both, over the specified or indicated item. However, such submission of a proposed substitution does not relieve the Construction Manager from its obligations under the Contract. In proposing a substitution, the Construction Manager warrants that the substitution is, at a minimum, equivalent in performance to the specified or indicated item. A substitution shall not be effective unless accepted in writing by Owner. Unless expressly authorized in writing by Owner, the Architect and Owner's Consultants do not have the authority to approve proposed substitutions.

     C. Cost and Time. Any costs and time changes and changes to the Work (including, but not limited to the work of other Subcontractors and additional design costs which may be affected thereby) which may result from the proposed substitution shall be disclosed at the time the substitution is proposed to Owner.

     D. Application. Owner will not accept requests for review of substitute items of materials and equipment from anyone other than the Construction Manager.

     E. Representations. By submitting an application pursuant to Paragraph 7B, the Construction Manager:

     (1) Represents that it has personally investigated the proposed substitute product and determined that it is equal or superior in all respects to that specified;

     (2) Represents that it will provide the same warranty for the substitution as the original product specified;

     (3) Certifies that the cost and schedule data presented is complete and includes all related costs and schedule adjustments under the Contract Documents, and waives all claims for additional costs and schedule adjustments related to the substitution which subsequently become apparent; and

     (4) Agrees to coordinate the installation of the accepted substitute, making such changes as may be required for the Work to be complete in all respects.

     F. Shop Drawings Not A Substitution. Shop Drawings will not be considered a substitution proposal pursuant to this Paragraph 7. Verbal approvals or approved Shop Drawings will not be considered as acceptance of proposed substitutions.

     G. Unapproved Substitutions. Owner reserves the right to reject any unapproved substitution without explanation or formality, and to require the replacement of an unapproved substitution with the specified and/or indicated items at no expense to Owner, and to require compensation to Owner for loss of use time during replacement.

8.   SUBMITTALS

     A. Submittals. Upon execution of the GMP Amendment or Separate GMP Amendment, as applicable, the Construction Manager shall immediately begin developing all Submittals required by the Contract Documents. Each item submitted shall be thoroughly reviewed by the Construction Manager and shall include a stamp or note describing the Construction Manager's action signed by the person authorized by the Construction Manager to conduct the review with that person's name clearly printed.

     B. Construction Manager Review. Construction Manager shall review each submittal for completeness, conformance to the Contract Documents and coordination with other parts of the Work and the Construction Progress Schedule. By providing and submitting to Owner or, if otherwise specified in the Contract Documents, to Owner's designee, Shop Drawings, Product Data, warranties and Samples, the Construction Manager will be deemed to represent that it has determined and verified: (i) the availability of all materials; and (ii) field measurements and field construction criteria related thereto, and that it has checked and coordinated the information contained within such Submittals with the requirement of the Work, the Contract Documents and the Construction Progress Schedule and that such Shop Drawings, Samples, warranties and Product Data conform to the Contract Documents.

     C. Approval. Construction Manager shall not proceed to perform Work related to a Submittal until the Submittal has been reviewed and approved by Owner, which review shall occur with reasonable promptness as set forth in Paragraph
16.2 of the Agreement. Such Work shall thereafter be performed in accordance with the Contract Documents and the approved Submittal.

     D. Incomplete Submittals. Owner may return incomplete Submittals with no action taken. The Construction Manager shall have no claim for any damages or for an extension of time due to delay in the Work resulting from the proper rejection of materials or from the proper rejection, correction, and resubmittal of Shop Drawings, Samples and Product Data, or from the untimely submission thereof.

     E. Acceptance. Acceptance by Owner is for general design only. Quantities, size, field dimensions and locations are some of the required characteristics that are not part of Owner's acceptance and will not be checked. Accordingly, Owner's limited acceptance shall in no way relieve the Construction Manager from its obligation to conform its Work to the specifications for the Work and to the requirements of the Contract Documents.

     F. Deviations. The Construction Manager shall not be relieved of responsibility for deviations from requirements of the Contract Documents by Owner's approval of Submittals, unless the Construction Manager has specifically informed Owner in a separate writing of such deviation at the time of submittal and Owner has given written approval to the specific deviation. The Construction Manager shall not be relieved of responsibility for errors or omissions in Submittals by Owner's approval thereof.

     G. Submission Schedule. Construction Manager shall submit a schedule showing dates for submission, review and approval of its Submittals. Owner will review this schedule and any and all changes required by Owner shall be made by the Construction Manager. The final schedule shall be as approved by Owner. The schedule shall take into account the order of Work and the time required to prepare and approve the various Submittals. Such schedule shall ensure that all Construction Manager submissions are timely, that adequate time is allowed for Owner and Architect to review and approve the submission with reasonable promptness as set forth in Paragraph 16.3 of the Agreement and that the dates set forth for each Submittal do not adversely affect the requirements of the Work, the Construction Progress Schedule or the time for completion set forth in this Contract.

     H. Rights in Shop Drawings. Owner may duplicate, use and disclose in any manner and for any purpose (consistent with the provisions of Paragraph 34 hereof) all Shop Drawings delivered under this Contract. This "Rights in Shop Drawings" Subparagraph shall be included in all subcontracts hereunder of any tier.

     I. Coordination Drawings. If requested by Owner or Architect, Construction Manager shall submit drawings demonstrating coordination of the various portions of the Work, in such form and with such detail as required by Owner or Architect.

9.   STANDARDS, TESTS AND INSPECTIONS

     A. Reference Specifications or Standards. Strict adherence to the quality standards set forth in or referenced by the Contract Documents is of the essence for the Work. Various standards and specifications are incorporated by reference in the technical section of the Specifications. In all such instances, the reference shall mean the latest edition, including the amendment or revision in effect as of the date when the Agreement, GMP Amendment and/or Separate GMP Amendment is executed by the Parties, as applicable. If referenced specifications or standards contain requirements at variance with the individual sections of the Specifications, the more stringent provision shall govern. The Construction Manager shall have the responsibility of making any specified standard available at the Site. In addition, Construction Manager agrees (as part of the Cost of the Work, subject to the GMP) to construct two samples or mock up rooms, each of such type as shall be designated by Owner hereafter.

     B. Inspections and Tests.

          (1) Owner's Right to Inspect and Test. Owner has the right to test and/or inspect all Work, including any material or equipment at any state of development or fabrication, whether or not specified, at all reasonable times and at all places, including, but not limited to the Supplier's plant or mill. Any tests and/or inspections performed on behalf of Owner (other than those tests referred to in Paragraph 9B(3) below) will be paid for by Owner. Any necessary retesting or re-inspection required due to the failure of an initial test and/or inspection will be performed on behalf of Owner as part of the Cost of the Work, subject to the GMP or Separate GMP, as applicable.

          (2) Concealed Work. If Owner or Architect has notified Construction Manager of Owner's intent to test and/or inspect a portion of the Work, then, if such Work is concealed before such tests are performed or before approval is given, it shall be exposed, tested and restored at the Construction Manager's expense, without reimbursement as a Cost of the Work. Notwithstanding the foregoing, even if Owner or Architect has not notified Construction Manager of Owner's intent to test and/or inspect a portion of the Work, Owner or Architect may require the Construction Manager to expose concealed Work for the purpose of testing and/or inspection. In such case the cost of such testing shall be paid by Owner, if the concealed Work was properly performed, and by Construction Manager, without reimbursement, if the concealed Work was improperly performed.

          (3) Performance Testing. Witnessed performance tests, inspections and approvals shall occur when required by governing authorities or when required by the Contract Documents. The Construction Manager shall notify Owner and Architect at least three (3) business days in advance of the date the equipment will be ready for the final shop or field inspection or for performance tests. These tests, and any required retests, shall be performed at the Construction Manager's expense (as part of the Cost of the Work, subject to the GMP or Separate GMP, as applicable).

The Construction Manager (as part of the Cost of the Work, subject to the GMP or Separate GMP, as applicable) shall promptly obtain and provide Architect with all certificates and approvals.

          (4) Obligation to Furnish for Testing. The Construction
Manager shall furnish promptly, as part of the Cost of the Work, subject to the GMP or Separate GMP, as applicable, all facilities, labor, and material reasonably needed for performing such safe and convenient inspections and tests as may be required by Owner or Architect. All inspections and tests by Owner or Architect shall be performed with reasonable promptness as set forth in Paragraph 16.2 of the Agreement. Owner shall have the right to charge to the Construction Manager any additional cost of inspection or test, when material or workmanship is not ready by the Construction Manager for inspection or test at the time specified, or when reinspection or retest is necessitated by prior rejection. Such charges incurred by the Owner shall be promptly paid by the Construction Manager and shall not be reimbursed as a Cost of the Work.

     C. Correction of Work.

     (1) Any deficiencies identified will be noted for correction by the Construction Manager in a notification from the Owner or the Architect. Correction of such deficiencies shall be in addition to and not in lieu of the punch list(s) of deficiencies submitted to the Construction Manager by the Owner and the Architect or prepared by the Construction Manager. Receipt of any such notification shall not be construed as qualified acceptance of the Work nor shall it waive Owner's right to require the Construction Manager to remedy, any other deficiencies that may not be listed on such notification.

     (2) In the event that the Construction Manager receives from Owner or Architect a notification of faulty or unacceptable Work, the Construction Manager shall promptly remove from the premises all Work condemned as failing to conform to the requirements of the Contract Documents, whether incorporated in the Work or not. The Construction Manager shall then promptly replace and re-execute its own Work in accordance with the Contract Documents without change to the time of completion. In addition, the Construction Manager shall perform all cutting and fitting for other trades necessitated by the Construction Manager's errors.

     (3) Should the Construction Manager refuse to correct faulty or damaged Work, or should Owner consider it inadvisable for the Construction Manager to do so, Owner may either: (a) authorize another contractor to correct the Work at the Construction Manager's expense, without charging such costs as a Cost of the Work; or (b) accept the faulty or damaged Work and obtain from the Construction Manager a credit, contained in a Change of Contract, representing the diminished value of the Work accepted.

     D. Final Inspection and Final Punch list. In addition to any punch list(s) prepared by Construction Manager and any unacceptable Work previously identified by the Owner or the Architect, the Owner and the Architect shall, prior to Substantial Completion, make a final inspection of all Work, review Construction Manager's proposed punch list and prepare a final punch list ("Final Punch list") of Work that does not conform with the Contract Documents. Construction Manager shall correct all non-conforming Work identified in the Final Punch list within thirty (30) days after Construction Manager's receipt of the Final Punch list or such later time as agreed to by Owner. Correction of all faulty or unacceptable Work by the Construction Manager, including, without limitation, correction of all items specified in the Final Punch list, shall be a condition precedent to Final Payment.

     E. Non-Waiver or Acceptance. Any inspections or tests conducted by Owner or Architect or Owner's Consultants shall be for the sole benefit of Owner and shall not relieve Construction Manager of the responsibility of providing quality assurance control measures to assure that the Work complies with the requirements of the Contract Documents. The performance of any inspections or tests, or the omission of any inspections or tests, or a decision not to perform any inspection or test, by Architect, Owner or any agent, employee or consultant of Owner, shall not be a waiver of any of the Construction Manager's obligations hereunder and shall not be construed as constituting or implying approval or acceptance of the Work or any part thereof. No payment to the Construction Manager (including Final Payment) or approval or acceptance by Owner or Architect of any Work shall constitute final acceptance of the Work if it is later discovered that such Work was not performed in accordance with the requirements of the Contract Documents, unless such non-conforming Work has been expressly and knowingly accepted by Owner in writing.

10.  INSPECTION AND USE OF PREMISES

     A. Owner, Architect and all other persons specified by Owner, shall have safe access to the Work at all times for inspection purposes provided however that all such persons must comply with Construction Manager's reasonable safety regulations to ensure their safe access to the Work. Notwithstanding the foregoing, Owner, Architect, Owner's Consultants and their representatives shall not be responsible for, or have control or charge of, any construction means, methods, techniques, sequences or procedures or for safety and security precautions or progress in connection with the Work, nor shall they be responsible for the Construction Manager's failure to carry out the Work in accordance with the Contract Documents. Should the Owner elect to conduct tours during construction, or otherwise gain access to portions of the Site for the purpose of public relations, rental or related activities, such access shall be:
(a) conducted at such times and in such areas of the Work as Construction Manager may reasonably determine taking into account safety and impact on construction activities; (b) conducted by employees of the Owner in conformance with applicable OSHA requirements and other rules promulgated by Construction Manager and approved by Owner relating to safety and impact on construction activities; (c) conducted while accompanied by a representative of Construction Manager, if so required by Construction Manager or requested by Owner; and (d) coordinated with the OCIP and Owner's Insurance Advisor so that appropriate insurance coverage for such activities is provided and in place. In addition, the Owner may occupy designated portions of the Work prior to the date of Substantial Completion of the entire Work for limited activities such as ticket sales, administrative offices, fit out and installation of owner-supplied equipment, fixtures and furnishings. Such use of any designated portion of the Work shall be: (a) communicated to and coordinated with the Construction Manager in writing; (b) permitted only after the Construction Manager, Owner and Architect have inspected the area to be occupied and prepared an appropriate punch list of items remaining to be completed and corrected, which list has been reviewed and approved by the Owner; (c) permitted only when the area is safe for occupancy and only if so allowed by applicable by Laws; and (e) coordinated with the Project Specific Insurance Program so that insurance coverage is provided and in place in connection with such use.

     B. Subject to the requirements of paragraph 10A above and 10F below, Owner reserves the right to occupy and use, for itself or any of its affiliates, any portion of the Work and operate any equipment that is part of the Work without constituting acceptance of the Construction Manager's Work or material involved either in whole or in part, unless Owner, in its sole discretion, expressly accepts portions of the Work or pieces of equipment by written notice to the Construction Manager.

     C. The Construction Manager shall confine its apparatus, the storage of materials and the operations of its workmen to limits indicated by Laws and the reasonable directions of Owner. The Construction Manager shall not encumber the Site with its material except for such material as is reasonably necessary for the Construction Manager to perform the Work without interruption and as approved in writing by Owner.

     D. The Construction Manager shall enforce the instructions of Owner regarding signs, advertisement and smoking. No advertising signs, name signs or logos of any sort shall be displayed on the Site, except those that Owner may elect to display and those provided for herein.

     E. Throughout the term of this Contract, Construction Manager shall provide Architect, Owner, their representatives and consultants, and their respective employees with access to Owner's and Inspector's trailer(s), telephone(s), and restroom facility(ies) at the Site.

     F. The Owner shall have the right to occupy or use ahead of schedule all or any Substantially Completed or partially completed portion of the Work when such occupancy and use are in its best interest, notwithstanding the time of completion for all of the Work. If such occupancy or use increases the Cost of the Work (other than for corrections which are the Construction Manager's responsibility) or delays its completion, the Construction Manager shall be entitled to extra compensation or extension of time, or both, as allowed by the terms of this Contract. Claims for such extra compensation or extension of time, to be valid, shall be made in writing in the time and manner required by the Contract Documents. After the Owner has taken occupancy of all or any Substantially Completed portion of the Project under construction, the Construction Manager shall not disrupt the Owner's use and occupancy thereof to make corrections in the Work but shall make such corrections in a fashion so as not to disrupt the Owner's use and occupancy of the area at issue. Any increased cost of such corrections caused solely by Owner's occupancy of the area affected shall be a Cost of Work. The Owner may require the use and operation of any completed heating, ventilating, air-conditioning or other equipment at the time that it occupies or uses any substantially completed portion of the Project under construction. In such event, the Owner may require the Construction Manager to operate such equipment and will pay the Construction Manager the cost of such operation required for the Owner's use and occupancy, but the Construction Manager shall be responsible for such equipment and for its careful and proper operation. At anytime, the Owner may itself assume the care and maintenance of any portion of the Project which it is occupying and using and/or the operation of any such equipment, but in each case the Construction Manager shall not be relieved of his responsibility for the full completion of the Work and the protection of his tools, materials and equipment. Without limiting the foregoing and without any increase in the Contract Sum, Construction Manager shall substantially complete and deliver to Owner for early occupancy the convention center portion of the Project on or beforeSeptember 28, 2007 and shall meet all of the Completion Date(s) and Milestone Dates established by Owner pursuant to the Agreement and all amendments thereto. Construction Manager and Owner agree that the appropriate allocation of cost for operation of heating, ventilating, air conditioning and other equipment within the convention center shall be ten percent (10%) of the utility bill of Construction Manager for the Project from the date of turnover of the convention center area until Substantial Completion of the entire Work.

11.  PROTECTION OF WORK AND PROPERTY; SAFETY; EXISTING UTILITIES

     A. Protection of Work. The Construction Manager shall continuously maintain adequate protection of all Work from damage due to any cause, including inclement weather, and shall protect all property at the Site from damage or loss resulting from the Construction Manager's operations. The Construction Manager shall adequately protect improvements within public rights-of-way and property of adjacent landowners. The Construction Manager shall protect and secure its Work and materials against loss by theft or otherwise. The obligations of this Paragraph 11 shall apply, regardless of whether the property in the Construction Manager's possession was purchased by the Owner or the Construction Manager.

     B. Safety. Construction Manager shall be responsible for preparing, implementing, maintaining and supervising all safety and security precautions and programs in connection with its Work. Construction Manager shall take all necessary precautions for the safety of its employees and all other persons who may be affected by the Work. As between the Owner and Construction Manager, Construction Manager shall be responsible to the Owner for any and all safety issues relating to the Work. Construction Manager shall administer and manage the safety program. This will include, but not necessarily be limited to, review of the safety programs of Subcontractors of every tier. Construction Manager shall monitor the establishment and execution of effective safety practices, consistent with industry practice, as applicable to the Work, and compliance with all applicable regulatory and advisory agency construction safety standards. The Construction Manager's responsibility for review, monitoring and coordination of the Subcontractors' safety programs shall not extend to direct control over execution of the Subcontractors' safety programs. Notwithstanding Construction Manager's safety obligations to the Owner, it is agreed and understood that each individual Subcontractor shall remain the controlling employer responsible for the safety programs and precautions applicable to its own work and the activity of other's work and areas designated to be controlled by such Subcontractor.

     C. Accidents. In case of an accident involving an injury to anyone performing Work for Construction Manager or its Subcontractors, Sub-Subcontractors or their employees, Construction Manager shall notify Owner within one (1) business day and shall file a fully detailed accident report as soon as possible and not later than two (2) business days after such accident. Construction Manager shall also file promptly such reports as are required by its insurance carrier, the OCIP and such other civil authorities as might govern and shall simultaneously provide copies to Owner.

     D. Emergencies. In an emergency affecting the safety of life or the Work or of adjoining property, the Construction Manager is hereby permitted to act reasonably to prevent such threatened loss or injury. Reasonable costs incurred by the Construction Manager because of emergency work shall be determined by agreement of the Parties hereto, or if the parties do not agree, by the claims procedure established hereby.

     E. Utilities. The Construction Manager shall establish and maintain direct and continuous contact with the owners or operators of local utilities before commencing any Work. Owner will provide the Construction Manager, for its general information only, records in Owner's possession with regard to the nature and location of known utilities but does not warrant or represent that the information is accurate and complete. The Construction Manager shall verify the locations and availability of any utilities that may be affected by its operations (and, if any variations are found to exist from the information supplied by the Owner which the Construction Manager would have discovered upon a reasonable inquiry and inspection prior to commencing the Work, the Construction Manager shall not be entitled to make claim for an increase in the GMP or Separate GMP, as applicable, and/or an extension of the Completion Date(s) or Milestone Dates). At least fourteen (14) days prior to the anticipated Work, Construction Manager shall submit in writing to Owner and to utility owners for their review and approval of its plan for: (i) performing the Work; and (ii) promptly resolving any utility conflicts to avoid delay. No Work in the vicinity of, or which may affect utilities, shall be started until approved by Owner and the utilities. The Construction Manager shall prepare and maintain an updated list of information on all Project-related utilities including company names, addresses, contact persons and types of utility. During the course of the Work, Construction Manager shall supply, temporary utilities necessary for performance of the Work. Construction Manager shall be responsible for connecting to all necessary permanent utilities for the Work and shall file and process all applications for all such permanent utilities on behalf of Owner. Hookup fees for such permanent utilities shall be paid pursuant to Paragraph 7.1.5 of the Agreement. Owner shall assume liability for the permanent utilities upon Substantial Completion.

     F. Utilities on As-Built Drawings. All utilities in the vicinity of the Project and related to the Work shall be shown on the As-Built Drawings (as required pursuant to Paragraph 33 hereof) when such utilities have been identified on Drawings provided by Owner, identified by survey or encountered by the Construction Manager during construction (in which case the utility shall be shown at its actual position at the point of interference).

12.  HAZARDOUS MATERIALS AND POLLUTION CONTROLS

     A. Hazardous Materials. In the event the Construction Manager encounters on the Site material reasonably believed to be a Hazardous Material that has not been rendered harmless, the Construction Manager shall immediately stop Work in the area affected and report the condition to Owner in writing. The Work in the affected area shall be resumed after disposal, abatement or removal (collectively, "remediation") of the Hazardous Material, or when it has been rendered harmless. The Construction Manager shall be under no obligation to perform remediation of Hazardous Material, unless such remediation arises from an Environmental Exclusion (defined herein below). The Owner shall indemnify, defend and hold harmless the Construction Manager from claims of third parties or for remediation arising out of the presence of Hazardous Materials at the Site, except to the extent: (i) such condition is disclosed by the Contract Documents; (ii) the remediation of such Hazardous Material is a part of the Work (including, without limitation, remediation made a part of the Work by issuance of a Change Order or Change Directive); or (iii) such claim or required remediation is caused in whole or in part by, or arises in whole or in part out of , the act or omission of Construction Manager or any Subcontractor or Sub Subcontractor bringing such hazardous materials onto the Site, or knowingly disturbing or knowingly continuing to be present or performing work at any affected area containing Hazardous Materials without Owner's written consent after the Construction Manager or any Subcontractor or Sub-subcontractor has become or been made aware of the presence of the Hazardous Materials (each an "Environmental Exclusion"). Construction Manager shall indemnify, defend and hold harmless Owner against any loss, cost or damage resulting from or arising out of any Environmental Exclusion to the extent that such loss, cost or damage is caused by the act or omission of Construction Manager or any of its Subcontractors or Sub-subcontractors.

     B. Pollution Controls. Construction Manager shall not burn waste without prior written permission from Architect and appropriate governmental authorities. Construction Manager shall control the generation of dust resulting from the Work and shall undertake such dust controls as are reasonably required by Architect or Owner. Construction Manager shall undertake reasonable efforts to minimize the amount of noise and light generated by the Work and the adverse affects of such noise and light on adjacent property owners and the public. Construction Manager shall at all times comply with the Laws applicable to the foregoing activities.

13.  CLEAN UP

     A. Daily Clean Up.

     (1) At all times, Construction Manager shall keep the Site and adjacent property free from accumulation of trash and debris that results from the operations of the Construction Manager, its Subcontractors and Suppliers (including trash and debris from material that is furnished by Owner and that is installed by the Construction Manager, its Subcontractors, Sub Subcontractors and Suppliers). Construction Manager shall provide for all clean up and offsite disposal of all such trash and debris.

     (2) If the Construction Manager fails to clean up as provided in this Paragraph, Owner reserves the right, upon eight (8) hours written notice to the Construction Manager, to proceed to remove the debris, the cost of which will be charged against the Construction Manager.

     B. Final Clean Up.

     (1) Prior to Substantial Completion, the Construction Manager shall employ experienced persons or a professional team to make a final clean up of the Work or such portions of the Work as Owner may designate. Such clean-up shall leave all surfaces, equipment, finishes, fixtures, furnishing and other similar items in a condition that is clean, ready for those items' intended use and that requires only ordinary care to maintain. Such clean up shall include, without limitation, the cleaning of all glass surfaces, the waxing of bare floors and the vacuuming of carpets. The Construction Manager shall be responsible to reclean as directed any areas soiled or dirtied as a result of performing corrective or uncompleted Work.

     (2) At the completion of the Work, Construction Manager shall remove all trash, waste and debris from the Site as well as its tools, temporary facilities, construction equipment, machinery and surplus materials and shall deliver all improvements constructed in a professionally cleaned, ready to market and ready to use condition.

     14.  CONSTRUCTION PROGRESS SCHEDULE

     A. Schedule. The Construction Manager shall prepare and submit a calendarized Critical Path Method ("CPM") schedule (the "Construction Progress Schedule" or "Schedule") including all Completion Date(s) and Milestone dates required by Owner, including Milestone Dates set forth in Exhibit H to the Agreement or any amendments to the Agreement) to Owner within thirty (30) days of the execution of the GMP Amendment or Separate GMP, as applicable; or at least ten (10) days prior to the commencement of the Work required by the applicable Separate GMP Amendment or GMP Amendment, whichever is sooner. The Schedule shall contain a detailed graphic representation of all activities that could affect the progress of the Work, including a schedule of Submittals, Owner's requirements for installation of furniture, furnishings, fixtures, equipment and other items provided by Owner and coordination and cooperation with other Subcontractors performing work at the Site. The Schedule shall identify the Project by name. The Construction Manager shall submit the Schedule on computer disk in a format acceptable to Owner. Upon approval by Owner, the Construction Progress Schedule shall become a Contract Document and may be revised only pursuant to the provisions of this Agreement or with the written consent of the Owner. The Construction Manager agrees to comply with the Construction Progress Schedule, as revised as provided herein, and agrees that the Work shall be prosecuted regularly, diligently and without interruption, within the time specified.

     B. Schedule Updates and Revisions. The Schedule will be revised, updated and submitted by Construction Manager at least the first (1st) of each month. However, Owner reserves the right to require Construction Manager to update the Schedule as often as Owner deems reasonably necessary. All such revisions and updates shall be submitted in written format and in electronic format specified by Owner. Any revisions to the Schedule shall be accompanied by a written explanation of the reasons for such revisions and no such revision shall be incorporated into the Schedule except as provided under this Agreement or with Owner's written consent. A copy of the Schedule shall be maintained at all times on the Site, and revised and updated copies shall be provided to Owner at any time if requested. Failure of the Construction Manager to deliver an initial Schedule within the time specified above or to deliver timely updates of such Schedule upon request by Owner, or as provided for above, may be grounds for Owner to withhold progress payments for the Work completed until such time as the Schedule(s) are delivered to Owner.

     C. Additional Work to Comply with Schedule. In the event that the Construction Manager or any of its Subcontractors or Sub Subcontractors on their own initiative (other than to mitigate an Excused Delay without increased cost to Owner) changes the sequence or duration of any of the construction activities from such sequences or durations as indicated on the Schedule established at the commencement of the Work, Owner, unless agreed in writing otherwise, will not be liable for any claims for any direct or indirect costs, delay costs, costs related to loss of efficiency, resequencing of work or extension of time or any other costs which may result from such actions by the Construction Manager or its Subcontractors of Sub Subcontractors. In addition, other than to mitigate an Excused Delay without increased cost to Owner, Construction Manager shall not be entitled to change sequences or durations without Owner's prior written approval of such changed sequences or durations. Although Construction Manager may finish early, Construction Manager agrees that it shall have no claim for any alleged delay to its right to finish early.

     D. Failure to Comply with Schedule. Should the Construction Manager fail to comply with the Construction Progress Schedule, or meet the Completion Date(s) or Milestone Dates, Owner shall have the remedies set forth in Section 4.3 of the Agreement and Paragraphs 18 and 19 hereof.

     E. Time is of the Essence. Time is of the essence to the performance of Construction Manager's obligations under this Contract. The date of commencement, rate of progress, and each of the Completion Date(s) and each of the Milestone Dates are essential conditions of the Contract Documents.

15.  REPORTS AND MEETINGS

     A. The Construction Manager shall each day prepare and deliver to Owner and Architect a Daily Report on the standard form provided by Owner (Exhibit 6) showing the number of foremen, journeymen mechanics and other personnel employed at the Project that day, and the location and nature of the Work performed. Concurrently therewith, if requested by Owner, the Construction Manager shall deliver to Owner the various Subcontractors' and Sub Subcontractors' Daily Reports on the standard form provided by Owner (Exhibit 7).

     B. Not more than thirty (30) days following execution of the Agreement, GMP Amendment or Separate GMP Amendment, as applicable, but prior to commencement of the Work required thereby, the Construction Manager and representatives of all Subcontractors designated by Owners shall attend a pre-construction meeting scheduled by Owner and Architect. The Construction Manager's Project Manager, General Superintendents and other persons designated by Owner, shall represent the Construction Manager; their supervisory personnel shall represent Subcontractors. The purpose of the meeting will be to discuss matters relating to the Project.

     C. Each week during the progress of the Work, the Construction Manager will conduct a Progress Meeting at a time and place agreed upon by the Construction Manager and Owner, during which the Construction Manager shall review the progress of the Work relative to the Construction Progress Schedule and discuss ways of maintaining the progress of the Work. The Construction Manager shall require Subcontractors and Sub Subcontractors who are actively performing Work at the time the meeting is held to be present and be represented by a person authorized to commit their company. If requested by Owner, the Construction Manager shall require Subcontractors and Sub Subcontractors who are not then actively performing Work to be present and be represented by a person authorized to commit their company. The Construction Manager shall keep accurate minutes of each meeting and, if requested by Owner, shall deliver a signed copy of each set of minutes to Owner within three (3) business days of each meeting. Owner, Architect and Owner's Consultants shall be entitled to attend and participate in all such Progress Meetings.

     D. By the fifth (5th) day of each month, the Construction Manager shall submit to Owner a written Contract Status Report, which report shall, at a minimum, show, in detail, the progress of the Work relative to the approved Construction Progress Schedule; a listing of outstanding Submittals, requests for information or proposals upon which the Construction Manager is awaiting response from Owner or Architect and the impact, if any, such Submittals, requests for information or proposals have on the Construction Progress Schedule; the Contract Sum, including additions or deductions arising out of accepted Changes of Contract; and a listing of pending or outstanding approved and proposed Changes of Contract (Change Order log) and Construction Manager's claimed cost and/or extension of time resulting there from, current status of allowances, current status of any proposed value engineering, current buy out log, bid package and award status, status of all subcontracts, and copies of all subcontractor and supplier default notices.

     E. If requested by Owner, Construction Manager shall submit to Owner: (i) lists of Suppliers, items to be purchased from the Suppliers to be permanently incorporated into the Work, time required for fabrication of the items and the scheduled delivery dates for each item; (ii) copies of purchase orders for supplies purchased for the Work; (iii) photographs of the Work and the Site (to be paid for by Owner); and (iv) any other reports or information related to the Work and the Site that is reasonably requested by Owner.

     F. Failure of the Construction Manager to timely deliver the reports required or requested by Owner pursuant to this Paragraph or to schedule and hold the meetings required by this Paragraph shall constitute cause for the withholding of payments by Owner.

16.  DELAYS

     A. Remedy for Delays. If the Work is delayed by an Excused Delay as defined in Section 4.4 of the Agreement, the Contract Completion Date(s) and Milestone Dates shall be extended by the amount of time that such dates are delayed by such Excused Delay, as set forth in Section 4.3 of the Agreement. In the case of an Owner Caused Excused Delay, as defined in Section 4.4 of the Agreement, which, in the aggregate exceeds 90 days (exclusive of any concurrent cause), Construction Manager shall, in addition be entitled to increase the GMP by the incremental increased cost of materials proximately caused by Owner Caused Excused Delay ("Owner Excused Delay Cost"). Owner Excused Delay Cost shall not include any items of the Cost of the Work other than material cost. The Construction Manager shall notify the Owner in writing, before incurring any Owner Excused Delay Cost and shall not incur such cost without obtaining the advance written approval of the Owner. The Construction Manager shall use all available means to mitigate Owner Excused Delay Cost. The Construction Manager shall not be entitled to recover any Owner Excused Delay Cost that is incurred without Owner approval or that could have been mitigated. Extension of time, recovery of Owner Excused Delay Cost, subject to the above limitations, and any related increase in Fixed General Conditions Cost described in Section 5.2.1.2 of the Agreement, shall be the Construction Manager's sole remedy for any delay or impact to or acceleration in the completion of the Work, except as provided in Section 16(B) below if Owner directs acceleration or mitigation activity to remove or reduce the period of Excused Delay.

     B. Owner's Right to Accelerate or Mitigate Excused Delay. Owner shall have the right to accelerate the Work or undertake other mitigation to mitigate an Excused Delay. If Owner directs the Construction Manager to accelerate the Work or take other mitigation action, the Construction Manager shall do so without extension of the Construction Schedule or Completion Date or Milestone Dates or with only such extension thereof, as may be: (i) agreed by Change Order; or (ii) specified by Change Directive, to the extent that the Work can reasonably be accomplished within that time frame. Such acceleration or mitigation shall be a Material Change of the Agreement.

     C. Claims for Delays.

     (1) Within fourteen (14) days from the date when Construction Manager first recognizes or should have recognized a delay in the performance of the Work, Construction Manager shall submit to Owner and Architect, in writing, a notice of the Excused Delay. Such notice of Excused Delay shall, at a minimum, describe the nature and cause of the delay and provide a preliminary estimate of the impact of said delay on the Construction Progress Schedule and Owner Excused Delay Cost, if any. The Construction Manager's failure to submit such notice to Owner and Architect shall deprive the Construction Manager of its right to file any claims with respect to such delay, whether under the Contract or under any other theory of recovery. In the case of a continuing cause of delay, only one
(1) claim shall be necessary. The giving of such notice shall not of itself establish the validity of the cause of delay or of the extension of the time for completion or Owner Excused Delay Cost. Submission of reports and/or updates required elsewhere herein in provisions concerning the Schedule, reports and meetings shall not constitute such notice.

     (2) Within fourteen (14) days from the submittal to Owner and Architect of the notice of delay detailed in Paragraph 16C(1) above, Construction Manager shall submit to Owner and Architect a claim for an extension of time and Owner Excused Delay Cost which shall include all documentation supporting the claim then reasonably available to the Construction Manager. Such submittal shall include a detailed description of all changes in activity durations, logic, sequence, or otherwise in the Construction Progress Schedule and shall include a specific justification for each such change as well as a detailed description and documentation of Owner Excused Delay Cost and Construction Manager's efforts to mitigate such cost. The Construction Manager's failure to submit such a claim to Owner and Architect shall deprive the Construction Manager of its right to file any claims with respect to such delay, whether under the Contract or under any other theory of recovery. The filing of such claim for an extension of time shall not of itself establish the validity of the cause of delay or of the extension of time for completion or Owner Excused Delay Cost. Submission of reports and/or updates required elsewhere herein in provisions concerning the Schedule, reports and meetings shall not constitute such a claim.

     D. Suspension of Work.

     (1) Generally. Construction Manager shall not suspend Work without written permission of Owner unless so directed by any order of a court or other public authority having jurisdiction. Such suspension shall not be an Excused Delay and Construction Manager shall have no right to extension of time or increase in the Contract Sum if such order results from the act or omission of Construction Manager or any of its Subcontractors, Sub-subcontractors or suppliers.

     (2) Owner's Right to Suspend. Subject to Section 19C(1) of these General Conditions, Owner reserves the right at any stage of the Work, to suspend operations thereon, or upon any parts thereof, on one or more occasions, either for a time named or indefinitely, by giving the Construction Manager written notice. . When under suspension, the Work shall be put in proper and satisfactory condition, and properly protected, including as directed by Owner. Construction Manager recognizes that many events, known and unknown, including without limitation, legal challenges, administrative or political issues affecting the Project, delays in off site public improvements, could result in a determination by Owner to suspend work on the Project, and Construction Manager accepts such risk, subject to the provisions of this Section 16D. In all cases of suspension ordered by the Owner, the Work shall not again be resumed until permitted by written order of Owner.

     (3) Extension of Time. If Owner's rights of suspension are exercised for reason other than the wrongful act or omission of Construction Manager or any of its Subcontractors, Sub-subcontractors or suppliers, Owner shall grant to the Construction Manager an extension of time for the performance of the Work equal to the time of such suspension, and, if and to the extent that Construction Manager reasonably demonstrates that particular item(s) of Work are further unavoidably delayed by reason of such suspension, such additional period of delay as is reasonably and actually incurred with respect to the affected items and integrally related items that occur later on the same critical path. Construction Manager shall, however, be required to use its best efforts to mitigate suspension related delay. By way of example, if Construction Manager misses a steel production deadline, and because of the producer's production schedule, the related delay exceeds the period of suspension, Construction Manager would be entitled to actual period of delay incurred. If however, such delay could have been avoided or mitigated by placing an order for conforming material with another producer, no additional delay would be allowed. Further, no adjustment shall be made under this Paragraph for any suspension to the extent that equitable adjustment in the time for performance of the Work is provided for or excluded under any other provision of this Contract.

     (4) Adjustment to Contract Sum. If Owner suspends the Work pursuant to this Paragraph, for reason other than the wrongful act or omission of Construction Manager or any of its Subcontractors, Sub-subcontractors or suppliers, the GMP (or Separate GMP, if applicable) shall be increased by the actual and reasonable cost increase incurred by the Construction Manager because of the suspension, including but not limited to its actual, reasonable cost of demobilization and remobilization, provided that Construction Manager shall be required to mitigate costs of demobilization and remobilization and shall require the same of all of its Subcontractors and Suppliers at every tier. However, no such increase shall be made under this Paragraph for any suspension to the extent that the completion of the Work would have been concurrently suspended, delayed or interrupted by any other cause that is attributable to the act or omission of Construction Manager or its Subcontractors or Suppliers at any tier.

17.  CHANGE OF CONTRACT

     A. Changes In the Scope of Work. Owner may order changes in the scope of the Work and the Construction Manager shall perform the Work as changed. Owner may order changes pursuant to either a Change of Contract or a Change Directive, as set forth below:

     (1) Change of Contract. Owner may issue in writing a request for a Change of Contract proposal to the Construction Manager. The Construction Manager shall submit a proposal for the requested Change of Contract to Owner within fourteen
(14) days of the receipt of Owner's request. The proposal shall specify proposed changes, if any, to the Contract Sum and the time for performance and shall contain a quantity survey including quantity calculations, area calculations, Unit Prices, labor hours, rates and any other information necessary to provide Owner, in Owner's opinion, with a comprehensive understanding of the proposal. The proposal shall contain any credits due Owner resulting from the requested Change of Contract. The proposal shall reflect Unit Prices contained in the Contract Documents, if any; the Construction Manager shall represent and certify to Owner that the prices contained therein are the lowest prices reasonably attainable by Construction Manager for the nature, scope and timing of the Work involved. If work covered by the proposal is similar to work (including quantities) for which Unit Prices have been established, the Unit Prices for such established work shall be, at Owner's option, the basis for determining the cost of such similar work. The proposal shall clearly indicate all areas of the Work affected by said requested Change of Contract. The Construction Manager shall require each Subcontractor, Supplier and Sub-Subcontractor to conform to the requirements of this Paragraph.

     (2) Change Directive. If time restraints require or if Owner and the Construction Manager fail to agree upon the cost of any change in the scope of the Work pursuant to Paragraph 17A(1), Owner may at any time direct the Construction Manager to proceed with a change in the scope of the Work by issuing a Change Directive. If the Construction Manager claims that such work requires a change to the Contract Sum or the time of performance, then the Construction Manager shall submit to Owner a proposal for a Change of Contract in accordance with Paragraph 17A(1). Owner may also issue a Change Directive to assess back charges against the Construction Manager.

     B. Changes To Contract Sum and Time of Performance. The Contract Sum and the time for performance may be changed only by a Change of Contract executed by both Owner and Construction Manager or a Change Directive executed by Owner. A Change of Contract signed by the Construction Manager indicates its agreement therewith, including the adjustment in the Contract Sum or the time for performance, if any. The Construction Manager agrees that unless the Change of Contract specifically and clearly modifies the time for performance, that there shall be no modification in the time for performance and, by executing the Change of Contract, the Construction Manager expressly waives and releases any and all claims, rights, or interests, including, but not limited to, those for extensions of time, impact, disruption, loss of efficiency, "ripple," or other extraordinary or consequential costs, originating directly or indirectly out of the Work set forth in or related to the particular Change of Contract. Furthermore, unless expressly provided otherwise in the Change of Contract, the Construction Manager agrees that each Change of Contract and the adjustments in the Contract Sum or the time of performance set forth therein, if any, shall be final as to the additional Work set forth therein and that Construction Manager shall not be entitled to any additional adjustments to the Contract Sum or the time of performance as a result of such additional Work.

     C. Calculation of Changes to Contract Sum. Changes, if any, to the Contract Sum resulting from a Change of Contract or Change Directive shall be determined as set forth in this Paragraph 17C. The allowable limit for all tiers of Subcontractor mark-up is based on actual, reasonable cost plus a percentage fee for overhead and profit equivalent to ten percent (10%) to be apportioned between any and all Subcontractors and Sub-Subcontractors. For work performed by the Construction Manager's own forces, the Construction Manager's mark-up shall be limited to actual cost with no additional Construction Manager's Fee and increased Fixed General Conditions only as permitted by the remaining provisions of this Contract. For the purpose of calculating trade mark-up, actual cost is defined as: (i) direct cost of labor, including social security and unemployment insurance, and fringe benefits required by agreement or custom, workers' compensation insurance and bond premiums (if any); (ii) actual cost of materials, including sales tax and the cost of delivery; and (iii) rental value of equipment and machinery obtained and used specifically for such work. Actual cost does not include any item which could be deemed to be a general conditions cost or overhead such as, but not limited to, the cost of Construction Manager and Subcontractor supervisory personnel assigned to the Project, and any of the Construction Manager's office and related expenses. The Parties acknowledge and agree that there will be no overhead or profit markup on net deductive changes. The Construction Manager is not required to perform a change in the Work until the Owner issues either a Change of Contract or Change Directive.

     D. Separate Contractors. In the alternative to the foregoing Paragraph 17C, Owner shall have the right to employ a separate contractor to perform such changes in the scope of the Work. The Construction Manager shall afford such separate contractors reasonable opportunity for the delivery and storage of their materials and equipment and the execution of the work, and the Construction Manager shall reasonably coordinate its Work with the work of such separate contractors, as part of the Cost of the Work subject to the GMP or Separate GMP as applicable.

     E. Credits. Any credit due Owner resulting from a Change of Contract will be determined as set forth in this Paragraph 17E. No overhead or profit mark-up will be given back on Work that is deducted from the Scope of this Contract. The actual credited cost is defined as: (i) direct cost of labor, including social security and unemployment insurance, and fringe benefits required by agreement or custom, workers' compensation insurance and bond premiums (if any); (ii) actual cost of materials, including sales tax and the cost of delivery; and
(iii) rental value of equipment and machinery obtained and used specifically for such work. Actual cost does not include any item which could be deemed to be a general conditions cost or overhead such as, but not limited to, the cost of Construction Manager and Subcontractor supervisory personnel assigned to the Project, and any of the Construction Manager's office and related expenses.

     F. Audit. All costs or expenses, or both, claimed to be incurred or related to work performed pursuant to Paragraphs 17C and 17E above shall be subject to verification and audit by Owner.

     G. Owner Election to Pay. Owner, in its sole discretion, may elect to pay for extra work performed by the Construction Manager although the Construction Manager has not complied with all the requirements of the foregoing provisions of this Paragraph. The Construction Manager expressly agrees that such election by Owner shall not be deemed a waiver of Owner's rights or constitute a course of conduct, abrogating the requirements of this Paragraph. The Construction Manager further expressly agrees that Owner shall have no obligation to pay the Construction Manager unless the Construction Manager has complied with all requirements of this Paragraph 17, and Owner's rights to require such compliance shall be the same as if Owner had required such full compliance with respect to each and every item of extra work performed by the Construction Manager, to the extent that Owner takes exception to only a portion of the Work performed by Construction Manager pursuant to any Change of Contract or Change Directive, Owner agrees to pay for those portions of such work that are not contested by Owner.

     H. Construction Manager Claims for Extra Cost/Extensions of Time. If the Construction Manager claims that any instructions by Drawings or written clarification or otherwise involve extra costs or require an extension of time under this Contract, it shall give Owner and Architect written notice within fourteen (14) days of the receipt thereof. Within fourteen (14) days of submission of the written notice, the Construction Manager shall submit the back-up for all allowable extensions of time and all claimed extra costs, including, but not limited to, detailed labor and material costs, subject to the limitations set forth in Paragraph 16(A) hereof. The Construction Manager's failure to submit to Owner and Architect such notice or back-up information pursuant to the requirements of this Subparagraph shall deprive the Construction Manager of its right to claim any such extension of time or extra costs under this Contract or under any other theory of recovery.

18.  OWNER'S RIGHT TO DO WORK/STOP WORK

     If, in Owner's reasonable determination, Construction Manager shall neglect to prosecute the Work properly or fail to perform any material provision of the Contract (including, but not limited to, failure to comply with the Construction Progress Schedule or failure, refusal or neglect to supply a sufficient amount of labor, material or supervision in the prosecution of the Work), Owner shall have the right to: (i) order Construction Manager to stop the Work (or any portion thereof), without increase in the GMP or Separate GMP, until the cause for such order has been eliminated; (ii) direct the Construction Manager, without increase in the GMP or Separate GMP, as applicable, to furnish such additional labor and/or material as may, in Owner's reasonable determination, be required to comply with Construction Manager's obligations hereunder; or (iii) upon forty-eight (48) hours written notice to Construction Manager and without prejudice to any other remedy Owner may have, make good such deficiencies and deduct the cost thereof from any payment then or thereafter due the Construction Manager. If the payments then or thereafter due the Construction Manager are not sufficient to cover the amount incurred by Owner under subsection (iii) above, Construction Manager shall pay the difference to Owner. Any costs incurred by Owner pursuant to the exercise of the foregoing rights shall not increase the Contract Sum. Owner's exercise of any of the foregoing rights shall not give rise to any duty on the part of Owner to exercise its rights for the benefit of the Construction Manager or any other person or entity, nor shall it relieve the Construction Manager of its responsibility for providing for the safety of persons on the Site or void any warranty of the Construction Manager either express or implied.

19.  TERMINATION

     A. Termination for Default.

     (1) The Construction Manager shall be in default of this Contract if it:
(a) becomes insolvent; (b) files or has filed against it any petition in bankruptcy or makes a general assignment for the benefit of its creditors; (c) fails to pay for materials, supplies, labor, or other items purchased or used in connection with the Work as and when required by this Contract; (d) refuses or fails to prosecute the Work, or any separable part thereof, with such diligence as will ensure the completion of the Work in accordance with the Construction Progress Schedule and the Completion Date(s) and Milestone Dates established by Owner to be incorporated therein; (e) fails, refuses or neglects to supply sufficient labor, material or supervision in the prosecution of the Work; (f) improperly interferes with or disrupts the operations of Owner or any other Construction Manager, supplier, Subcontractor, or other person working on the Project; or (g) abandons the Project; or (h) commits any other breach of this Contract.

     (2) In the event of a default by the Construction Manager, the Construction Manager shall cure the default within seven (7) days after the receipt of a written notice of the default from the Owner, or, if such default is not susceptible of being cured within seven (7) days, commence within such seven (7) day period and diligently continue and complete such cure as soon as possible, but in no event later than ninety (90) days after the receipt of such notice. Any default that is capable of cure by the expenditure of money and any unexcused delay shall be deemed susceptible of cure within seven (7) days. If the Construction Manager fails to cure its default within the foregoing period, the Owner may terminate this Contract and such termination shall be effective seven (7) days after the Construction Manager receives a separate written notice thereof. At Owner's option, Owner may rescind its termination notice by so notifying the Construction Manager in writing prior to the expiration of seven
(7) days after the Construction Manager received the termination notice or prior to the time the Construction Manager removes its equipment and forces from the Site, whichever is later. Upon the effective date of termination, Owner may take possession of all or any materials, supplies, equipment and tools pertaining to this Project whether on the Site, in the Construction Manager's shop or in transit. Owner may also take possession of all or any equipment belonging to Construction Manager and peculiar to the fabrication or installation of the Work, provided such equipment is located on the Site. Upon the effective date of termination, Owner may request that Construction Manager assign its interest in certain or all subcontracts and purchase orders pursuant to Paragraphs 21B and 21C hereof or Owner may make independent arrangements for the completion of the Work. The amount of the completion cost, as well as any other costs, damages, or expenses, including Owner's legal fees and expenses, incurred as a result of a default, shall be charged against any unpaid portion of the GMP (or applicable Separate GMP) due the Construction Manager; and, if said total costs, damages, or expenses shall exceed such balance due, the Construction Manager agrees to pay the amount of said excess within fourteen (14) days of Owner's demand therefor.

     (3) The materials, supplies, equipment and tools taken by Owner may be used in completing the Work and may be incorporated into the improvements being constructed. With respect to any of such items incorporated into the Project, or consumed in the Work, the net reasonable value of the same as of the date of taking shall be credited against the aforesaid total completion costs, damages and expenses. With respect to any such items which are not so incorporated or consumed, or which have a salvage value, Owner may, at its option: (a) assume title to the same or any part of the same, as of the date of default and credit the net reasonable value thereof as of the date of taking against the total completion cost, damages, and expenses; or (b) return the same to the Construction Manager and credit the net reasonable value of the use thereof by Owner against the said total completion cost, damages and expenses. As used in the preceding sentences, the phrase "net reasonable value" of any items shall mean the reasonable value after deducting all amounts which have been paid to the Construction Manager on account thereof.

     (4) In the event that Owner does not terminate this Contract despite the occurrence of an event of default, such assent shall not be construed as a waiver of the Construction Manager's obligation to reimburse Owner for any costs, damages, or expenses that the Owner is entitled to otherwise recover under this Contract; and all such costs, damages, and expenses shall be paid or reimbursed to Owner (to the extent that they exceed the unpaid balance of the applicable GMP or Separate GMP) within fourteen (14) days of Owner's demand therefor.

     (5) If, after notice of termination of the Construction Manager's right to proceed pursuant to Paragraph 19A(2), it is determined for any reason that the Construction Manager was not in default, or that its delays are excusable, or that Owner is not entitled to the remedies against the Construction Manager provided therein or that Owner failed to follow the provisions of Paragraph 19A, then Construction Manager's termination shall be deemed a Termination for Convenience pursuant to Paragraph 19B below and Construction Manager's remedies against Owner shall be the same as and limited to those afforded the Construction Manager under Paragraph 19B.

     B. Termination for Convenience. Owner shall have the right to terminate this Contract, in whole or in part, without cause upon seven (7) days written notice to the Construction Manager. In the event of such termination for convenience, the Construction Manager's rights against Owner shall be limited to payment of that portion of the Contract Sum earned through the date of termination, together with any retainage withheld with respect to properly completed Work, the portion of Construction Manager's Fixed General Conditions that is allocable to the period preceding termination, and the reasonable and actual costs of cleanup, removal of debris, removal of equipment, removal of Construction Manager's trailers and machinery, and assignment to Owner of leases for Owner's trailers used at the Site, less any amounts claimed for, or required to correct, improperly performed or defective Work, and less any unpaid and lienable claims of Subcontractors, Sub-subcontractors or material men. . Upon the effective date of termination, Owner may request that Construction Manager assign its interest in certain or all subcontracts and purchase orders pursuant to Paragraphs 21B and 21C hereof or Owner may make independent arrangements for the completion of the Work. Construction Manager shall, at Owner's election, either: (i) so assign to the Owner all subcontracts and contracts for materials ordered prior to the date of termination, or (ii) cancel such contracts (in which case Owner shall also pay all cancellation charges for such contracts). The Construction Manager shall not be entitled to any other or further relief against Owner, including, but not limited to, anticipated profit on Work not performed by Construction Manager or any Subcontractor or Supplier at any tier as a result of any such termination by the Owner.

     C. Construction Manager's Right to Terminate. This Contract can only be terminated by the Construction Manager pursuant to the terms of Paragraphs 19C(1) and (2).

     (1) If, after the date of commencement, the Work is stopped for a period of more than six (6) months under an order of any court or other public authority having jurisdiction, or as a result of an act of government, such as a declaration of a national emergency making materials unavailable, through no act or fault of the Construction Manager or a Subcontractor, Sub-subcontractor or their agents or employees or any other person performing any of the Work under a contract with the Construction Manager, or if the Work is wholly or substantially suspended for a period of more than six(6) months for such reason, the Construction Manager may terminate this Contract and such termination shall be effective forty-eight (48) hours after Owner receives written notice thereof.

     (2) This Contract may also be terminated by the Construction Manager upon the material default by Owner under this Agreement, provided that Owner's default is through no fault of Construction Manager. Construction Manager shall first give written notice specifying the nature and extent of each material default. Such default(s) shall cease to be cause for termination if: (i) Owner cures such default(s) within seven (7) days after receipt of Construction Manager's notice; or (ii) such default(s) is not susceptible of being cured within seven (7) days, Owner commences cure within such seven (7) day period and diligently continues to complete such cure as soon as possible, but in no event later than ninety (90) days after the receipt of such notice; or (iii) such alleged default involves a good faith dispute between Owner and Construction Manager over the Contract Sum, any payment request, or time for performance of the Contract (in any such case, Construction Manager's sole remedy shall be to seek judicial determination and enforcement of its claim(s) but may not terminate this Contract). Any default that is capable of cure by the expenditure of money shall be deemed susceptible of cure within seven (7) days.

     (3) Upon the effective date of termination pursuant to Paragraphs 19C(1) and (2), the provisions of Paragraph 19B shall apply and govern the obligations of the parties.

20.  LIENS

     A. The Construction Manager shall comply with the applicable laws and regulations of the state in which the Project is located regarding the liability of Owner for mechanics' liens. The Construction Manager shall take all precautions reasonably necessary to ensure that the liability of Owner for mechanics' liens and other similar liens is limited to the greatest extent reasonably possible under such laws and regulations. In the event that any lien is filed against the Project, which the Construction Manager is responsible to remove pursuant to the provisions of this Contract, Construction Manager agrees to take all steps necessary and proper to release and discharge such lien within seven (7) days of the filing of any such lien.

     B. If the aforementioned steps are not taken by the Construction Manager, the Construction Manager agrees to obtain a bond sufficient to release the lien and take all necessary legal action to defend Owner against any legal action related to such lien. In addition, Construction Manager shall reimburse Owner, on demand, for all monies paid by Owner in the releasing, satisfying and discharging of such lien, including reasonable attorneys' fees. Until such lien is discharged, Owner may withhold payment to Construction Manager in such amount, as Owner reasonably deems necessary to protect Owner against any costs or damages they may incur in releasing, satisfying or discharging such liens.

     C. Final Payment shall become due only after the Construction Manager delivers to Owner a full and final release of all liens and claims arising out of the Contract, and an affidavit that the releases include all the labor and materials for which a lien could be filed.

21.  ASSIGNMENT AND THIRD PARTY BENEFICIARY

     A. Owner and Construction Manager each binds itself, and its partners, successors, executors and administrators and assigns to the other party of this Contract and to the partners, successors, executors, administrators and assigns to such other party, with respect to all obligations contained in the Contract Documents. Owner may assign its rights and obligations under this Contract (including a collateral assignment thereof) at any time without the consent of the Construction Manager, to any successor owner of the Project and to any lender providing financing for the Project. Provided such entity agrees to accept the terms and conditions of this Contract without modification based on the assignment, the Owner shall be released from liability under the Contract and the Construction Manager agrees to execute any documentation with respect to such assignment promptly upon Owner's request. However, the Construction Manager shall not assign its obligations under this Contract or sublet as a whole without the prior written consent of Owner, nor shall the Construction Manager assign any monies due to it hereunder, without the prior written consent of Owner. All assignments without Owner's prior written consent are void.

     B. The Construction Manager agrees that effective upon, and if and only in the event that this Contract is terminated pursuant to paragraph 19A or 19B above, each subcontract and all purchase orders executed by the Construction Manager for the Work, and all rights of the Construction Manager thereunder, shall be assignable to Owner, or to another contractor designated by Owner, at Owner's option, without consent of the Subcontractor or Supplier; that upon such an assignment becoming effective such Subcontractor or Supplier will be bound to Owner or such contractor designated by Owner, as fully and in the same manner as such Subcontractor is bound to the Construction Manager under such subcontract or purchase order; and that upon such assignment becoming effective all sureties of the obligations of such Subcontractor shall be bound to Owner or such contractor designated by Owner, as fully and in the same manner as such sureties are bound to the Construction Manager. The Construction Manager further agrees that, to the extent permitted by applicable law, all permits and licenses obtained by the Construction Manager for the Project and all rights of the Construction Manager thereunder shall be assignable to Owner or to another contractor designated by Owner, at Owner's option, without the consent of the issuing entity.

     C. Effective as of any termination of this Contract, the Construction Manager hereby assigns to Owner all of the Construction Manager's interest in those subcontracts and purchase orders which were entered into by the Construction Manager prior to termination and which Owner specifically requests by written notice. Pursuant to

Paragraph 21B above, all subcontracts and purchase orders shall provide that they are freely assignable by the Construction Manager to Owner and its assigns. Such assignments by the Construction Manager shall not in any way be construed as an assumption by Owner of the Construction Manager's then outstanding obligations to its Subcontractors and Suppliers. Owner shall be at liberty to negotiate with and engage (for itself, or for any other contractors that they engage to replace the Construction Manager) any Subcontractors, Suppliers or others with whom the Construction Manager dealt prior to termination.

     D. Except for the provisions of Paragraph 22 which benefit all intended indemnitees, no provisions of the Contract Documents shall in any way inure to the benefit of any third person (including the public at large) so as to constitute such person a third party beneficiary of this Contract or of any one or more of the terms and conditions of the Contract Documents or otherwise give rise to any cause of action in any person not a party hereto. The rights of Owner set forth in this Paragraph 21 are intended for the protection of Owner only. No rights of Owner specified in this Paragraph 21, nor any action taken by Owner pursuant to this Paragraph, shall be construed as acceptance by Owner of any delegation of the duties owed by the Construction Manager to any third party.

22.  INDEMNIFICATION

     A. To the fullest extent permitted by law, the Construction Manager shall indemnify, defend and hold harmless the Architect, the Owner, the Owner's lender, The Peterson Companies, any governmental entity whose permit, approval or agreement so requires, and their respective related companies and each of their respective officers, directors and employees from and against all claims, damages, losses and expenses, including, but not limited to attorneys' fees, arising out of or resulting from the performance of the Work, to the extent that any such claim, damage, loss or expense: (i) is attributable to personal injury, bodily injury, sickness, disease or death, or to injury to or destruction of tangible property including the loss of use resulting therefrom; and (ii) is caused by any act or failure to act of the Construction Manager, any of its Subcontractors, Sub-subcontractors or Suppliers, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by any party indemnified hereunder. The phrase "tangible property" as used herein includes without limitation damage to the property of the Construction Manager, all parties indemnified herein, or of any third party. The indemnification obligations set forth in this paragraph shall not apply to the extent that any of the damages or losses otherwise covered by the indemnification obligations set forth herein are paid by the OCIP or any other property insurance maintained by the Owner.

     B. In any and all claims against Architect, Owner or their related companies by any employee of the Construction Manager, any of its Subcontractors or Suppliers, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this Paragraph 22 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Construction Manager or any of its Subcontractors or Suppliers under workers' compensation acts, disability benefit acts or other employee benefit acts.

     C. The Construction Manager acknowledges the receipt and sufficiency of specific, valuable consideration and other benefits accruing to the Construction Manager in exchange for the Construction Manager's indemnity obligations indemnified under this Contract. The specific consideration includes, but is not limited to, the first five percent (5%) of each payment made to the Construction Manager under this Contract.

     D. The indemnifications contained in this Paragraph 22 shall apply regardless of whether the liabilities sustained were the result of settlements or contractual or other voluntary forms of dispute resolution.

     E. The terms "Architect" and "Owner" and each of the other entities that are listed as indemnitees in this Paragraph 22 include their respective officers, directors, agents, servants, employees, successors and assigns. The term "related companies" as used in this Paragraph 22 means the respective subsidiaries and affiliates and any entities in which any of such entities has controlling or managerial interests or any entities in which any of them has ownership interests, and which are in existence at any time between the date of the Contract and the Construction Manager's acceptance of Final Payment. Such entities include, but are not limited to, corporations, limited liability companies, partnerships, and joint ventures.

23.  INSURANCE

     A. Owner Controlled Insurance Program.

          (1) The Owner has elected to implement an Owner Controlled Insurance Program (OCIP) that will provide Workers' Compensation, Employer's Liability, General Liability, and Excess Liability for all enrolled Subcontractors of every tier providing direct labor. The Owner agrees to pay all premiums associated with the OCIP including deductibles or self-insured retention unless otherwise stated in the Contract Documents. Eligible Subcontractors include all Subcontractors providing direct labor (see definition of ineligible Subcontractors below). Temporary labor services and leasing companies are to be exempt from the program.

          (2) The following types of Subcontractors and Sub-subcontractors (hereinafter called ineligible Subcontractors) shall not be eligible for coverage in the OCIP: Consultants, Suppliers, vendors, materials dealers, guard services, janitorial services, truckers (including trucking where delivery is the only scope work performed), and other Subcontractors as determined by the Owner. Ineligible Subcontractors shall be required to maintain their own insurance of the types and with the limits as set forth in Paragraph 23, at their own expense, and shall promptly furnish the Owner, or its designated representative, certificates of insurance giving evidence that all required insurance is in force.

          (3) Construction Manager shall identify all costs associated with the cost of insurance for all Work, including but not limited to insurance premiums, expected losses within any retention or deductible program, overhead and profit, using Form 2 (Insurance Cost Identification Worksheet). By completing and submitting this insurance cost information, including supporting documents to the Insurance Administrator, Construction Manager warrants that all cost for insurance as described in this paragraph have been correctly identified. For the Construction Manager and all cost plus Subcontractors and Sub-subcontractors and for any Work identified as "cost plus", billings to the Owner shall not include the cost of any insurance coverages covered by the OCIP Program. Coverage and limit requirements are:

          (1) Workers' Compensation and Employer's Liability Insurance:

          STATUTORY BENEFITS as provided by state statute; and EMPLOYER'S LIABILITY LIMITS:

          (a)  $1,000,000 Bodily Injury each Accident

          (b)  $1,000,000 Bodily Injury by Disease - Policy Limit

          (c)  $1,000,000 Bodily Injury by Disease - Each Employee

          (2)  Commercial or General Liability Insurance:

          (a)  $2,000,000 Bodily Injury & Property Damage for Each Occurrence

          (b)  $2,000,000 Products/Completed Operations Aggregate

          (c)  $4,000,000 General Aggregate

          (d)  $1,000,000 Personal & Advertising Injury

          (e)  $50,000 Fire Damage

          (f)  $5,000 Medical Expense

          Coverages should include but not limited to the following supplementary coverages:

               (i) Contractual Liability to cover liability assumed under this agreement,

               (ii) Product and Completed Operations Liability Insurance,

               (iii) Broad Form Property Damage Liability Insurance,

               (iv) Explosion, collapse and underground hazards (deletion of the
                    X, C, U exclusions) if such exposure exist, and

               (v)  Independent Subcontractors.

               (vi) Such policy must be issued upon an "occurrence" basis, as distinguished from a "claims made" basis.

          (3)  Excess (Umbrella) Insurance:

          (a)  Limits of Liability:

               (i)  $10,000,000 Per Occurrence

               (ii) $10,000,000 General Aggregate

          (b)  Coverages and Terms:

               (i)  Occurrence Policies

               (ii) Excess of General Liability

               (iii) Excess of Employer's Liability

               (iv) Excess of Completed Operations

          (4) Construction Manager agrees to require all eligible Subcontractors of any tier to identify all costs associated with the cost of insurance for all subcontracted Work, including but not limited to insurance premiums, expected losses within any retention or deductible program, overhead and profit, using the Owner Form 2 (Insurance Cost Identification Worksheet). By completing and submitting this insurance cost information, including supporting documents to the Owner, Construction Manager and its Subcontractor(s) agree that the all cost for Subcontractor insurance as described in this paragraph have been correctly identified. For the purpose of calculating Subcontractor insurance deductions, the Construction Manager shall cause the Subcontractor to base its deduction on the following limits:

          (1)  Workers' Compensation: Statutory Limits/Employer's Liability:

          (a)  $500,000 Bodily Injury each Accident

          (b)  $500,000 Bodily Injury by Disease - Policy Limit

          (c)  $500,000 Bodily Injury by Disease - Each Employee

          (2)  Commercial General Liability Insurance:

          (a)  $2,000,000 Bodily Injury & Property Damage for Each Occurrence

          (b)  $2,000,000 Products/Completed Operations Aggregate

          (c)  $2,000,000 General Aggregate

          (d)  $1,000,000 Personal & Advertising Injury

It is understood and agreed, insurance cost identified on Form 2, is an initial estimate only. The final insurance cost will be subject to review and audit of actual insurance policy(ies) rate information, actual payrolls and revenues for the initial award plus any additive amendments. The Owner contract award will be based on the total estimated Cost of the Work including insurance costs. An initial deductive change order will be processed to transfer the insurance cost into the OCIP. The Owner shall have the right to recover all costs for insurance that are in addition to those initially identified by Construction Manager in the initial deductive change order. The Owner shall have the right to recover these additional costs through deductive change orders.

Subcontractors of every tier shall complete and submit Form 2 to the Owner's Insurance Administrator, and shall also provide a copy of the declaration page(s) and premium rate page(s) for each policy to the Owner's Insurance Administrator. Construction Manager shall provide all necessary information for the Owner to determine the accuracy of each Construction Manager's cost of insurance as identified on Form 2.

          (5) Construction Manager shall price, and shall require that all enrolled Subcontractors price change order pricing equal to or greater than ten thousand dollars ($10,000) to include the cost to provide insurance as specified in Paragraph 23A(4), and shall identify the amount of insurance contained in the change order proposal using Form 3. Construction Manager's price shall be adjusted by removing the cost of insurance as identified on Form 3. The Owner shall have the right to recover these additional costs through deductive change orders

          (6) The Construction Manager shall require each of its Subcontractors of all tiers to identify the cost for the coverage associated with the Work performed as outlined in this agreement using the methods and documents described herein.

The Construction Manager shall include all of the provisions of this agreement in every subcontract so that such provisions will be binding upon Subcontractors of all tiers.

          (7) For insurance purposes, the Subcontractors of every tier agree, and shall require all tiers of Subcontractors to agree, to keep and maintain accurate and certified record of its payroll for operation at the Site. Construction Manager further agrees, and will require all tiers of Subcontractors to agree, to furnish to the Owner's Insurance Administrator, full and accurate payroll data and information in accordance with the requirements of the OCIP Project Insurance Manual, incorporated herein by this reference. All Subcontractors shall permit the Owner or its representative to examine and/or audit its books and records. Construction Manager shall also provide any additional information to the Owner or its appointed representatives as may be required. The Owner shall have the right to adjust the Contract Sum to reflect the cost of the Construction Manager's insurance costs had the Owner not implemented an OCIP.

          (8) The Owner, at its sole expense, has implemented an Owner Controlled Insurance Program (OCIP) to furnish certain insurance coverage with respects to on-site activities. The OCIP Manual is appended as Exhibit 12 to these General Conditions and is incorporated herein by reference. The OCIP will be for the benefit of the Owner, Construction Manager and enrolled Subcontractors of all tiers (unless specifically excluded) who have on-site employees. Such coverage applies only to Work performed under this Contract at the Site. Enrolled contractors must provide their own insurance for off-site activities.

The OCIP policies are available for review by the Construction Manager upon request to the Owner. The terms of such policies or programs, as such policies or programs may be from time to time amended, are incorporated herein by reference. The Construction Manager hereby agrees to be bound by the terms of coverage as contained in such insurance policies and/or self-insurance programs.

Through a combination of insured and self-insured insurance programs the Owner, at its sole expense, will provide and maintain in force the types of insurance listed in subparagraphs (1) through (3) below as a part of the OCIP for all approved Subcontractors. Contractors enrolled in the OCIP agree that the insurance company policy limits of liability, coverage terms and conditions shall determine the scope of coverage provided by the OCIP. The purpose of this section is to provide a general understanding of the coverage provided by the OCIP.

          (1) Workers' Compensation and Employer's Liability Insurance will be provided in accordance with applicable State law. Limits of Liability and coverages will be as follows:

               (a)  Workers' Compensation - Applicable State Statutory Benefits

               (b)  Employer's Liability

                    (i)  $1,000,000 Bodily Injury each Accident

                    (ii) $1,000,000 Bodily Injury by Disease - Policy Limit

                    (iii) $1,000,000 Bodily Injury by Disease - Each Employee

          (2) Commercial General Liability Insurance will be provided on an "occurrence" form under a master liability policy with the following Limits of Liability, Coverages, and Terms:

               (a)  Limit of Liability:

                    (i)  $2,000,000 Per any occurrence

                    (ii) $4,000,000 General Aggregate

                    (iii) $6,000,000 Completed Operations Aggregate

               (b)  Coverage and Terms:

                    (i)  Occurrence Basis;

                    (ii) Products;

                    (iii) Contractual Liability specifically designating the
                         indemnity provision of this agreement as an insured contract;

                    (iv) Completed Operations (Five-Year Term);

                    (v)  Independent Construction Manager's Liability;

                    (vi) Personal Injury;

                    (vii) Explosion, Collapse, and Underground (X, C, U)
                         exclusion deleted; and

                    (viii) Designated Premises Only.

          (3) Excess Liability Insurance will be provided under a master liability policy with Limits of Liability, Coverages, and Terms as follows:

               (a)  Limits of Liability:

                    (i) $100,000,000 Any one occurrence and general aggregate annually; and

                    (ii) $100,000,000 Annual Aggregate Products and completed
                         Operations.

               (b)  Coverages and Terms:

                    (i)  Excess of General Liability

                    (ii) Excess of Employer's Liability

                    (iii) Completed Operations (Five Year Term)

          (9) The Owner provided insurance coverage outlined above shall be either written by insurance companies or shall be self-insured. The Owner, through the Owner's Insurance Administrator, shall provide all Construction Manager(s) with appropriate certificates of insurance or self-insurance evidencing the coverage outlined above.

          (10) The Owner reserves the right to terminate or to modify the OCIP or any portion thereof. To exercise this right, the Owner shall provide sixty
(60) days advance written notice of termination or material modification to all Construction Manager(s) covered by the OCIP. The Construction Manager shall promptly obtain appropriate replacement insurance coverage acceptable to the Owner. The cost of such replacement insurance will be reimbursed by the Owner. Written evidence of such insurance shall be provided to the Owner prior to the effective date of the termination or modification of the OCIP.

          (11) The Construction Manager is required to cooperate with the Owner and the Owner's Insurance Administrator, with regard to the administration and operation of the OCIP. The Construction Manager's responsibilities shall include, but not be limited to:

(1) Compliance with the OCIP Insurance Manual outlining the administrative procedures required;

(2)  Provision of necessary contract, operations and insurance information;

(3) Immediately notifying the Insurance Administrator of all Subcontractors upon award on the Owner Form-1. Furnish all new Subcontractors the OCIP Insurance Manual;

(4) Maintenance and provision of monthly certified payroll records and other records as necessary for premium computation;

(5) Cooperation with any insurance company or the Insurance Administrator with respect to requests for claims, payroll or other information required under the program;

(6) Immediately notifying the Insurance Administrator that any Construction Manager-Provided Coverage has been canceled, materially changed, or not been renewed; and,

(7) Complete the following administrative forms within the time frames specified:

     (a)  Form 1 -- Upon execution of the (Subcontractor) contract;

     (b)  Form 2 -- Upon execution of a (Subcontractor) contract;

     (c) Form 5 -- Monthly Payroll Record--Within 10 days after the last day of each month; and

     (d) Notice of Completion--Upon completion of all Work being performed under the contract.

     (12) The Owner will be responsible for the payment of all premiums associated solely with the OCIP and will be the sole recipient of any dividend(s) and/or return premium(s) generated by the OCIP. In consideration of the Owner provision of said coverage the Construction Manager and all Subcontractors of any tier shall agree to:

(1) Identify all applicable insurance costs in their contract price, and cooperate with the Insurance Administrator in the confirmation of the insurance cost.

(2) Irrevocably assign to and for the benefit of the Owner, all return premiums, premium refunds, premium discounts, dividends, retentions, credits, and any other monies due the Owner in connection with the insurance, which Owner herein agrees to provide.

     (13) For any Work under this Contract, and until completion and final acceptance of the Work, all ineligible Subcontractors/Subcontractors as defined in Paragraph 23A(2) shall provide certificates of insurance giving evidence that the following coverages are in force. The Site should be shown on the certificate and the Owner, the Owner's lender, Construction Manager, Architect, The Peterson Companies, all governmental authorities whose permits, approvals or agreements so require, and their respective related parties (as defined in Paragraph 22) shall be endorsed as Additional Insureds on the Commercial General Liability Policy and Automobile Policy and that such coverages are primary to any policies of insurance provided by such persons or Construction Manager.

For any work under this contract, and until completion and final acceptance of the Work, all eligible Subcontractors, at their own expense, shall promptly furnish to the Insurance Administrator, certificates of insurance giving evidence that the following coverages are in force:

     (1)  Automobile Liability Insurance:

     Comprehensive Automobile Liability Insurance to cover all vehicles owned by, hired by or used, with minimum combined single limit that shall not be less than $1,000,000 each accident.

     (2) Workers' Compensation and Employer's Liability Insurance (Off-site activities):

     Statutory Limits with All States Endorsement and minimum Employer's Liability Limits will be provided as follows:

          (a)  $500,000 Bodily Injury with Accident - Each Accident;

          (b)  $500,000 Bodily Injury by Disease - Policy Limit

          (c)  $500,000 Bodily Injury by Disease - Each Employee; and

          (d)  The policy will be endorsed to exclude the Site.

     (3)  Commercial General Liability Insurance (Off-site activities):

          (a)  $1,000,000 Bodily Injury & Property Damage for Each Occurrence

          (b)  $1,000,000 Products/Completed Operations Aggregate

          (c)  $2,000,000 General Aggregate

          (d)  $1,000,000 Personal & Advertising Injury

          (e)  $50,000 Fire Damage

          (f)  $5,000 Medical Expense

          (g)  Shall include the following:

               (i)  Occurrence Basis;

               (ii) Premises operations;

               (iii) Contractual Liability;

               (iv) Products/Completed Operations;

               (v)  Broad Form Property Damage; and

               (vi) Independent Subcontractors.

               (vii) Such policy must be issued upon an "occurrence" basis, as distinguished from a "claims made" basis.

          (h)  The policy will be endorsed to exclude the Site.

     (4)  Excess (Umbrella) Insurance (off-site activities):

          (a)  Limits of Liability:

                            Minimum Limit Required
Contract Sum              (per occurrence/aggregate)
-----------------------   --------------------------
Up to $2,499,999                  $1,000,000
$2,500,000 - $4,99,999            $2,000,000
$5,000,000 - $7,499,999           $3,000,000
$7,500,000 and over               $4,000,000

          (b)  Coverages and Terms: Follow form of Primary Policies

     If the Construction Manager chooses to have such a policy endorsed to recognize the Site during the construction period, coverage should be Excess and/or DIC of the OCIP. This shall not reduce the cost identification requirement in this Paragraph 23.

     (5)  Subcontractor Insurance Limits:

     For the purpose of calculating Subcontractor insurance deductions, the Construction Manager shall cause the Subcontractor to base its deduction on the following limits:

     Workers' Compensation (Off-Site): Statutory Limits

     Employer's Liability (Off-Site):

          (a)  $100,000 Bodily Injury each Accident

          (b)  $100,000 Bodily Injury by Disease - Policy Limit

          (c)  $100,000 Bodily Injury by Disease - Each Employee

     Commercial General Liability Insurance (Off-Site):

          (a)  $500,000 Bodily Injury & Property Damage for Each Occurrence

          (b)  $500,000 Products/Completed Operations Aggregate

          (c)  $500,000 General Aggregate

          (d)  $500,000 Personal & Advertising Injury

     Comprehensive Automobile Liability Insurance (On-Site and Off-Site):

          (a)  $250,000 Per Person/Accident

     All insurance policies shall be provided by a company or companies with a rating of not less than B+ in the last available Best's Rating Guide. All such policies shall include clauses whereby each underwriter agrees to waive its rights of subrogation against the Owner. The Commercial General Liability, Automobile Liability and Umbrella Liability policies shall be endorsed to add the required persons and Construction Manager as an additional insured. The limits of liability shown for each type of insurance coverage to be provided pursuant hereto shall not be deemed to constitute a limitation of the Construction Manager's liability for claims hereunder or otherwise. Notwithstanding anything herein to the contrary, the Owner may to the fullest extent permitted by applicable law, accept alternate or different coverage for the insurance specified herein upon receipt from a licensed insurance agent or company acceptable to the Owner of a written evaluation of the proposed alternate coverage in form acceptable to the Owner confirming that such alternate coverage provides comparable or greater protection to the Owner as the coverage specified.

     Should the Construction Manager fail to purchase, or fail to continue in force until completion of the Work, insurance in the amounts indicated above, the Owner may purchase such insurance and the cost thereof shall be borne by the Construction Manager, and may be deducted from any amounts owed by the Owner to the Construction Manager.

     (14) Certificates of Insurance acceptable to the Owner shall be filed with the Owner as soon as practicable after award of the contract to Construction Manager and prior to commencement of the Work. All required insurance shall be maintained without interruption from the date of commencement of the Work under the Contract until the date of the final payment. These certificates and the insurance policies required by this Paragraph 23 shall contain a provision that coverage afforded under the policies will not be concealed, materially modified, or allowed to expire until at least thirty (30) days' prior written notice has been given to the Owner to be sent to the Owner's Insurance Administrator as described in the OCIP Project Insurance Manual. The provisions of this subparagraph shall apply to all policies of insurance required to be maintained by the Construction Manager pursuant to the contract documents.

     (15) Any type of insurance or any increase of limits of liability not described above which a Construction Manager requires for its own protection or on account of any statute shall be its own responsibility and its own expense.

     (16) Upon execution of the subcontract, the Construction Manager will immediately report all new subcontracts to the Owner's Insurance Administrator for enrollment in the OCIP. The Construction Manager shall incorporate all the provisions of this agreement in any Subcontractor agreement and shall cause its Subcontractors of all tiers to cooperate fully with the Owner, the Owner's Insurance Administrator and insurance companies, in the administration of the OCIP. The Construction Manager agrees to cooperate in the safety and accident prevention program and claim handling procedures as established by the Owner. In accordance with this paragraph Construction Manager shall not permit any Subcontractor of any tier to enter the Site prior to enrollment in the Owner's Owner Controlled Insurance Program (OCIP).

     (17) Construction Manager and Owner waive all rights of subrogation and recovery against the other, their Insurance Administrators, and Subcontractors of all tiers to the extent of any loss or damage, which is insured under the OCIP. Notwithstanding the foregoing and not by way of limitation of the same, Construction Manager waives its rights of subrogation and recovery for damage to any property or equipment against the Owner, Insurance Administrator and Subcontractors of all tiers. Each Subcontractor shall require all of its Subcontractors to similarly waive their rights of subrogation and recovery in each of their respective construction contracts with respect to their work.

     (18) The carrying of the above-described insurance shall in no way be interpreted as relieving the Construction Manager of any other responsibility or liability under this Contract or any applicable law, statute, regulation or order.

     B. Property Insurance.

     (1) The Owner shall purchase and maintain, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the Site on a replacement cost basis without voluntary deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 23B to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Construction Manager, Subcontractors and Sub-Subcontractors in the Work.

     (2) Property insurance shall be on an "all-risk" policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, falsework, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

     (3) This insurance policy has a deductible, and the Construction Manager will be responsible for the first Twenty-five Thousand Dollars ($25,000.00) of any loss against the policy caused by the Construction Manager or its Subcontractor of any tier. All deductibles paid by Construction Manager are to be included in the Cost of the Work. The Owner will cause its "All Risk" Builder's Risk and/or Property insurance carrier to waive insurer's right of subrogation in favor of Construction Manager.

     (4) Unless otherwise provided in the Contract Documents, this property insurance shall cover portions of the Work stored off the Site after written approval of the Owner at the value established in the approval, and also portions of the Work in transit may be covered if previously approved by Owner.

     (5) The insurance required by this Paragraph is not intended to cover machinery, tools or equipment owned or rented by the Construction Manager, which are utilized in the performance of the Work but not incorporated into the permanent improvements. The Construction Manager shall, at the Construction Manager's own expense, provide insurance coverage for owned or rented machinery, tools or equipment. Such coverage shall be written on a policy form at least equivalent to that provided by a "Construction Manager's Equipment Floater" as customarily defined within the insurance industry. Construction Manager also agrees to notify any Subcontractors or Sub-subcontractors of their obligation to insure any machinery, tools and equipment used by Subcontractors or Sub-subcontractors in the performance of the Work.

     (6) The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Program Manager, Construction Manager, Subcontractors and Sub-Subcontractors in the Work, and the Owner and Construction Manager shall be named insureds.

     (7) The Owner, shall purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Construction Manager for loss of use of the Owner's property, including consequential losses due to fire or other hazards, however caused.

     (8) If the Construction Manager requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Construction Manager by appropriate Change Order.

     (9) Before an exposure to loss may occur, the Owner shall file with the Construction Manager a Certificate of Insurance that includes insurance coverage's required by this Paragraph. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Construction Manager.

     (10) A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause. The Construction Manager shall pay Subcontractors their just shares of insurance proceeds received by the Construction Manager, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-Subcontractors in similar manner.

     (13) The Owner as fiduciary shall have power to adjust and settle a loss with insurers.

     (14) It is understood and agreed that Owner is bearing all risk of loss to the property for which the Owner has an insurable/financial interest during construction, and in the event of loss during construction Owner agrees to look solely to the proceeds of the Builder's Risk Insurance which Owner has agreed to furnish, the only exception being losses which occur as a result of Construction Manager's negligence or willful acts, and then, only to the extent not covered by insurance.

     C. Bonds.

     (1) The Owner has the option to request the Construction Manager to furnish a performance and payment bond for the Project or at the Owner's option the Owner will initiate a Subguard Insurance Program. The Subguard Program adopted by the Owner and appended hereto as Exhibit 9 is a Construction Manager/Sucontractor/vendor default insurance program and will lessen the requirement to furnish performance and payment bonds. It is the Owner's desire to enroll the Construction Manager, its Subcontractors or all tiers and Suppliers in this program. At the Owner's sole discretion, the Owner may request that certain Subcontractors provide a payment and performance bond or insurance in lieu of enrollment in the Subguard Insurance Program or if any entity cannot fulfill the pre-qualification criteria. The Owner will adjust the GMP, add or deduct, if the bonds or insurance are requested.

     (2) The Construction Manager must notify the Owner monthly of Subcontractors and Suppliers which are in default, or who may be declared in default in the near future based on current performance deficiencies. The Construction Manager will provide the following information related to each such Subcontractor or Supplier: Name, Scope of Work, Contract Value, Nature of Default, Percentage of Completion, Estimated Cost to Complete if Defaulted and Amount of Unpaid Contract Value. Construction Manager shall also specify any potential deficiencies in the Subcontractors' and Suppliers' work which will require correction or replacement.

     (3) In the event of a Subcontractor or Supplier default, Construction Manager agrees to assist the Owner in mitigating the loss to the fullest extent possible. This includes, but is not limited to: (1) adequate supervision and work review, (2) proper documentation of performance, payment and schedule issues, (3) adherence to contract remedies in order to protect rights of recovery from defaulting party and avoid counterclaim for wrongful termination,
(4) manage the balance of the Work in order to minimize the loss associated with the defaulting subcontract or Supplier, and (5) to assist the Owner in selecting the most cost efficient alternative to complete the affected Work.

     (4) Subcontractors and Suppliers (with expected contract values in excess of $50,000.00) must be pre-qualified by the Construction Manager based upon the criteria established by the Construction Manager and approved by the Owner. In the event a Subcontractor or Supplier the Construction Manager selects to use does not meet these criteria, the Construction Manager may submit to the Owner in writing a variation report which outlines why this particular entity should be accepted. Only if the Owner concurs, the Subcontractor or Supplier will be considered to be qualified. If the Construction Manager selects a Subcontractor or Supplier that does not meet the criteria and does not notify the Owner or get approval, the Construction Manager will bear the costs and the risk of loss.

     (5) If the Construction Manager incurs a loss as a result of Subcontractor or Supplier default, the Construction Manager must complete the Claim of Loss form as approved by the Owner. Once the Program Manager and Owner have reviewed and verified the loss, the Owner will reimburse the Construction Manager for the amount of the loss.

     (6) Construction Manager will use all reasonable efforts to assist Owner in the management and mitigation of all claims and potential claims which may arise out of or occur as a result of any Subcontractor's failure to perform in accordance with its scope of work set forth in its subcontract and Contract Documents.

     (7) At the Owner's request, the Construction Manager will submit a proposal for providing a Subcontractor Default Insurance Program in lieu of traditional Performance and Payment Bonds.

     D. Relation to Indemnity.

     The Construction Manager's insurance obligations contained in this Paragraph 23 are separate from and in addition to the Construction Manager's indemnification obligations contained in Paragraph 22 of these General Conditions.

24.  SEPARATE CONTRACTS AND MUTUAL RESPONSIBILITY OF SUBCONTRACTORS

     A. Construction of other phases of the overall Project may be conducted concurrently with the performance of this Contract. It is specifically understood that other work may be scheduled at the same time and in the same areas as the Construction Manager's Work. The Construction Manager shall coordinate with the Owner, with respect to the installation of any furniture, furnishings, fixtures and equipment to be purchased by Owner. Toward this end, the Construction Manager agrees to provide access to the Project for the delivery, setting in place and installation of the furniture, furnishings, fixtures and equipment, and to provide Owner with elevators, and when necessary, elevator operators, in accordance with Owner's installation schedule, for Owner's exclusive use in such setting in place and installation. In addition, the Construction Manager shall coordinate with Owner's other contractors for the installation of utilities, equipment, and fixtures and agrees to coordinate its Shop Drawings with those of other contractors.

     B. The Construction Manager shall afford other contractors reasonable opportunity for the introduction and storage of their materials and equipment and the execution of their work, and shall properly connect and coordinate its Work with theirs.

     C. If any part of the Construction Manager's Work depends upon the proper execution or the results of the work of any other contractor, the Construction Manager shall reasonably inspect and promptly report in writing to Owner any apparent discrepancies or defects in such work that render it unsuitable for Construction Manager's proper execution. Failure of the Construction Manager to so inspect and report shall constitute an acceptance of the other contractor's work as fit and proper to receive its Work, except as to defects which may develop in the other contractor's work after the execution of the Construction Manager's Work.

     D. Should the Construction Manager or any Subcontractor cause damage, delay or inefficiency to, or otherwise adversely impact, the work or property of any other contractor on the Site or adjacent property owners, Owner shall notify the offending party in writing of such damage and the offending party shall bear the cost of repairing all such damage. Owner reserves the right to effectuate the repairs and to charge the cost thereof against the contract of the offending party. Construction Manager hereby agrees to attempt to resolve any issues regarding damage to another contractor's work, or damage to its Work caused by another contractor, with the other contractor.

     E. If any separate contractor(s) or owner sues Owner on account of any damages caused by the negligence or wrongful action or omission of the Construction Manager, its Subcontractors or its Sub-Subcontractors, Owner shall notify the Construction Manager who shall defend Owner at such proceedings at Construction Manager's expense, and if any judgment or award against Owner arises there from the Construction Manager shall pay or satisfy it and shall reimburse Owner for all attorneys' fees and court or other costs which Owner have reasonably incurred thereby.

25.  SUBCONTRACTORS

     A. The Construction Manager shall furnish Owner, prior to execution of the GMP Amendment and/or Separate GMP Amendment(s), as applicable, a complete list of all Subcontractors and Suppliers who are proposed to perform Work or supply materials in excess of $25,000 (twenty-five thousand dollars) and such other Subcontractors or Suppliers as may be requested by Owner, who are proposed for the execution of the Work, (including address, phone number and contact name for each Subcontractor and Supplier). Subcontractors and Suppliers shall be selected as provided in Article 10 of the Agreement. In connection with the selection process Construction Manager shall make available to Owner and Architect copies of all bids, proposals, contracts, subcontracts or other information concerning the Subcontractors and Suppliers, including financial statements, which may be helpful to Owner and Architect, or any person or entity providing financing on behalf of the Owner, in evaluating any of the Subcontractors proposed to perform any part of the Work. Construction Manager shall make available to Owner and Architect with respect to the proposed Subcontractors and Suppliers such other proof of their financial stability and experience, lists of completed projects and letters of reference as may be required by Owner or Architect.

     B. No payment will be made to the Construction Manager for work performed by a Subcontractor not selected in accordance with Article 10 of the Agreement..

     C. Owner shall have the right to contact Subcontractors and Suppliers directly to ascertain: (i) what amounts, if any, are due to them from the Construction Manager; (ii) the projected costs of completing the remaining portion of their Work; and (iii) the scope and amount of any claims and disputes between the Subcontractor or the Supplier and the Construction Manager.

     D. Nothing contained in the Contract Documents shall create any contractual relationship between any Subcontractor and Owner or any agent or employee of Owner. Nothing in the Contract Documents, including the provisions of Paragraph 26 in these General Conditions, shall create any obligation on the part of Owner, or any employee or agent of Owner, to pay or to see to the payment of any sums to any Subcontractor, Supplier or Sub-Subcontractor or any other party not directly contracting with Owner.

     E. Owner shall have the right to review, with proposed Subcontractors and the Construction Manager, the elements of the Work to be performed by the Subcontractors in order to find ways of reducing the Cost of the Work and the Construction Manager agrees to cooperate fully with Owner in this regard.

26.  RELATIONS OF CONSTRUCTION MANAGER AND SUBCONTRACTORS

     A. Relations. All agreements between the Construction Manager and its Subcontractors shall preserve and protect the rights of the Owner under the Contract Documents with respect to the performance of the Work so that the subcontracting thereof will not prejudice such rights.

     B. The Construction Manager Shall Require Each Subcontractor:

          (1) To submit to the Construction Manager applications for payment in accordance with the Contract Documents;

          (2) To submit all claims, including requests for greater compensation, extensions of time and proposals for Changes of Contract, in accordance with the Contract Documents;

          (3) To agree to Owner's right to obtain an assignment of the Subcontract or purchase order to Owner on the terms and conditions provided in the Contract;

          (4) In the event of a termination for convenience pursuant to Paragraph 19B, to agree that the Subcontractor's or Supplier's recovery under any theory shall be determined and limited in accordance with that Paragraph; and

          (5) To subordinate its lien rights to the lien of any lender providing financing to the Owner, in form acceptable to such lender.

     C. The Construction Manager Agrees:

     (1) To pay each Subcontractor, upon Owner's payment to Construction Manager and in accordance with the requirements of Maryland Code: Real Property Section 9-201 et. seq. ;

     (2) To pay to each Subcontractor all amounts received from Owner, or otherwise due, with respect to such Subcontractor's work within the time required by this Contract and the applicable Subcontract (less any retained percentage). The Construction Manager's Applications for Payment may not include requests for payment of amounts the Construction Manager does not intend to pay a Subcontractor because of a dispute or other reason;

     (3) To pass through to Subcontractors any release of retention received from Owner relating to the Subcontractors' work; and

     (4) To pay each Subcontractor its required pro rata share of any fire insurance proceeds received by the Construction Manager, under this Contract.

27.  APPLICATION FOR PAYMENTS

     A. Schedule of Values. Before the first application for payment ("Application for Payment"), the Construction Manager shall submit to Owner a schedule of values ("Schedule of Values") allocating the Contract Sum to the various portions of the Work and to the portions of the Work performed by each Subcontractor. The Schedule of Values shall contain single line item entries, identified for each major item of Work and each subcontracted item of Work, referenced to the number and titles of the specification section applicable for each item. The provisions of paragraph 12.5.1 of the Agreement shall apply to these line item entries. The Schedule of Values shall be prepared on a form as set forth in Exhibit 5 hereto or on another form approved by Owner.

     A1. Fixed Asset and Tangible Personal Property Summary Upon substantial completion Construction Manager shall provide direct costs and indirect costs, where applicable, for the assets listed in Exhibit 14.

     B. Lien Waivers and Construction Manager's Warranty. Commencing with the second Application for Payment and upon each subsequent Application for Payment, the Construction Manager shall submit effective and unconditional waivers of lien rights for itself and from all Subcontractors and Suppliers of Work performed for the total amounts previously paid to the date of each Application of Payment. Each Subcontractor and Supplier shall waive its lien rights to the extent of payments previously received. Upon Application for Final Payment, the Construction Manager shall submit effective and final waivers, conditional only upon Construction Manager's receipt of Final Payment as requested in the Application, for the total amount of the Work, from itself and any outstanding lien waivers remaining due from Subcontractors and Suppliers. To the extent permitted by law, the waivers of lien shall be in the form of Exhibits 3 and 4 and shall be executed by a person authorized to sign on behalf of the Construction Manager, Subcontractor or Supplier. The Construction Manager warrants title to all Work, including stored materials and equipment, upon its receipt of payment therefor from Owner, to be free and clear of all liens, claims, security interests or encumbrances.

     C. Application for Payment Requirements. Applications for Payment will not be accepted unless supported by completed and executed originals of the following documents: (i) all Applications for Payment must include a Requisition Cover Sheet (Exhibit 1), a Sworn Statement for Construction Manager and Subcontractor to Owner (Exhibit 2) and a Schedule of Values (Exhibit 5); and
(ii) commencing with the second Application for Payment, all applications must also include, as applicable, Partial Waivers of Lien (Exhibit 3) and Final Waivers of Lien (Exhibit 4) as set forth in Paragraph 27B of these General Conditions and Article 12 of the Agreement.

     D. Materials Stored Off Site. If an Application for Payment is made for materials not installed in the Work but suitably stored off-site at a location acceptable to Owner, such application shall be accompanied by evidence satisfactory to Owner establishing that:

     (1) Construction Manager has paid for such materials (as evidenced by invoices marked as paid by the vendor or bills of sale and delivery tickets for such materials, signed by the Construction Manager);

     (2)  Owner will obtain title to such materials upon payment;

     (3) Construction Manager has purchased sufficient insurance coverage for such materials, which shall name Owner as beneficiary;

     (4) When not at the Site, such materials shall be stored in a bonded warehouse or other facility satisfactory to Owner and shall clearly be identified by Owner and Project name;

     (5) Construction Manager has made satisfactory arrangements for transportation of such materials to the Site; and

     (6) Construction Manager has taken all actions necessary to maintain, preserve and protect the materials and has kept them in good condition and repair and has complied with Laws relating to the ownership, storage or use of the materials.

Payment for materials and equipment stored off-Site shall be conditioned upon compliance by the Construction Manager with the foregoing requirements. Failure of the Construction Manager to furnish the foregoing information or such other documentation or information as is reasonably requested by Owner will be cause for withholding such amounts from payment. Owner reserves the right to examine the stored materials prior to payment.

     E. Retainage. Retainage shall be withheld by Owner and due and payable to the Construction Manager in accordance with the provisions of Paragraphs 12.11 and 12.12 of the Agreement.

     F. Whole Dollars. All Applications for Payment and all payments by Owner shall be made in whole dollars.

28.  PAYMENTS WITHHELD

     A. Withholding of Payment. Notwithstanding the certification or approval of the Construction Manager's application for payment by the Architect, Owner may withhold, set off, or, on account of subsequently discovered evidence, nullify the whole or part of any Application for Payment to such extent as Owner, in its reasonable discretion, deems necessary to protect Owner and Owner from loss (including any multiple of claim, lien or disputed amount) on account of:

     (1) Failure or refusal of the Construction Manager to perform or comply with any terms, conditions, provisions or obligations of this Contract or any of the Contract Documents, including without limitation the MBE/LBE Agreement, the Prevailing Wage Schedule and all applicable permits and approvals;

     (2) Defective Work not remedied;

     (3) Claims or liens filed or reasonable evidence indicating probable filing of claims or liens which the Construction Manager is responsible to remove, pay or bond over under the terms of this Contract;

     (4) Failure of the Construction Manager to make payments as required by this Contract to Subcontractors or Suppliers;

     (5) A reasonable doubt that the Work can be completed for the balance then unpaid pursuant to the Construction Progress Schedule;

     (6) Damage cased by the negligent or wrongful acts or failure to act of the Construction Manager, its Subcontractors or Suppliers to the property of the Owner, another contractor or adjacent property;

     (7) Failure, refusal or neglect in supplying sufficient labor, material or supervision in the prosecution of the Work;

     (8) Failure to meet the Application for Payment requirements set forth in Paragraph 27 of these General Conditions;

     (9) Failure to submit all revisions to and comply with the Construction Progress Schedule;

     (10) Failure to submit progress reports and schedules and failure to hold progress meeting pursuant to the provisions of this Contract; and

     (11) Failure to furnish Owner complete, correct and original insurance certificates, business documentation and financial documentation as required pursuant to the terms of this Contract.

     B. Payments Directly To Subcontractors. Should the Construction Manager neglect or refuse to pay any bill, invoice, or any other obligation to a Subcontractor or Supplier, incurred by it in connection with the Work, for which the Construction Manager is required to make payment pursuant to the terms of this Contract, Owner, after giving the Construction Manager and its surety, if any, three (3) days' written notice of its intention so to do, shall have the right to pay and discharge the aforementioned bill. Any such payment made pursuant to this Paragraph 28B by Owner shall be considered as a payment to the Construction Manager and shall be credited against the GMP (or Separate GMP as applicable) due the Construction Manager hereunder.

     C. Joint Checks. In order to require that the Construction Manager make prompt payment to its Subcontractors of the amounts identified in each Application for Payment as intended for said persons or entities, the Owner shall have the right, but not the obligation, to issue progress or final payments to the Construction Manager in the form of joint checks payable to both the Construction Manager and its Subcontractors or Suppliers, as appropriate, provided the Owner has first given the Construction Manager written notice of such intent and has not received adequate assurance (within 7 days after such notice) that the Construction Manager will pay the Subcontractor the amounts applied for by the Construction Manager in its payment applications with respect to the applicable Subcontractor's work. In this regard, the Construction Manager agrees that it will not make an Application for Payment that includes requests for payments of amounts that the Construction Manager does not intend to pay to any Subcontractor because of a dispute or other reason. In addition, if, after an Application for Payment is submitted or a payment is made by the Owner to the Construction Manager, the Construction Manager decides not to pay Subcontractor the amounts requested on behalf of the Subcontractor in an Application for Payment or amounts received by the Construction Manager from the Owner on behalf of the Subcontractor, Construction Manager shall promptly notify Owner of such fact and the payment amount at issue and Construction Manager shall promptly revise its Application for Payment or refund the money so paid by the Owner, as applicable. In addition, Construction Manager hereby authorizes and consents to direct communications, at any time and in any fashion, between Owner and any Subcontractors on the Project, regarding the Work performed on the Project and the status of payments to said persons or entities for said Work.

29.  COMPLETION AND FINAL PAYMENT

     A. Upon completion of the Work, Construction Manager shall file a request for final payment ("Final Application for Payment"). Upon the receipt of Construction Manager's Final Application for Payment, Owner shall promptly make a final inspection, and if Owner finds the Work acceptable and complete in strict accordance with the Contract Documents, Owner shall promptly pay Construction Manager the Contract Sum (as adjusted by any Changes of Contract and Change Directives issued pursuant to Paragraph 17 hereof) less all prior payments to or for the account of the Contract to the Construction Manager as final payment ("Final Payment"). Final Payment shall be conditioned upon, and shall not be due until satisfaction of, all of the following items:

     (1) Full performance by Construction Manager of all Contract terms and its compliance with all requirements of the Contract Documents, including without limitation all reporting and certifications required by the MBE/LBE Agreement and to evidence compliance with the Prevailing Wage Schedule and all applicable permits and approvals;

     (2) Acceptance of the Work by Architect;

     (3) Resolution of all outstanding Changes of Contract;

     (4) Completion of all items specified in the Final Punchlist;

     (5) Delivery to Owner of all documentation required in Paragraph 27C, including, without limitation, original, signed, Final Waivers of Lien (Exhibit 4), conditional only upon Construction Manager's receipt of Final Payment as requested in the application, from Construction Manager, all Subcontractors and Suppliers, and all Sub Subcontractors. The Construction Manager agrees that it shall, within seven (7) days after receipt of final payment from the Owner, submit final and unconditional lien waivers and releases from all persons identified in this subsection. (The Owner agrees that the provisions of Paragraph 13.1 of the Agreement shall apply to the payment of undisputed amounts prior to the time of Final Payment.);

     (6) Releases conditional only upon Construction Manager's receipt of final payment as requested in the application, of all liens or other claims filed against Owner or Owner by the Construction Manager, any Subcontractors or any Sub Subcontractors (which releases shall be evidenced by final waivers and releases, properly recorded releases of liens, other documentation acceptable to Owner or lien and/or title searches conducted by Owner). Construction Manager agrees that it shall, within seven (7) days after receipt of final payment of the Owner, submit final and unconditional waivers and releases from all persons identified in this subsection. (The Owner agrees that the provisions of Paragraph 13.1 of the Agreement shall apply to the payment of undisputed amounts prior to the time of Final Payment.);

     (7) Delivery to Owner of all warranties, and guarantees and all instruction, operation and maintenance manuals as required pursuant to Paragraph 30 below, all permanent permits, licenses and certificates necessary for the intended operation of the facility and the As-Built Drawings, as required pursuant to Paragraph 33 below; and

     (8) If applicable, the written consent to Final Payment by Construction Manager's surety.

     B. From time to time, as the Construction Manager completes portions of the Work, Owner shall have the right, upon giving the Construction Manager prior written notice, to accept any portion of the Work that Owner desire to use and occupy. Such partial acceptance shall be made in writing and thereafter the Construction Manager shall have no further obligation with respect to the Work accepted, except to correct the Work subsequently found to have been improperly done or to replace defective materials or equipment, or to perform Work pursuant to Paragraph 30 hereof. Notwithstanding anything contained herein to the contrary, all guarantees and warranties arising pursuant to Paragraph 30 hereof shall run from the time of Substantial Completion of the entire Work, and not from the time of any partial acceptance which occurs pursuant to this Paragraph 29B. The Owner agrees that the cost of obtaining any guarantees or warranties necessary to satisfy the requirements of this paragraph shall be included in the Cost of the Work, subject to the GMP (or Separate GMP, as applicable).

     C. The making of Final Payment shall not constitute a waiver of all claims by Owner.

     D. The acceptance by Construction Manager of Final Payment shall constitute a waiver of all claims or causes of action of any nature, whether known or unknown, by the Construction Manager relating directly or indirectly to this Contract and to the Work performed hereunder, except and only for claims or causes of action that the Owner expressly agrees in writing (prior to making final payment) to leave open notwithstanding final payment. (The Owner agrees that the provisions of Paragraph 13.1 of the Agreement shall apply to the payment of undisputed amounts prior to the time of Final Payment.) The Owner agrees to make payment of any amounts that are not contested by the Owner and/or not subject to reduction or set off by Owner pursuant to the terms of this Contract, notwithstanding the existence of other disputes that affect, in the Owner's reasonable judgment, the remaining amounts due to the Construction Manager.

30.  WARRANTIES AND GUARANTEES

     A. The Construction Manager warrants to the Owner and its successors in title to the Project that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from any defects or deficiencies in workmanship or materials (ordinary wear and tear excepted) and that the Work will conform with the requirements of the Contract Documents for a period of one
(1) year from the date of Substantial Completion. Work not conforming to these requirements or any other requirements of the Contract Documents, including substitutions not properly approved and authorized, shall be considered defective. Warranty Work shall be promptly performed by Construction Manager upon written notice from Owner at Construction Manager's expense. The Construction Manager's warranty does not cover damage or failure of materials to the extent caused by any abuse, modification, improper or insufficient maintenance or improper operation by the Owner. If required by the Owner, the Construction Manager shall furnish satisfactory evidence as to the kind and quality of materials and equipment to be employed in the performance of the Work. All manufactured articles, materials, and equipment shall be stored, applied, installed, tested, connected, erected, used, cleaned and conditioned by the Construction Manager as directed by the manufacturer unless otherwise specified. In addition to the warranties provided for above, the Construction Manager represents and warrants to Owner that all Work, materials and equipment furnished under this Contract shall be free from failure under ordinary usage for a period of one (1) year from the date of Substantial Completion. All Work not conforming to these standards shall be considered defective. Further, the Construction Manager agrees that all guarantees or warranties of equipment or materials furnished to the Construction Manager or Subcontractors by any manufacturer or Supplier shall be deemed to run to the benefit of, and are hereby assigned to, the Owner. As a condition to final payment for the Work, the Construction Manager shall deliver to the Owner two
(2) clean, complete and readable copies of all guarantees and warranties on equipment and materials furnished by all manufacturers and Suppliers to the Construction Manager and all Subcontractors, together with duly executed instruments properly assigning the guarantees and warranties to the Owner, and shall also deliver to the Owner two (2) clean, complete and readable copies of all related manufacturer's instructions, related maintenance manuals, replacement lists, detailed drawings and any technical requirements necessary to operate and maintain such equipment and materials or needed to maintain the effectiveness of any such warranties (hereinafter " Warranty Data"). In addition, the Construction Manager shall furnish a copy of the Warranty Data in an electronic medium as specified by he Owner. All warranties provided in this Paragraph or elsewhere in the Contract Documents shall survive any termination of this Contract.

     B. The Construction Manager shall require the warranty contained in Paragraph 30A above in all subcontracts and shall include the requirement that Owner be reimbursed for any damage or loss to the Work or to other work resulting from such defects. The Construction Manager agrees, without increase in the GMP and/or Separate GMP, as applicable, and as part of its guarantee under this Paragraph 30 to repair or remove or replace, as directed by Owner, all Work which proves defective during the warranty period or which fails to conform to the Contract Documents; to repair, remove, and replace, as directed by Owner, all damaged portions of the Work resulting from or which is incidental to defects in the Work as stated in this Paragraph 30, or which are damaged by the repair of such defects. All repairs, removals and replacements must be commenced upon receipt of written notice from Owner at times reasonably approved in advance by Owner. The Construction Manager shall furnish sufficient workmen and materials to ensure prompt completion thereof. Should the Construction Manager fail to proceed in accordance with the provisions of this Paragraph 30, Owner, without further notice to the Construction Manager, may furnish all labor and material necessary for said repairs, or removals and replacements; all costs associated with such repair or replacement work shall be charged to the Construction Manager.

     C. Upon Substantial Completion of the Work and prior to Final Payment, the Construction Manager shall prepare, organize, assemble and transmit to Owner two
(2) complete sets, including one original set, of all written warranties and guarantees of Subcontractors and Suppliers applicable to the Work or required by the Contract Documents and instruction, operation and maintenance manuals for all operating equipment and systems and for all wearing surfaces (hereafter "Subcontractor Warranty Data"). In addition, the Construction Manager shall furnish a copy of all Subcontractor Warranty Data in an electronic medium as specified by the Owner. All such warranties and guarantees with regard to services or materials shall be made for the benefit of Owner and the Construction Manager and shall be enforceable by either Owner or the Construction Manager. The Construction Manager shall execute any documents or take such action as may be necessary to ensure that Owner receives the benefits thereof. Should the Construction Manager or a Subcontractor replace any part of the Work, all warranties or guarantees applicable to the component replaced shall begin anew from the date of Owner's acceptance of the replacement.

     D. No contract or purchase pertaining to the Work shall allow for waiver of warranties or guarantees. All warranties and guarantees under this Paragraph 30 shall be assignable and transferable to any purchaser, successor or assign of the Project.

     E. Nothing contained in this Paragraph 30 shall be construed to establish a period of limitation with respect to any other obligation which the Construction Manager or Owner may have under the Contract Documents.

     F. The Construction Manager's guarantees and warranties under this Paragraph shall not be construed to limit Owner's right of recovery for defects in the Construction Manager's Work or the items provided by the

Construction Manager, whether in warranty, contract or any other applicable legal theory, which may arise under other provisions of the Contract or under law.

31.  TAXES

     A. The Construction Manager shall pay for all sales, consumer, use, gross receipts and other similar taxes for the Work or portions thereof provided by the Construction Manager, which taxes are included in the Contract Sum subject to the provisions of Paragraph 14.5 in the Agreement.

     B. Costs for labor, building materials and any such tax referred to in Paragraph 31A shall be separately stated in all requisition or Application for Payment documents submitted by all Subcontractors.

     C. If the Construction Manager is nonresident in the state where the Work will be performed, the Construction Manager shall comply with the sales/use/gross receipts tax laws and regulations of such state. Such compliance may involve licensing, proof of tax payment, deposits, bonding, withholding, tax clearances, audits and/or Subcontractor relations. Proof of compliance shall accompany the first Application for Payment, and shall include, without limitation, any required state and local construction and business licenses. It is the intent of the Parties to this Contract that the Construction Manager will pay, and indemnify Owner from any liability for, these taxes.

     D. Notwithstanding anything in this Agreement to the contrary, and as required by Section 13-803 of the Tax-General Article of the Maryland Code, if the Construction Manager is a "Nonresident contractor" as that term is defined in Section 13-803(a)(2) and this Project meets the other requirements of Section 13-803, then, in such event, and without regard to whether all other conditions of Substantial Completion and Final Completion have been met under the Agreement, the Owner shall withhold 3% of the Contract Sum until thirty (30) days after the requirements of Section 13-803 have been met. This Section shall not supplement, but not limit, any other provisions of this Agreement authorizing the withholding of payment from the Construction Manager.

32.  PROJECT RECORD DOCUMENTS

     A. The Construction Manager shall maintain at the Site, unless otherwise directed by Owner, copies of all Drawings, Specifications, Addenda, Submittals, Changes of Contract, Change Directives, other contract modifications and other documents submitted in compliance with the Contract Documents.

     B. The Construction Manager shall check all sections of the Specifications for specific references to maintaining record drawings and diagrams (the "Project Record Documents"). These references are intended to clarify record documentation for particular items and are not intended to limit requirements generally.

     C. The Construction Manager shall ensure that each of the Project Record Documents shall be clearly marked "Project Record Copy" and shall be maintained in good condition and available at all times for inspection by Owner and Architect. The Construction Manager shall mark up the most appropriate documents to record significant changes during the construction process and significant details not shown in the original Contract Documents.

     D. The Construction Manager shall ensure that the information given shall include, but not be limited to, the actual location of the underground utilities and appurtenances, referenced to permanent surface improvements. Also, the location of internal piping, wiring, ductwork, conduit and appurtenances concealed in building structures, referenced to visible and accessible features of the structures. Project record documents are to be kept current. No Work shall be permanently concealed until the required information has been recorded.

     E. At the completion of the Project, Owner will furnish the Construction Manager with a complete set of current Contract Drawings. The Construction Manager shall transfer the recorded changes to the Drawings neatly with a permanent line of sufficient weight to clearly show the record changes. The Construction Manager shall stamp and sign a certification statement on each Drawing and page that the Drawings as submitted are correct and accurately depict the Work as it has been constructed. In addition, the Construction Manager shall provide a copy of thereof in electronic medium specified by the Owner. These drawings (the "As-Built Drawings") shall be submitted to Owner prior to acceptance of the Project by Owner and prior to the release of the Construction Manager's Final Payment. The Construction Manager shall maintain at the Site for the Owner and in an electronic medium specified by the Owner one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall also be available to the Architect and/or Owner's Consultants upon request and shall be delivered to the Owner upon completion of the Work. At the conclusion of the Work on the Project, these marked drawings shall be given to the Architect and used by him to produce a coordinated set of as-built drawings, showing all construction work performed on the Project as set in place during construction and revised to show the foregoing information and all changes made during construction form the original drawings. The Construction Manager shall be responsible and liable to the Owner for accurately and completely recording all of the information required by this paragraph on the marked set of drawings and shall, without increase in the GMP, review the as-built drawings prepared by the Architect to verify that this information has been accurately incorporated in the as-built drawings.

33.  RIGHT TO EXAMINE, INSPECT AND COPY RECORDS

     A. Maintenance of Records. The Construction Manager shall maintain all documents, information and records related to the Work for three (3) years after Final Payment or the final settlement of all Contract claims and disputes, whichever is later. The Construction Manager shall make such documents, information and records available to Owner for examination, inspection, audit and/or reproduction, at the Site and at the Owner's Nashville office, at all reasonable times, without increase in the GMP.

     B. Employees and Employer Payroll Records. The Owner, Architect, Owner's Consultants and their authorized representatives and designees shall also be allowed to interview any of the Construction Manager's employees during working hours on the job (so long as such interview does not unreasonably interfere with the progress of the Work), throughout the term of the Contract and until the later to occur of three (3) years after Final Payment or the final resolution of all claims and disputes under the Contract.

34.  OWNERSHIP AND USE OF DOCUMENTS; ROYALTIES AND PATENTS

     A. All Drawings, Project Plans and Specifications, or other documentation, and copies thereof, furnished by Architect, Owner or their agents, employees or consultants, are and shall remain the property of Owner. They are to be used by Construction Manager and all Subcontractors only with respect to this Project and are not to be used on any other project.

     B. The Owner shall also have the right to use all drawings, designs, specifications, notes and other design works developed by the Construction Manager or its Subcontractors, Sub Subcontractors or Suppliers in the performance of this Contract (including Shop Drawings, equipment drawings, wiring diagrams and system control diagrams and logic and any related computer software programs), and the ideas and designs contained therein, in connection with the Owner's occupancy, use, maintenance and repair of the Project and for additions, alterations or future construction to the Project, without paying the Construction Manager (or any Subcontractor, Sub Subcontractor or Supplier) any compensation other than such amounts as are due to the Construction Manager under this Contract. Notwithstanding the foregoing, however, the Owner agrees that the Construction Manager and its Subcontractors or Suppliers, as applicable, shall continue to own the standard boilerplate design features (that do not separately or in combination reflect the unique design of the Project) set forth in such drawings, designs, specifications, notes and other works, and shall have the right to use such design features in connection with the design and construction of other projects without the Owner's consent. The Owner agrees not to sell or convey any such information to any third party for consideration or value without the prior and written consent of the Construction Manager. The Construction Manager for a period of three (3) years after Final Payment for the Project agrees to furnish the original or copies of all such works at Owner's request and without additional compensation. In addition, the Owner agrees that the Construction Manager shall have no responsibility for (and the Owner shall indemnify the Construction Manager from and against) any claims, losses or damages arising out of the Owners use of the drawings, designs, specifications, notes and other design works developed by the Construction Manager or its Subcontractors, Sub Subcontractors or Suppliers pursuant to this Contract in connection with other projects or future alterations or additions to the Construction of this

Project, unless the Construction Manager or applicable Subcontractor is retained to perform the necessary work (including design work) relating to such use.

     C. The Construction Manager shall pay all royalties and license fees related to the Work. The Construction Manager shall defend all suits or claims for infringement of any copyrights, trademarks or patent rights arising out of the performance of the Work or out of the use or disposal of supplies furnished pursuant to this Contract and shall save Owner harmless from loss on account thereof; except that Owner shall be responsible for all such losses that result solely from a particular design, process or the product of a particular manufacturer or manufacturers that is specified in the Contract Documents, but if the Construction Manager has reason to believe that the design, process or product specified is an infringement of a patent, it shall be responsible for such loss unless it promptly gives such information in writing to Owner and Architect or should have discovered such information and given such information to Owner and Architect.

35.  OWNER-FURNISHED MATERIAL

     A. Owner reserves the right to procure certain materials for the Construction Manager's use on or installation in the Work, as designated by Owner. Upon request by Owner, the Construction Manager shall provide Owner with proposed quantities of such materials. Owner will review the Construction Manager's proposal and then the Construction Manager and Owner will mutually agree on the quantities sufficient to complete the Work. Upon such agreement, the Construction Manager shall certify in writing that the agreed upon quantities are sufficient to complete the Work. If the Owner requires the Construction Manager to provide work or services with respect to Owner-furnished materials after the Construction Manager and Owner have executed the GMP Amendment (or Separate GMP Amendment, as applicable), Construction Manager shall be entitled to an increase in the GMP (or Separate GMP, as applicable), pursuant to the provisions of this Contract, to the extent that such requirement constitutes a Material Change as defined in the Agreement. Correspondingly, Owner shall be entitled to a decrease in the GMP (or Separate GMP, as applicable) for any savings in cost of materials that are provided by Owner rather than Construction Manager.

     B. The Construction Manager shall inspect all items procured by Owner to determine their conformance in quality and general condition to shipping documents and descriptive literature. The Construction Manager shall supply all labor and equipment for unloading, storing on- or off-site, intermediate moving to the Site, handling on the Site and final placement and installation of such items. While the item is in the custody of the Construction Manager, it shall protect it and handle it as its own. The Owner agrees that the Construction Manager shall not be responsible for latent defects inherent in the shipment, manufacture or quality of Owner-furnished materials.

     C. Construction Manager shall provide all labor, materials, tools, equipment, incidentals and services necessary for the complete installation of any items procured by Owner for which the Construction Manager is responsible pursuant to the Contract Documents. Such installation shall include setting in place, connecting and making operational said items.

36.  DISPUTES

     A. Any and all disputes arising hereunder which are not otherwise amicably resolved by mutual agreement shall be resolved by the courts of competent jurisdiction located in the state in which the Project is located.

     B. The presence of claims, disputes or controversies between the Construction Manager and any other party, including Owner and Architect, over any matter whatsoever, or legal proceedings arising from such claims, disputes or controversies, shall not relieve the Construction Manager of its obligation, during the resolution of any such claims, disputes or controversies, to continue to perform its Work properly and timely and to comply with all of the terms and conditions of the Contract. Similarly, Owner agrees that it shall make payment of any amounts due Construction Manager pursuant to this Contract that are not in good faith contested by Owner and/or not subject to reduction or set off by Owner pursuant to the provisions of this Contract, notwithstanding the presence of a dispute or controversy regarding any other amounts due to Construction Manager hereunder. As used herein, a "claim" is a demand or assertion by one of the parties seeking an adjustment or interpretation of the terms of any Contract Document, an increase in the Guaranteed Maximum Price (or Separate GMP, as applicable), an extension of the Completion Date(s) or Milestone Dates, any other payment of money, damages or costs or an extension of time or other relief with respect to the terms of this Agreement or the Work performed on the Project. The term "claim" also includes all other disputes and matters in question between the Owner and Construction Manager arising out of or relating to this Agreement or the Project. All claims must be made by written notice. The responsibility to substantiate claims shall rest with the party making the claim.

          Notwithstanding any other provision of this Contract, the Construction Manager shall not be entitled to make any claim for any increase in the Guaranteed Maximum Price (or any Separate GMP, as applicable) or for any extension of the Completion Date(s) or Milestone Dates or for any other costs, expenses, damages or relief of any kind or nature regardless of the asserted cause unless the Construction Manager has made such claim in writing to the
Owner: (1) no later than the date established by the applicable provisions of this Contract; or (2) if no such date has been established no later than fourteen (14) days after the first occurrence of the event giving rise to such claim or within fourteen (14) days after the Construction Manager first recognized or, acting reasonably, should have recognized, the condition giving rise to the claim, whichever is later. The failure to make any such claim in writing and within the time limits established by this Paragraph shall mean that the claim has been waived by the Construction Manager, and that the Construction Manager shall be precluded from any recovery of any kind in connection with the occurrence or condition giving rise to said claim and that the Construction Manager shall perform all Work required by or in connection with any such event or condition without any extension in the Completion Date(s) or Milestone Dates or any increase in the Guaranteed Maximum Price (or Separate GMP, as applicable) and/or any other increase in compensation or other damages of any kind or nature.

     C. The Construction Manager agrees that its sole and complete remedy with respect to any successful Claim based on Material Changes or suspension of the Work by Owner for reason other than the wrongful act or omission of Construction Manager or any of its Subcontractors, Sub-subcontractors or suppliers shall be a time extension and the actual and reasonable increased Cost of the Work (limited to Owner Excused Delay Cost, in the case of Owner Excused Delay Cost), if any, incurred by the Construction Manager as a result of the occurrence or condition giving rise to the claim, as provided in the Contract. This amount shall be considered inclusive of all delay, acceleration, impact or other costs allegedly incurred as a result of such occurrence or condition and no additional damages or costs shall be recovered by the Construction Manager. There shall be no increase in Construction Manager's Fee and increase in Fixed General Conditions shall be governed by the remaining provisions of the Contract.

37.  MISCELLANEOUS

     A. Applicable Law. The Contract Documents shall be construed in accordance with the laws of the state of Maryland.

     B. Severability. If any of the provisions of the Contract Documents shall contravene or be invalid under any Laws, such contravention or invalidity shall not invalidate the whole Contract or any other provision contained within the Contract Documents, but the Contract Documents shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Parties shall be enforced accordingly, provided, however, that if the invalidity of such provision is so material as to render the entire Contract incapable of meaningful interpretation or enforcement (and the Construction Manager and Owner are not able to amend and reform the Contract as set forth in this Paragraph below within thirty (30) days after the provision is declared invalid), the Contract shall be deemed terminated for convenience by the Owner, pursuant to the provisions of Paragraph 19B of these General Conditions. If any term or provision hereof is or becomes invalid or unenforceable, the Construction Manager and Owner will in good faith attempt to replace it by a term or provision which is valid and enforceable, and which comes as close as possible to expressing the intention of the invalid or unenforceable term or provision.

     C. Rights and Remedies. Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not in limitation of duties, obligations, rights and remedies otherwise imposed or available at law.

     D. Non-Waiver. Except as provided in Paragraph 37C above, no action or failure to act by Construction Manager, Owner or Architect, their agents or employees, shall constitute a waiver of any right or duty afforded to Construction Manager or Owner under the Contract Documents, nor shall any such action or failure to act constitute approval of or acquiescence in any breach thereunder, except as may be specifically agreed in writing. No payment

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made hereunder shall be deemed to constitute an acceptance or approval of any defective or unsatisfactory Work or material, or a waiver of Owner's or Architect's right to reject the same later.

     E. Conventions. The captions of Articles, Paragraphs and various Subparagraphs in the Contract Documents are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of any Article, Paragraph or Subparagraph herein. Words of any gender used in the Contract Documents shall be held to include any other gender, and words used in the singular shall be held to include the plural, when the sense requires.

     F. Survival of Obligations. All provisions of the Contract Documents, which by their terms require performance by Owner or the Construction Manager after termination of this Contract, shall survive any such termination. The Parties' obligations with respect to insurance, indemnification, warranty, records audits, unresolved claims and disputes and other such obligations, shall survive the termination of this Contract.

     G. Confidentiality. Other than the Construction Manager's disclosure to its lenders, attorneys, accountants and bonding companies of the existence of the Contract and the value of the work-in-process, the Construction Manager shall not, without the prior written consent of the Owner, disclose or make available to any person, or use, directly or indirectly, except for the performance and implementation of the Work, any confidential information in connection with the performance of this Contract, including the award of this Contract, unless required to do so by order of a court or public authority having jurisdiction (in which case Construction Manager shall, prior to complying with such order, give written notice and a copy of such order to Owner and allow Owner to contest or seek a protective order limiting such disclosure). Construction Manager may have access to information with regard to systems, concepts, designs, trade secrets, financial data and general business information of Gaylord Entertainment Company, its subsidiary, affiliated and related companies which is not generally known by the public and which gives Gaylord Entertainment Company an advantage over its competitors. The Project, and all matters relating to it, including any discussions between Gaylord Entertainment Company, its subsidiary, affiliated and related companies and Construction Manager are considered and will be treated as confidential information by Construction Manager and Construction Manager's employees and Subcontractors at all tiers. Construction Manager agrees to refrain at all times from disclosing any confidential information to others or from using it except for the benefit of Owner and Gaylord Entertainment Company and to refrain from any other acts which would tend to impair the value of the confidential information to Gaylord Entertainment Company. Construction Manager will include this provision in each Subcontract at every tier and into agreements with its employees assigned to the Project so that each will agree to the provisions of this Paragraph.

     Further, without the prior written approval of Gaylord Entertainment Company, Construction Manager and Construction Manager's employees will not discuss the Project or their relationship to it with any branch of the media or with any third party nor will they furnish any written materials, photographs, drawings or sketches relating to the Project to any media entity or third party. Construction Manager will not use the name Gaylord Hotels or Gaylord Entertainment Company, or any variant thereof, or its association with Owner or Gaylord Entertainment Company, its subsidiary, affiliated and related companies in any form of advertising or promotion without the prior written consent of Gaylord Entertainment Company. Further Construction Manager will not use the name of Gaylord Entertainment Company, its subsidiary, affiliated or related companies or any of its fanciful characters or themes, whether real or fictitious, associated with Gaylord Entertainment Company, its subsidiary, affiliated or related companies' products, or any other intellectual properties owned or controlled by Gaylord Entertainment Company or any of its subsidiary, affiliated or related companies without the prior written consent of Gaylord Entertainment Company. Any consent required by this Paragraph may be given, conditioned or withheld by Gaylord Entertainment Company for any reason in its sole discretion.

     H. Entire Agreement. The Contract comprises the entire agreement between the Owner and Construction Manager and supersedes all prior written or oral agreements, understandings, representations, negotiations and correspondence between the parties. The Contract shall not be amended or modified by the silence of Owner, the failure of Owner to act, any course of dealing, course of performance or usage of trade and may only be amended or modified by written instrument. The Construction Manager and Owner agree and stipulate conclusively that both parties received the benefit of counsel before signing the Agreement and that both parties participated equally in the drafting of this Agreement. No drafts of any of the Contract Documents shall be used to interpret the meaning or intent of the provisions of the Contract.

LIST OF EXHIBITS TO GENERAL CONDITIONS

Exhibit #   Name
---------   ----
     1      Requisition
     2      Sworn Statement for Construction Manager & Subcontractor
     3      Partial Waiver of Lien
     4      General Release and Final Waiver of Lien
     5      Schedule of Values
     6      Construction Manager's Daily Report
     7      Subcontractor's Daily Report
     8      Historic Preservation Requirements
     9      Subguard Insurance Program
    10      Change Directive Form
    11      Change of Contract Form
    12      Owner Controlled Insurance Program and Forms
    13      Prevailing Wage Requirements
    14      Fixed Asset Property Value Summary

                             GMP AMENDMENT NUMBER 1
                                       TO
            AGREEMENT BETWEEN THE OWNER AND THE CONSTRUCTION MANAGER

This Separate GMP Amendment is executed this 9th day of May, 2005, by Gaylord National, LLC ("Owner") and Perini/Tompkins JV ("Construction Manager") pursuant to the Agreement of even dated herewith ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.

     1. Pursuant to the Agreement, Construction Manager hereby agrees that the Separate Guaranteed Maximum Price ("Separate GMP") for the following Early Work to be performed on the Project shall be $350,000.00. The Early Work covered by this Separate GMP Amendment generally consists of the following: Preconstruction Phase Services described by Paragraphs 5.2.5 through 5.s.6.4 of this Agreement to reach a GMP by September 1, 2005.

     2. The GMP Design Documents for the Early Work and any subsequent revisions thereto upon which his Separate GMP Amendment is based, are identified as the Design Development Set. For pricing purposes use the finish schedule issues at Schematic Design.

     3. The Owner and Construction Manager agreed that the Work required by this Separate GMP Amendment has commenced and shall continue until complete in accordance with a schedule established by the Owner.

OWNER                                   CONSTRUCTION MANAGER

GAYLORD NATIONAL, LLC                   PERINI BUILDING COMPANY

BY GAYLORD HOTELS, LLC
ITS: SOLE MEMBER


/s/ David C. Kloeppel                   /s/ Sam Sabin
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)
David C. Kloeppel                       Sam Sabin, Sr. VP
(Printed Name and Title)                (Printed Name and Title)
May 30, 2005                            May 9, 2005
(Date)                                  (Date)


                                        TURNER CONSTRUCTION COMPANY


                                        /s/ Edward Small
                                        ----------------------------------------
                                        (Signature)
                                        Edward Small, President,
                                        Tompkins Builders
                                        (Printed Name and Title)
                                        May 11, 2005
                                        (Date)

                             GMP AMENDMENT NUMBER 2
                                       TO
            AGREEMENT BETWEEN THE OWNER AND THE CONSTRUCTION MANAGER

This GMP Amendment is executed this 27th day of July, 2005, by GAYLORD NATIONAL, LLC ("Owner") and PERINI TOMPKINS JOINT VENTURE ("Construction Manager") pursuant to the Agreement dated May 9, 2005 ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.

     1. Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price ("GMP") for the Work to be performed on the Project (including all Work under this GMP Amendment and all preconstruction services performed under that Separate GMP Amendment dated May 9, 2005) shall be $31,530,539 and that the GMP is divided as follows: (a) Preconstruction Services are $350,000, (b) the Construction Manager's Lump Sum General Conditions are $19,255,989, (c) Interim General Conditions are $0, (d) the Cost of the Work equals $10,422,050; (e) the Construction Manager's Fee for this GMP is $981,500 and (e) Contingency is $521,000.

     2. The GMP Design Documents and any subsequent revision thereto upon which this GMP Amendment is based, are identified in Exhibit 1 attached hereto.

     3. The Completion Date(s) for the work included in this GMP, pursuant to Paragraph 4.2 of the Agreement, shall be as set forth therein and substantially complete by March 30, 2006.

     4. The Owner and Construction Manager agree that the Work required by this GMP Amendment has been commenced or shall commence on May 9, 2005.

OWNER                                   CONSTRUCTION MANAGER

GAYLORD NATIONAL, LLC                   PERINI TOMPKINS JOINT VENTURE

BY GAYLORD HOTELS, LLC
ITS: SOLE MEMBER


/s/ David C. Kloeppel                   /s/ Robert E. Callie
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)
EVP                                     Proj. Exec.
(Title)                                 (Title)

                             GMP AMENDMENT NUMBER 3
                                       TO
            AGREEMENT BETWEEN THE OWNER AND THE CONSTRUCTION MANAGER

This GMP Amendment is executed this 29th day of August, 2005, by GAYLORD NATIONAL, LLC ("Owner") and PERINI TOMPKINS JOINT VENTURE ("Construction Manager") pursuant to the Agreement dated May 9, 2005 ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.

     1. Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price ("GMP") for the Work to be performed on the Project (including all Work under this GMP Amendment and all preconstruction services performed under that Separate GMP Amendment dated May 9, 2005) shall be $67,990,341 and that the GMP is divided as follows: (a) Preconstruction Services are $350,000, (b) the Construction Manager's Lump Sum General Conditions are $19,255,989, (c) Interim General Conditions are Disputed ($522,000 not included in the above amount), (d) the Cost of the Work equals $44,052,676, (e) the Construction Manager's Fee for this GMP is $2,129,145 and (e) Contingency is $2,202,531.

     2. The GMP Design Documents and any subsequent revision thereto upon which this GMP Amendment is based, are identified in Exhibit 1 attached hereto.

     3. The Completion Date(s) for the work included in this GMP, pursuant to Paragraph 4.2 of the Agreement, shall be as set forth therein and substantially complete by March 30, 2006.

     4. The Owner and Construction Manager agree that the Work required by this GMP Amendment has been commenced or shall commence on May 9, 2005.

OWNER                                   CONSTRUCTION MANAGER

GAYLORD NATIONAL, LLC                   PERINI TOMPKINS JOINT VENTURE

BY GAYLORD HOTELS, LLC
ITS: SOLE MEMBER


/s/ David C. Kloeppel                   /s/ Sam Sabin
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)
EVP & CFO                               Sr. VP
(Title)                                 (Title)

                             GMP AMENDMENT NUMBER 4
                                       TO
            AGREEMENT BETWEEN THE OWNER AND THE CONSTRUCTION MANAGER

This GMP Amendment is executed this 17th day of November, 2005, by GAYLORD NATIONAL, LLC ("Owner") and PERINI TOMPKINS JOINT VENTURE ("Construction Manager") pursuant to the Agreement dated May 9, 2005 ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.

     1. Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price ("GMP") for the Work to be performed on the Project (including all Work under this GMP Amendment Number 4 and all Work previously authorized pursuant to GMP Amendment Numbers 1, 2 and 3, shall be $155,251,671 and that the GMP is accounted as follows: (a) Preconstruction Services equals $350,000, (b) the Construction Manager's Lump Sum General Conditions equals $19,255,989, (c) Interim General Conditions are Disputed ($522,000 not included in this GMP), (d) the Cost of the Work equals $144,581,551, (e) the Construction Manager's Fee equals $4,875,870 and (f) Contingency equals $6,227,036.

     2. The GMP Design Documents and any subsequent revision thereto upon which this GMP Amendment is based, are identified in Exhibit 1 attached hereto.

     3. The Owner and Construction Manager agree that the Work required by this GMP Amendment has been commenced or shall commence on July 1, 2005.

     4. Reference is made to Exhibit "E" Early Release of Retention of the Agreement Between The Owner and The Construction Manager dated May 9, 2005; It is understood and agreed that said exhibit is modified s follows; No retainage shall be withheld on concrete, reinforcing steel, post tension and welded wire fabric materials. Retainage on reinforcing steel installation shall be at 5% until the reinforcing steel and post-tension installation has reached 50% at which time no further retainage shall be held. Final retainage shall be released in accordance with the provisions of Exhibit "E".

OWNER                                   CONSTRUCTION MANAGER

GAYLORD NATIONAL, LLC                   PERINI TOMPKINS JOINT VENTURE

BY GAYLORD HOTELS, LLC
ITS: SOLE MEMBER


/s/ David C. Kloeppel                   /s/ Sam Sabin
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)
EVP & CFO                               Sr. VP
(Title)                                 (Title)

                             GMP AMENDMENT NUMBER 5
                                       TO
            AGREEMENT BETWEEN THE OWNER AND THE CONSTRUCTION MANAGER

This GMP Amendment is executed this 14th day of December, 2005, by GAYLORD NATIONAL, LLC ("Owner") and PERINI TOMPKINS JOINT VENTURE ("Construction Manager") pursuant to the Agreement dated May 9, 2005 ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.

     1. Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price ("GMP") for the Work to be performed on the Project (including all Work under this GMP Amendment Number 5 and all Work previously authorized pursuant to GMP Amendment Numbers 1, 2, 3 and 4, shall be $164,998,943.00 and that the GMP is accounted as follows: (a) Preconstruction Services equals $350,000, (b) the Construction Manager's Lump Sum General Conditions equals $19,255,989, (c) Interim General Conditions are Disputed ($522,000 not included in this GMP), (d) the Cost of the Work equals $133,533,687, (e) the Construction Manager's Fee equals $5,182,685 and (f) Contingency equals $6,676,582.

     2. The GMP Design Documents and any subsequent revisions, thereto upon which this GMP Amendment is based, are identified in Exhibit 1 attached hereto.

     3. The completion dates and interim milestone dates in the contract will be evaluated, presented and adjusted once the final permits and drawings are received. The schedule modifications once evaluated will be presented for Owner's review.

     4. The Owner has directed the Construction Manager to proceed with all work for the changes and revisions shown on the Contact Documents associated with the Alternate Meeting Rooms located in the upper level of the Convention Center.

OWNER                                   CONSTRUCTION MANAGER

GAYLORD NATIONAL, LLC                   PERINI TOMPKINS JOINT VENTURE

BY GAYLORD HOTELS, LLC
ITS: SOLE MEMBER


/s/ David C. Kloeppel                   /s/ Neil Kelly
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)
EVP & CFO                               Principle in Charge
(Title)                                 (Title)

                             GMP AMENDMENT NUMBER 6
                                       TO
            AGREEMENT BETWEEN THE OWNER AND THE CONSTRUCTION MANAGER

This separate GMP Amendment is executed this 17th day of January, 2006, by GAYLORD NATIONAL, LLC ("Owner") and PERINI TOMPKINS JOINT VENTURE ("Construction Manager") pursuant to the Agreement dated May 9, 2005 ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.

     1. Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price (GMP) for the Work to be performed on the Project (including all Work under this GMP Amendment Number 6 and all Work previously authorized pursuant to GMP Amendments Numbers 1, 2, 3, 4 and 5, shall be $200,883,028 and that the GMP is accounted as follows: (a) Preconstruction Services equals $350,000, (b) the Construction Manager's Lump Sum General Conditions equals $19,255,989, (c) the Cost of the Work equals $167,505,270, (d) the Construction Manager's Fee equals $6,312,208 and (3) Contingency equals $8,331,561.

     2. The completion dates and interim milestone dates in the contract will be evaluated, presented and adjusted once the final permits and drawings are received. The schedule modifications once evaluated will be presented for Owner's review.

OWNER                                   CONSTRUCTION MANAGER

GAYLORD NATIONAL, LLC                   PERINI TOMPKINS JOINT VENTURE

BY GAYLORD HOTELS, LLC
ITS: SOLE MEMBER


/s/ David C. Kloeppel                   /s/ Neil Kelly
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)
EVP & CFO                               Principle in Charge
(Title)                                 (Title)

                             GMP AMENDMENT NUMBER 7
                                       TO
            AGREEMENT BETWEEN THE OWNER AND THE CONSTRUCTION MANAGER

This Separate GMP Amendment is executed this 17th day of February, 2006, by GAYLORD NATIONAL, LLC ("Owner") and PERINI TOMPKINS JOINT VENTURE ("Construction Manager") pursuant to the Agreement dated May 9, 2005 ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein:

     1. Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price ("GMP") for the Work to be performed on the Project (including all Work under this GMP Amendment Number 7 and all Work previously authorized pursuant to GMP Amendment Numbers 1, 2, 3, 4, 5 and 6 shall be $236,333,726 and that the GMP is accounted as follows: (a) Preconstruction Services equals $350,000, (b) the Construction Manager's Lump Sum General Conditions equals $19,255,989, (c) the Cost of the Work equals $201,318,086, (d) the Construction Manager's Fee equals $7,428,089 and (e) Contingency equals $8,331,561.

     2. Reference is made to Exhibit "E" Early Release of Retention of the Agreement Between The Owner and The Construction manager dated May 9, 2005; It is understood and agreed that said exhibit is modified as follows; No retainage shall be withheld on formwork materials. Retainage on formwork installation shall be at 5% until the formwork has reach 50% at which time no further retainage shall be held. Final retainage shall be released in accordance with the provisions of Exhibit "E".

OWNER                                   CONSTRUCTION MANAGER

GAYLORD NATIONAL, LLC                   PERINI TOMPKINS JOINT VENTURE

BY GAYLORD HOTELS, LLC
ITS: SOLE MEMBER


/s/ David C. Kloeppel                   /s/ Neil Kelly
-------------------------------------   ----------------------------------------
(Signature)                             (Signature)
EVP & CFO                               Principle in Charge
(Title)                                 (Title)


                                        1